FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226850-03

Dated August 5, 2019	BBCMS 2019-C4

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2019-C4
$937,339,143 (Approximate Mortgage Pool Balance)

$835,403,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, SERIES 2019-C4

Barclays Capital Real Estate Inc.

Societe Generale Financial Corporation

UBS AG

Starwood Mortgage Capital LLC

Rialto Real Estate Fund III – Debt, LP

CIBC Inc.

Natixis Real Estate Capital LLC

Mortgage Loan Sellers

Barclays	Natixis	UBS Securities LLC	Société Générale

Co-Lead Managers and Joint Bookrunners
CIBC World Markets Co-Manager		Drexel Hamilton, LLC Co-Manager	Academy Securities, Inc. Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated August 5, 2019	BBCMS 2019-C4

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, Natixis Securities Americas LLC, CIBC World Markets Corp., Drexel Hamilton, LLC and Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226850) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2019-C4 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation 2017/1129/EU (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$24,699,000	$23,654,000	$1,045,000	30.000%	2.72	9/19-5/24	41.5%	16.4%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$22,190,000	$21,251,000	$939,000	30.000%	4.82	5/24-8/24	41.5%	16.4%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$11,700,000	$11,205,000	$495,000	30.000%	6.96	8/26-8/26	41.5%	16.4%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	41.5%	16.4%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	41.5%	16.4%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$35,614,000	$34,107,000	$1,507,000	30.000%	7.01	8/24-8/28	41.5%	16.4%
X-A(8)	Aaa(sf) / AAAsf / AAA(sf)	$656,137,000(8)	$628,381,000(8)	$27,756,000(8)	N/A	N/A	N/A	N/A	N/A
X-B(9)	NR / A-sf / AAA(sf)	$179,266,000(9)	$171,682,000(9)	$7,584,000(9)	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAA(sf)	$100,764,000	$96,501,000	$4,263,000	19.250%	9.93	7/29-8/29	47.9%	14.2%
B	NR / AA-sf / AA-(sf)	$41,008,000	$39,273,000	$1,735,000	14.875%	9.96	8/29-8/29	50.5%	13.5%
C	NR / A-sf / A-(sf)	$37,494,000	$35,908,000	$1,586,000	10.875%	9.96	8/29-8/29	52.9%	12.9%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D(11)	NR / BBB-sf / BBB-(sf)	$41,009,000(11)	$39,273,000(11)	$1,736,000(11)	N/A	N/A	N/A	N/A	N/A
X-F(12)	NR / BB-sf / BB-(sf)	$17,575,000(12)	$16,831,000(12)	$744,000(12)	N/A	N/A	N/A	N/A	N/A
X-G(13)	NR / B-sf / B-(sf)	$9,373,000(13)	$8,976,000(13)	$397,000(13)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB(sf)	$23,433,000	$22,441,000	$992,000	8.375%	9.96	8/29-8/29	54.3%	12.6%
E	NR / BBB-sf / BBB-(sf)	$17,576,000	$16,832,000	$744,000	6.500%	9.96	8/29-8/29	55.4%	12.3%
F	NR / BB-sf / BB-(sf)	$17,575,000	$16,831,000	$744,000	4.625%	9.96	8/29-8/29	56.6%	12.1%
G	NR / B-sf / B-(sf)	$9,373,000	$8,976,000	$397,000	3.625%	9.96	8/29-8/29	57.2%	11.9%
H-RR	NR / NR / NR	$33,979,142	$32,541,000	$1,438,142	0.000%	9.96	8/29-8/29	59.3%	11.5%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, and Class X-G Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts.
(2)	On the Closing Date, the certificates with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” (such certificates, collectively the “VRR Interest”), as well as an approximately 4.23% interest in the Class S Certificates, are expected to be purchased for cash from the underwriters by a majority-owned affiliate of Rialto Real Estate Fund III – Debt, LP (a sponsor and affiliate of the special servicer), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention” in the Preliminary Prospectus.
(3)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and an August 28, 2019 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated August 5, 2019 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, available certificate balances, retained certificate balances, weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial available certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $561,934,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$100,000,000 – $280,000,000	$95,770,000 – $268,156,000	$4,230,000 – $11,844,000	9.21 – 9.57	8/28 – 2/29 / 8/28 – 6/29
Class A-5	$281,934,000 – $461,934,000	$270,008,000 – $442,394,000	$11,926,000 – $19,540,000	9.86 – 9.83	2/29 – 7/29 / 6/29 – 7/29
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(9)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Indicative Capital Structure

(10)	The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class H-RR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class S and Class R Certificates are not shown above.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.
(13)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Summary of Transaction Terms

Securities Offered:	$835,403,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, and Natixis Securities Americas LLC.
Co-Managers:	CIBC World Markets Corp., Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (22.3%), Societe Generale Financial Corporation (“SGFC”) (17.6%), UBS AG (“UBS AG”) (15.8%), Starwood Mortgage Capital LLC (“SMC”) (13.6%), Rialto Real Estate Fund III – Debt, LP (“RREF”) (12.0%), CIBC Inc. (“CIBC”) (9.4%), and Natixis Real Estate Capital LLC (“Natixis”) (9.3%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).
Initial Risk Retention Consultation Party:	RREF III-D BBCMS 2019-C4 MOA, LLC, a majority-owned affiliate of Rialto Real Estate Fund III – Debt, LP.
Initial Majority Controlling Class Certificateholder:	RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP.
U.S. Credit Risk Retention:

Rialto Real Estate Fund III – Debt, LP, the retaining sponsor, intends to retain or cause majority-owned affiliates to retain (i) approximately 4.23% of the certificate balance or notional amount or percentage interest in each class of certificates (other than the Class R certificates) and (ii) an “eligible horizontal residual interest”, in the form of the Class H-RR certificates (excluding the portion comprising the VRR Interest), in a manner that satisfies the U.S. credit risk retention requirements.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about August 28, 2019.
Cut-off Date:	With respect to each mortgage loan, the related due date in August 2019, or in the case of any mortgage loan that has its first due date after August 2019, the date that would have been its due date in August 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2019.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2019.
Assumed Final Distribution Date:	The Distribution Date in August 2029 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in August 2052.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off date (solely for the purposes of this calculation, if such right is being exercised after August 2029 and the Moffett Towers II - Buildings 3 & 4 mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the Cut-off date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Summary of Transaction Terms

specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight and Thomson Reuters Corporation.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	10	58	$209,455,792	22.3%
SGFC	11	41	$164,513,498	17.6%
UBS AG	14	214	$147,793,992	15.8%
SMC	12	25	$127,448,137	13.6%
RREF	12	14	$112,630,173	12.0%
CIBC	11	19	$88,480,052	9.4%
Natixis	3	6	$87,017,500	9.3%
Total:	73	377	$937,339,143	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$937,339,143
Number of Mortgage Loans:	73
Number of Mortgaged Properties:	377
Average Cut-off Date Balance per Mortgage Loan:	$12,840,262
Weighted Average Current Mortgage Rate:	4.43256%
10 Largest Mortgage Loans as % of IPB:	38.9%
Weighted Average Remaining Term to Maturity/ARD:	116 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.15x
Weighted Average UW NOI Debt Yield(1):	11.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	59.3%
Weighted Average Maturity Date/ARD LTV (1)(3):	54.4%
Other Statistics
% of Mortgage Loans with Additional Debt:	19.7%
% of Mortgaged Loans with Single Tenants(4):	23.0%
% of Mortgaged Loans secured by multiple Properties:	35.3%
Amortization
Weighted Average Original Amortization Term(5):	350 months
Weighted Average Remaining Amortization Term(5):	349 months
% of Mortgage Loans with Interest-Only:	41.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	28.6%
% of Mortgage Loans with Amortizing Balloon:	22.6%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	6.9%
Lockboxes(6)
% of Mortgage Loans with Hard Lockboxes:	52.1%
% of Mortgage Loans with Springing Lockboxes:	33.1%
% of Mortgage Loans with No Lockbox:	7.6%
% of Mortgage Loans with Soft Lockboxes:	7.3%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	74.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	57.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	66.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	39.6%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(5)	Excludes 24 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(6)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	Moffett Towers II - Buildings 3 & 4	Sunnyvale, CA	Barclays	1	$65,000,000	6.9%	701,266	Office	3.46x	13.2%	44.3%	44.3%
2	188 Spear Street	San Francisco, CA	Barclays	1	$60,000,000	6.4%	218,669	Office	2.83x	10.5%	57.6%	57.6%
3	Vanguard Portfolio	Malvern, PA	Natixis	4	$57,017,500	6.1%	568,658	Office	2.03x	10.1%	61.8%	61.8%
4	ExchangeRight Net Leased Portfolio 28	Various, Various	SGFC	23	$44,000,000	4.7%	482,428	Various	2.25x	9.5%	61.9%	61.9%
5	Inland Life Storage Portfolio	Various, Various	Barclays	32	$31,297,500	3.3%	17,278	Self Storage	1.68x	9.5%	61.8%	53.2%
6	Emerald Pointe Apartments	Harvey, LA	RREF	1	$25,000,000	2.7%	408	Multifamily	2.73x	10.9%	53.7%	53.7%
7	Hilton Garden Inn - San Diego Mission Valley Stadium	San Diego, CA	UBS AG	1	$23,100,000	2.5%	178	Hotel	1.88x	13.5%	64.2%	55.0%
8	2 North 6th Place	Brooklyn, NY	Natixis	1	$20,000,000	2.1%	554	Multifamily	3.00x	13.9%	25.8%	25.8%
9	Tower Plaza	Temecula, CA	SMC	1	$20,000,000	2.1%	132,151	Retail	1.60x	10.1%	60.6%	55.1%
10	ILPT Hawaii Portfolio	Various, HI	UBS AG	186	$19,000,000	2.0%	9,591,512	Various	2.40x	10.6%	45.2%	45.2%

	Top 3 Total/Weighted Average			6	$182,017,500	19.4%			2.80x	11.3%	54.2%	54.2%
	Top 5 Total/Weighted Average			61	$257,315,000	27.5%			2.57x	10.8%	56.4%	55.4%
	Top 10 Total/Weighted Average			251	$364,415,000	38.9%			2.50x	11.1%	54.7%	53.1%
	Non-Top 10 Total/Weighted Average			126	$572,924,143	61.1%			1.93x	11.8%	62.3%	55.2%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1 and 5, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu / Subordinate Loan(s) Securitizations	Related Loan(s) Original Balance
1	Moffett Towers II - Buildings 3 & 4	Barclays	$65,000,000	$350,000,000	MFTII 2019-B3B4(2)	KeyBank	Situs	MFTII 2019-B3B4 BANK 2019-BNK19(4) WFCM 2019-C52(5) CGCMT 2019-GC41(6) CD 2019-CD8(7) Future Securitization(s)	$160,000,000 $50,000,000 $49,750,000 $55,250,000 $34,450,000 $90,550,000
2	188 Spear Street	Barclays	$60,000,000	$125,000,000	BBCMS 2019-C4	Wells	Rialto	WFCM 2019-C52(5) WFCM 2019-C51	$18,000,000 $47,000,000
3	Vanguard Portfolio	Natixis	$57,017,500	$116,842,500	BBCMS 2019-C3(2)	Midland	Midland	BBCMS 2019-C3 Future Securitization(s)	$55,000,000 $4,825,000
4	ExchangeRight Net Leased Portfolio 28	SGFC	$44,000,000	$63,943,000	BBCMS 2019-C4	Wells	Rialto	Future Securitization(s)	$19,943,000
5	Inland Life Storage Portfolio	Barclays	$31,297,500	$139,100,000	(3)	(3)	(3)	WFCM 2019-C52(5) Future Securitization(s)	$31,297,500 $76,505,000
8	2 North 6th Place	Natixis	$20,000,000	$160,600,000	NCMS 2019-LVL(2)	KeyBank	Situs	NCMS 2019-LVL CSAIL 2019-C15	$206,000,000 $34,000,000
10	ILPT Hawaii Portfolio	UBS AG	$19,000,000	$650,000,000	ILPT 2019-SURF	Midland	Rialto	ILPT Trust 2019-SURF MSC 2019-H6 BMARK 2019-B11 BANK 2019-BNK17 BANK 2019-BNK18 UBS 2019-C16 BBCMS 2019-C3	$390,000,000 $40,000,000 $78,000,000 $50,000,000 $40,000,000 $23,000,000 $10,000,000
12	Meidinger Tower	UBS AG	$19,000,000	$28,000,000	BBCMS 2019-C4	Wells	Rialto	Future Securitization(s)	$9,000,000
16	125 Borinquen Place	SMC	$17,000,000	$52,000,000	MSC 2019-H7	Midland	LNR	MSC 2019-H7	$35,000,000
17	Visions Hotel Portfolio II	SMC	$16,680,318	$62,126,694	MSC 2019-H7	Midland	LNR	MSC 2019-H7 Future Securitization(s)	$28,500,000 $17,000,000
18	Maui Portfolio	UBS AG	$16,000,000	$28,500,000	BBCMS 2019-C4	Wells	Rialto	Future Securitization(s)	$12,500,000
19	SWVP Portfolio	SGFC	$15,000,000	$200,000,000	BBCMS 2019-C3	Midland	Midland	BBCMS 2019-C3 CSAIL 2019-C16 BMARK 2019-B11 JPMCC 2019-COR5 BMARK 2019-B12(8)	$45,000,000 $40,000,000 $50,000,000 $35,000,000 $15,000,000
21	Mount Kemble	RREF	$14,000,000	$31,000,000	WFCM 2019-C52	Wells	LNR	WFCM 2019-C52(5)	$17,000,000
27	Renaissance Center VI	RREF	$12,500,000	$35,000,000	WFCM 2019-C52	Wells	LNR	WFCM 2019-C52(5)	$22,500,000
29	Marriott SpringHill Suites and Towneplace Suites	SMC	$12,267,819	$22,241,655	BBCMS 2019-C4	Wells	Rialto	Future Securitization(s)	$10,000,000
33	ExchangeRight Net Leased Portfolio #27	Barclays	$10,050,000	$51,050,000	WFCM 2019-C51	Wells	C-III	WFCM 2019-C51	$41,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu / Subordinate Loan(s) Securitizations	Related Loan(s) Original Balance
34	10000 Santa Monica Boulevard	Natixis	$10,000,000	$220,000,000	NCMS 2019-10K(2)	KeyBank	KeyBank	NCMS 2019-10K BMARK 2019-B12(8) Future Securitization(s)	$230,000,000 $50,000,000 $60,000,000
35	Town Square	RREF	$10,000,000	$34,000,000	WFCM 2019-C50	Wells	Rialto	WFCM 2019-C50	$24,000,000
36	Ambler Yards	UBS AG	$10,000,000	$23,300,000	(9)	(9)	(9)	Future Securitization(s)	$13,300,000
39	CIRE Equity Retail & Industrial Portfolio	UBS AG	$9,440,000	$128,600,000	BMARK 2019-B12	Midland	Midland	BMARK 2019-B12(8) WFCM 2019-C51 CGCMT 2019-GC41(6) Future Securitization(s)	$50,000,000 $22,000,000 $27,160,000 $20,000,000
(1)	In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans.
(2)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans” in the Preliminary Prospectus.
(3)	In the case of Loan No. 5, the related whole loan will be serviced under the WFCM 2019-C52 pooling and servicing agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement.
(4)	The BANK 2019-BNK19 securitization is expected to close on or about August 8, 2019.
(5)	The WFCM 2019-C52 securitization is expected to close on or about August 20, 2019.
(6)	The CGCMT 2019-GC41 securitization is expected to close on or about August 20, 2019.
(7)	The CD 2019-CD8 securitization is expected to close on or about August 22, 2019.
(8)	The BMARK 2019-B12 securitization is expected to close on or about August 8, 2019.
(9)	In the case of Loan No. 36, the related whole loan will be serviced under the BBCMS 2019-C4 pooling and servicing agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement.

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Moffett Towers II - Buildings 3 & 4	$65,000,000	$285,000,000	$240,000,000	$590,000,000	3.46x	1.91x	44.3%	74.7%	13.2%	7.9%
3	Vanguard Portfolio	$57,017,500	$59,825,000	$12,982,500	$129,825,000	2.03x	1.68x	61.8%	68.6%	10.1%	9.0%
8	2 North 6th Place	$20,000,000	$140,600,000	$219,400,000	$380,000,000	3.00x	1.24x	25.8%	61.0%	13.9%	5.9%
11	TriAtria Office Building	$19,000,000	NAP	$2,000,000	$21,000,000	2.35x	1.99x	66.4%	73.4%	14.5%	13.1%
21	Mount Kemble	$14,000,000	$17,000,000	$3,950,000	$34,950,000	2.46x	1.87x	66.2%	74.7%	11.1%	9.9%
34	10000 Santa Monica Boulevard	$10,000,000	$210,000,000	$130,000,000	$350,000,000	2.34x	1.47x	39.8%	63.3%	9.9%	6.2%
(1)	In the case of Loan Nos. 3, 8 and 34, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loan No. 1, subordinate debt represents one or more Subordinate Companion Loans and a mezzanine loan. In the case of Loan Nos. 11 and 21, subordinate debt represents one or more mezzanine loans.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV (2)(4)
Office	Suburban	10	$184,307,646	19.7%	2.53x	11.8%	57.8%	56.0%
	CBD	2	79,000,000	8.4%	2.52x	10.4%	60.2%	58.5%
	Medical	9	40,184,677	4.3%	1.61x	10.0%	64.8%	58.6%
	Subtotal:	21	$303,492,323	32.4%	2.41x	11.2%	59.3%	57.0%
Hotel	Limited Service	21	$92,871,203	9.9%	1.97x	15.0%	60.9%	47.9%
	Full Service	7	50,742,646	5.4%	1.99x	13.7%	62.4%	56.5%
	Limited Service, Extended Stay	1	12,267,819	1.3%	1.90x	12.6%	49.4%	39.8%
	Extended Stay	2	11,963,009	1.3%	6.29x	29.2%	41.0%	35.0%
	Subtotal:	31	$167,844,676	17.9%	2.28x	15.5%	59.1%	49.0%
Retail	Freestanding	44	$74,428,342	7.9%	2.00x	9.7%	61.5%	58.3%
	Anchored	14	51,834,735	5.5%	1.72x	10.7%	65.0%	56.7%
	Unanchored	6	14,194,447	1.5%	1.91x	11.8%	62.2%	52.9%
	Subtotal:	64	$140,457,524	15.0%	1.89x	10.3%	62.8%	57.2%
Multifamily	Garden	14	$70,038,000	7.5%	2.02x	10.1%	63.1%	58.8%
	Mid rise	2	30,850,000	3.3%	1.76x	7.3%	58.5%	58.5%
	High rise	2	30,000,000	3.2%	2.78x	12.6%	30.5%	30.5%
	Subtotal:	18	$130,888,000	14.0%	2.13x	10.0%	54.5%	52.2%
Industrial	Warehouse/Distribution	15	$36,423,874	3.9%	1.92x	11.9%	56.2%	50.3%
	Manufacturing/Warehouse	1	18,927,414	2.0%	1.34x	8.9%	69.3%	56.1%
	Flex	4	15,469,332	1.7%	2.02x	12.3%	51.9%	46.7%
	Subtotal:	20	$70,820,620	7.6%	1.79x	11.2%	58.8%	51.1%
Self Storage	Self Storage	33	$40,297,500	4.3%	1.86x	9.7%	59.7%	53.1%
Mixed Use	Industrial/Office	1	$10,000,000	1.1%	1.49x	10.2%	73.4%	63.1%
	Retail/Office	2	7,900,000	0.8%	1.67x	11.0%	62.6%	56.5%
	Office/Industrial	1	7,500,000	0.8%	1.68x	11.1%	62.1%	54.4%
	Self Storage/Office	1	3,700,000	0.4%	1.59x	10.5%	70.5%	59.0%
	Subtotal:	5	$29,100,000	3.1%	1.60x	10.7%	67.2%	58.6%
Manufactured Housing	Manufactured Housing	4	$15,795,818	1.7%	1.77x	9.0%	67.6%	64.6%
Other	Leased Fee	179	$33,186,166	3.5%	2.17x	9.8%	54.1%	54.1%
	Golf Course	1	5,389,474	0.6%	2.16x	16.5%	63.2%	56.8%
	Parking	1	67,043	0.0%	2.40x	10.6%	45.2%	45.2%
	Subtotal:	181	$38,642,682	4.1%	2.17x	10.7%	55.3%	54.4%

	Total / Weighted Average:	377	$937,339,143	100.0%	2.15x	11.5%	59.3%	54.4%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
California	19	$244,620,054	26.1%	2.54x	11.5%	54.3%	51.9%
New York	16	109,567,470	11.7%	1.94x	10.1%	55.7%	52.0%
Pennsylvania	7	68,263,847	7.3%	1.95x	10.2%	63.5%	61.8%
Louisiana	20	61,425,538	6.6%	2.14x	10.7%	60.7%	56.8%
Florida	9	56,153,330	6.0%	1.59x	9.7%	65.4%	57.8%
Georgia	10	39,234,369	4.2%	1.89x	12.9%	65.0%	55.8%
Hawaii	188	35,000,000	3.7%	2.29x	13.3%	53.4%	50.5%
Michigan	7	30,114,088	3.2%	2.18x	13.5%	64.5%	57.5%
New Jersey	3	26,000,000	2.8%	4.18x	18.5%	55.2%	54.1%
Ohio	7	25,138,658	2.7%	1.81x	13.1%	56.4%	47.9%
Arizona	5	19,102,813	2.0%	1.90x	11.2%	69.4%	63.0%
Kentucky	1	19,000,000	2.0%	1.53x	10.1%	68.3%	61.2%
South Carolina	12	18,401,286	2.0%	1.75x	11.1%	64.5%	54.5%
Mississippi	12	17,490,402	1.9%	1.61x	10.2%	62.8%	51.8%
Indiana	5	17,230,283	1.8%	1.78x	13.3%	59.6%	48.3%
Tennessee	4	16,977,555	1.8%	2.02x	12.7%	65.8%	57.0%
Colorado	4	16,749,950	1.8%	1.58x	11.8%	59.1%	50.3%
Oklahoma	3	16,249,933	1.7%	2.04x	17.2%	62.6%	40.2%
Washington	2	16,212,059	1.7%	2.04x	14.4%	53.4%	44.4%
Wisconsin	6	14,811,789	1.6%	2.24x	9.5%	61.8%	61.8%
Texas	12	13,667,443	1.5%	1.92x	9.5%	61.8%	56.8%
North Carolina	8	13,521,239	1.4%	1.75x	10.8%	65.7%	57.9%
Maryland	8	12,600,000	1.3%	2.03x	9.6%	65.2%	65.2%
Virginia	2	12,300,243	1.3%	1.75x	10.3%	70.0%	58.6%
Illinois	4	7,636,676	0.8%	2.25x	9.5%	61.9%	61.9%
Oregon	2	7,255,742	0.8%	2.53x	11.1%	54.1%	54.1%
Minnesota	1	2,614,378	0.3%	2.18x	9.8%	61.2%	61.2%
Total / Weighted Average:	377	$937,339,143	100.0%	2.15x	11.5%	59.3%	54.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$1,673,199	-	$9,999,999	37	$208,431,548	22.2%	4.78209%	116	2.15x	13.2%	60.1%	51.5%
$10,000,000	-	$19,999,999	27	383,492,595	40.9%	4.56343%	115	1.84x	11.0%	62.6%	56.8%
$20,000,000	-	$29,999,999	4	88,100,000	9.4%	4.26173%	117	2.31x	12.1%	51.7%	48.0%
$30,000,000	-	$39,999,999	1	31,297,500	3.3%	3.80900%	120	1.68x	9.5%	61.8%	53.2%
$40,000,000	-	$49,999,999	1	44,000,000	4.7%	4.03200%	120	2.25x	9.5%	61.9%	61.9%
$50,000,000	-	$65,000,000	3	182,017,500	19.4%	4.04333%	116	2.80x	11.3%	54.2%	54.2%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
3.57000	-	3.99999	8	$215,097,500	22.9%	3.73817%	119	2.99x	12.0%	52.1%	50.9%
4.00000	-	4.49999	20	273,617,611	29.2%	4.15335%	119	2.06x	10.5%	60.4%	56.8%
4.50000		4.99999	30	331,366,735	35.4%	4.73374%	115	1.83x	11.3%	62.8%	55.7%
5.00000	-	5.49999	7	44,431,721	4.7%	5.23454%	89	1.78x	12.8%	61.2%	55.0%
5.50000	-	5.97000	8	72,825,575	7.8%	5.67285%	119	1.74x	13.8%	59.6%	49.4%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	3	$21,790,296	2.3%	5.30582%	58	1.99x	15.5%	56.0%	50.5%
84	1	12,500,000	1.3%	4.73000%	84	1.42x	8.9%	69.4%	65.0%
120	69	903,048,846	96.3%	4.40737%	118	2.17x	11.5%	59.3%	54.3%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
57	-	60	3	$21,790,296	2.3%	5.30582%	58	1.99x	15.5%	56.0%	50.5%
84	-	84	1	12,500,000	1.3%	4.73000%	84	1.42x	8.9%	69.4%	65.0%
108	-	120	69	903,048,846	96.3%	4.40737%	118	2.17x	11.5%	59.3%	54.3%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	24	$457,407,500	48.8%	4.15355%	117	2.60x	11.0%	54.6%	54.6%
240	2	15,663,498	1.7%	4.90000%	119	2.04x	17.4%	62.7%	39.4%
300	7	47,088,778	5.0%	5.43354%	98	1.86x	15.1%	57.8%	46.5%
330	1	5,900,000	0.6%	5.20000%	60	1.68x	12.8%	64.1%	58.4%
360	39	411,279,367	43.9%	4.59945%	118	1.70x	11.4%	64.6%	55.6%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			24	$457,407,500	48.8%	4.15355%	117	2.60x	11.0%	54.6%	54.6%
239	-	330	10	68,652,275	7.3%	5.29174%	100	1.89x	15.5%	59.5%	45.9%
358	-	360	39	411,279,367	43.9%	4.59945%	118	1.70x	11.4%	64.6%	55.6%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	23	$392,407,500	41.9%	4.21810%	117	2.45x	10.7%	56.3%	56.3%
IO-Balloon	21	268,047,500	28.6%	4.47402%	118	1.72x	11.2%	65.8%	58.1%
Balloon	28	211,884,143	22.6%	4.98243%	113	1.74x	12.9%	61.4%	49.3%
ARD-Interest Only	1	65,000,000	6.9%	3.76386%	119	3.46x	13.2%	44.3%	44.3%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.33x	-	1.39x	5	$42,427,707	4.5%	4.92321%	119	1.35x	9.4%	66.5%	55.1%
1.40x	-	1.49x	6	65,550,000	7.0%	4.71629%	112	1.45x	8.9%	68.4%	62.4%
1.50x	-	1.59x	11	89,335,146	9.5%	4.59368%	119	1.54x	9.8%	68.2%	60.1%
1.60x	-	1.69x	11	127,791,264	13.6%	4.62557%	117	1.65x	11.3%	61.3%	51.7%
1.70x	-	1.79x	4	28,594,279	3.1%	4.55402%	120	1.76x	11.7%	66.6%	58.1%
1.80x	-	1.99x	7	85,347,871	9.1%	4.78435%	110	1.90x	12.8%	60.1%	52.9%
2.00x	-	2.99x	25	402,192,875	42.9%	4.27485%	117	2.34x	11.4%	58.6%	56.2%
3.00x	-	9.36x	4	96,100,000	10.3%	3.92747%	117	3.78x	15.2%	39.3%	39.3%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.8%	-	49.9%	9	$151,511,193	16.2%	4.14009%	112	3.20x	14.1%	41.7%	40.4%
50.0%	-	59.9%	19	238,942,717	25.5%	4.37393%	119	2.28x	11.5%	56.7%	52.9%
60.0%	-	64.9%	20	303,331,506	32.4%	4.52497%	116	1.91x	11.0%	62.5%	57.2%
65.0%	-	69.9%	17	159,741,252	17.0%	4.52469%	115	1.74x	10.7%	67.4%	60.0%
70.0%	-	75.0%	8	83,812,474	8.9%	4.61838%	119	1.56x	10.2%	72.1%	62.9%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.8%	-	49.9%	22	$256,230,417	27.3%	4.55346%	115	2.65x	14.2%	48.7%	42.6%
50.0%	-	59.9%	33	375,551,226	40.1%	4.33622%	117	2.02x	10.9%	61.1%	55.6%
60.0%	-	64.9%	13	243,707,500	26.0%	4.40729%	117	1.93x	10.2%	65.2%	61.7%
65.0%	-	70.4%	5	61,850,000	6.6%	4.61624%	112	1.75x	9.3%	69.6%	66.8%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	62	$767,810,218	81.9%	4.51835%	116	2.06x	11.4%	60.6%	55.3%
Yield Maintenance	2	84,000,000	9.0%	3.88739%	118	3.22x	12.6%	44.5%	44.5%
Defeasance or Yield Maintenance	9	85,528,925	9.1%	4.19786%	120	1.94x	11.3%	62.9%	56.0%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	48	$560,537,024	59.8%	4.40757%	117	2.22x	11.7%	57.3%	52.2%
Acquisition	19	311,724,655	33.3%	4.47165%	117	1.91x	10.7%	64.0%	59.3%
Recapitalization	5	48,397,146	5.2%	4.42975%	108	2.95x	13.9%	53.0%	49.8%
Refinance/Acquisition	1	16,680,318	1.8%	4.55000%	119	2.08x	14.3%	59.2%	48.0%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	Barclays	188 Spear Street	San Francisco, CA	Office	$60,000,000	6.4%	WFRBS 2013-C13
9	SMC	Tower Plaza	Temecula, CA	Retail	$20,000,000	2.1%	JPMCC 2004-C2
12	UBS AG	Meidinger Tower	Louisville, KY	Office	$19,000,000	2.0%	MLMT 2005-CKI1
18.01	UBS AG	Maui Beach Hotel	Kahului, HI	Hotel	$10,610,526	1.1%	COMM 2014-CR19
18.02	UBS AG	Maui Nui Golf Course	Kihei, HI	Other	$5,389,474	0.6%	COMM 2014-CR19
30.01	SMC	Riverlawn MHC	Riverview, FL	Manufactured Housing	$5,400,000	0.6%	CFCRE 2016-C6
30.02	SMC	Beaver Run MHC	Linkwood, MD	Manufactured Housing	$3,600,000	0.4%	CFCRE 2016-C6
30.03	SMC	Wilson Landing MHC	Princess Anne, MD	Manufactured Housing	$3,000,000	0.3%	CFCRE 2016-C6
31	CIBC	Candle-Lite Warehouse	Leesburg, OH	Industrial	$11,946,056	1.3%	COMM 2015-DC1
32	SMC	South Bay Distribution Center	Chula Vista, CA	Industrial	$10,500,000	1.1%	UBSBB 2012-C3
37	Barclays	Ridgeview Plaza	Bluefield, VA	Retail	$9,612,474	1.0%	GSMS 2011-GC5
40	SMC	Extra Space Moreno Valley	Moreno Valley, CA	Self Storage	$9,000,000	1.0%	MSC 2011-C2
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
31	Candle-Lite Warehouse	Leesburg, OH	$11,946,056	1.3%	$10,742,898	48.4%	60	57	1.98x	15.4%	48.8%	43.8%
53	Hampton Inn Peachtree City	Peachtree City, GA	$5,900,000	0.6%	$5,373,186	24.2%	60	60	1.68x	12.8%	64.1%	58.4%
62	Quality Inn & Suites Bremerton	Bremerton, WA	$3,944,240	0.4%	$3,532,696	15.9%	60	59	2.49x	20.1%	65.7%	58.9%
Total / Weighted Average:			$21,790,296	2.3%	$19,648,780	88.5%	60	58	1.99x	15.5%	56.0%	50.5%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date LTV(3)
27	Renaissance Center VI	Tampa, FL	$12,500,000	1.3%	$11,704,613	100.0%	84	84	1.42x	8.9%	69.4%	65.0%
Total / Weighted Average:			$12,500,000	1.3%	$11,704,613	100.0%	84	84	1.42x	8.9%	69.4%	65.0%
(1)	The table above presents the mortgage loan whose balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

(3)	The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:	On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates and the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates.

The Class S Certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates are entitled to distributions of excess interest collected on any mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, and (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date and (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No Yield Maintenance Charges will be distributed to the Class X-F, Class X-G, Class F, Class G, Class H-RR, Class S or Class R Certificates.

■ Realized Losses:

Losses on the mortgage loans will be allocated first to the Class H-RR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) and then to the related mortgage loan and any related Pari Passu Companion loans (if any).

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G Certificates; third, to the Class F Certificates, fourth to the Class E Certificates, fifth to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

eighth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.

■ Whole Loans:

20 mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “Moffett Towers II - Building 3 & 4 Whole Loan”, the “188 Spear Street Whole Loan”, the “Vanguard Portfolio Whole Loan”, the “ExchangeRight Net Leased Portfolio 28 Whole Loan”, the “Inland Life Storage Portfolio Whole Loan”, the “2 North 6th Place Whole Loan”, the “ILPT Hawaii Portfolio Whole Loan”, the “Meidinger Tower Whole Loan”, the “125 Borinquen Place Whole Loan”, the “Visions Hotel Portfolio II Whole Loan”, the “Maui Portfolio Whole Loan”, the “SWVP Portfolio Whole Loan”, the “Mount Kemble Whole Loan”, the “Renaissance Center VI Whole Loan”, the “Marriott Springhill Suites and Towneplace Suites Whole Loan”, the “ExchangeRight Net Leased Portfolio #27 Whole Loan”, the “10000 Santa Monica Boulevard Whole Loan”, the “Town Square Whole Loan”, the “Ambler Yards Whole Loan” and the “CIRE Equity Retail & Industrial Portfolio Whole Loan” one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the Moffett Towers II – Building 3 & 4 Whole Loan, the Vanguard Portfolio Whole Loan, the 2 North 6th Place Whole Loan and the 10000 Santa Monica Boulevard Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The 188 Spear Street Pari Passu Companion Loans, the ExchangeRight Net Leased Portfolio 28 Pari Passu Companion Loans, the Meidinger Tower Pari Passu Companion Loans, the Maui Portfolio Pari Passu Companion Loans and the Marriott Springhill Suites and Towneplace Suites Pari Passu Companion Loans are referred to as “Serviced Companion Loans”.

The 188 Spear Street Whole Loan, the ExchangeRight Net Leased Portfolio 28 Whole Loan, the Meidinger Tower Whole Loan, the Maui Portfolio Whole Loan and the Marriott Springhill Suites and Towneplace Suites Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2019-C4 transaction (the “Pooling and Servicing Agreement”).

The Moffett Towers II – Building 3 & 4 Whole Loan, the Vanguard Portfolio Whole Loan, the Inland Life Storage Portfolio Whole Loan, the 2 North 6th Place Whole Loan, the ILPT Hawaii Portfolio Whole Loan, the 125 Borinquen Place Whole Loan, the Visions Hotel Portfolio II Whole Loan, the SWVP Portfolio Whole Loan, the Mount Kemble Whole Loan, the Renaissance Center VI Whole Loan, the ExchangeRight Net Leased Portfolio #27 Whole Loan, the 10000 Santa Monica Boulevard Whole Loan, the Town Square Whole Loan and the CIRE Equity Retail & Industrial Portfolio Whole Loan are each a “Non-Serviced Whole Loan” (and collectively, the “Non-Serviced Whole Loans”) and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

The Ambler Yards Whole Loan (the “Servicing Shift Whole Loan”) will initially be serviced under the Pooling and Servicing Agreement prior to the date of securitization of the related controlling Pari Passu Companion Loan (such date, a “Servicing Shift Date”). Following the related Servicing Shift Date, the Servicing Shift Whole Loan will be a Non-Serviced Whole Loan. The holder of the controlling companion loan prior to the Servicing Shift Date will be the “Loan-Specific Directing Certificateholder”.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by such Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the risk retention consultation party, in each case, other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2019-C4 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes G and H-RR Certificates.

■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to (a) the Directing Certificateholder, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (b) with respect to the risk retention consultation party, the risk retention consultation party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	RREF III-D BBCMS 2019-C4 MOA-HRR, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and any Servicing Shift Mortgage Loan).

■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when (i) the Class G Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the VRR Interest or the risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:	The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator. The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by each Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause KBRA, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates (including, for the avoidance of doubt, that portion of such Class that comprises the VRR Interest), then all of the rights and obligations of the Operating Advisor under the BBCMS 2019-C4 pooling and servicing agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the risk retention consultation party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance Certificates evidencing not less than 25% of the Voting Rights of all Classes of principal balance Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all principal balance Certificates on an aggregate basis.

With respect to each of the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

With respect to any Non-Serviced Whole Loan, the BBCMS 2019-C4 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2019-C4

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Structural Overview

or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

▪     special notices,

▪     summaries of any final asset status reports,

▪     appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

▪     an “Investor Q&A Forum,”

▪     a voluntary investor registry, and

▪     SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment	BBB-sf / BBB	Title:	Fee
(Fitch / KBRA):		Property Type – Subtype:	Office – Suburban
Original Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	701,266
Cut-off Date Principal Balance(1):	$65,000,000	Location:	Sunnyvale, CA
% of IPB:	6.9%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Refinance	Occupancy:	100.0%
Borrower:	MT2 B3-4 LLC	Occupancy Date:	6/19/2019
Borrower Sponsor:	Jay Paul Company	4th Most Recent NOI (As of)(5):	NAV
Interest Rate:	3.76386%	3rd Most Recent NOI (As of)(5):	NAV
Note Date:	6/19/2019	2nd Most Recent NOI (As of)(5):	NAV
Anticipated Repayment Date(2):	7/6/2029	Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	UW Economic Occupancy:	97.5%
Original Term:	120 months	UW Revenues:	$57,629,637
Original Amortization Term:	None	UW Expenses:	$11,259,997
Amortization Type:	ARD – Interest Only	UW NOI:	$46,369,641
Call Protection(3):	L(24),Grtr1%orYM(1), DeforGrtr1%orYM(88),O(7)	UW NCF:	$46,224,616
Lockbox / Cash Management:	Hard / In Place	Appraised Value / Per SF(6):	$790,000,000 / $1,127
Additional Debt(1):	Yes	Appraisal Date(6):	Various
Additional Debt Balance(1):	$285,000,000 / $155,000,000 / $85,000,000
Additional Debt Type(1):	Pari Passu / B-Notes / Mezzanine

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Total Debt
Taxes:	$525,523	$87,587	N/A	Cut-off Date Loan / SF:	$499	$841
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$499	$841
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	44.3%	74.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	44.3%	74.7%
Other:	$39,293,262	Springing	Various	UW NCF DSCR:	3.46x	1.91x
				UW NOI Debt Yield:	13.2%	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$350,000,000	59.3%	Payoff Existing Debt(7)	$408,943,870	69.3%
B-Notes(1)	155,000,000	26.3	Upfront Reserves	39,818,785	6.7
Mezzanine Loan	85,000,000	14.4	Closing Costs(8)	26,972,612	4.6
			Return of Equity	114,264,733	19.4
Total Sources	$590,000,000	100.0%	Total Uses	$590,000,000	100.0%
(1)	The Moffett Towers II – Buildings 3 & 4 mortgage loan is part of a whole loan evidenced by (i) 11 senior pari passu notes with an aggregate original principal balance of $350.0 million and (ii) three subordinate B-notes with an aggregate original principal balance of $155.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan (as defined below). Based on the Moffett Towers II – Buildings 3 & 4 Whole Loan (as defined below), the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.9%, 2.40x and 9.2%, respectively. Additionally, an $85.0 million mezzanine loan was funded concurrently with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan. Including the Moffett Towers II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan (as defined below), the total Cut-off Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 74.7%, 1.91x and 7.9%, respectively.
(2)	The Moffett Towers II – Buildings 3 & 4 Whole Loan is structured with an anticipated repayment date of July 6, 2029 (the “ARD”). If the Moffett Towers II – Buildings 3 & 4 Whole Loan is not paid off before the ARD, then the Moffett Towers II – Buildings 3 & 4 Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred. In addition, from and after the ARD, all excess cash flow from the Moffett Towers II – Buildings 3 & 4 Property after the payment of the reserves for tax and insurance, and mortgage and mezzanine interest calculated at the initial interest rate will be applied (i) first, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Moffett Towers II – Buildings 3 & 4 Senior Loan, (ii) second, if the Moffett Towers II – Buildings 3 & 4 Senior Loan has been repaid in full, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes, (iii) third, if lender elects,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

to make reserve payments for capital expenditures, (iv) fourth, to pay operating costs, (v) fifth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan until the entire outstanding principal balance is paid, (vi) sixth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes until the entire outstanding principal balance is paid, (vii) seventh, to the payment of accrued interest under the Moffett Towers II – Buildings 3 & 4 Senior Loan and (viii) eighth, to the payment of accrued interest under the Moffett Towers II – Buildings 3 & 4 B Notes. The final maturity date of the Moffett Towers II – Buildings 3 & 4 Whole Loan is June 6, 2034.
(3)	Defeasance of the Moffett Towers II – Buildings 3 & 4 Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Moffett Towers II – Buildings 3 & 4 Whole Loan to be securitized or (ii) June 19, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2019. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.
(5)	Historical NOI is unavailable for the Moffett Towers II – Buildings 3 & 4 Property since it was built in 2019.
(6)	The appraised value is a prospective market value that assumes that any remaining construction costs have been paid and Facebook, the sole tenant, has taken occupancy, completed construction and commenced rental payments (expected January 1, 2020 for Building 3 and December 1, 2019 for Building 4, pursuant to its leases). The borrower reserved $23,165,933 for remaining construction costs and $16,127,329 representing 100% of the free rent. Facebook has taken possession of its space and is currently constructing its interior improvements. The as-is appraised value is $726.0 million as of May 3, 2019 and is inclusive of deductions for rent concessions and outstanding tenant improvements and leasing commissions, equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 48.2%.
(7)	In May 2018, Goldman Sachs Bank USA (“GS Bank”) funded a $795.0 million loan to an affiliate of the borrower to construct the Moffett Towers II – Buildings 3 & 4 Property. GS Bank subsequently syndicated $690.0 million of such loan to third parties, including one syndication partner who placed its $100.0 million allocation on a warehouse line with GS Bank. GS Bank retained $105.0 million of such loan on its balance sheet. The Moffett Towers II – Buildings 3 & 4 Whole Loan was used in part to pay off the existing GS Bank loan.
(8)	Approximately $18.4 million of closing costs are expenses associated with Level 10 Construction LP, an affiliate of the borrower.

The Loan. The Moffett Towers II – Buildings 3 & 4 mortgage loan is part of a whole loan evidenced by (i) 11 senior pari passu promissory notes with an aggregate original principal balance of $350,000,000 (the “Moffett Towers II – Buildings 3 & 4 Senior Loan”) and (ii) three B-notes with an aggregate original principal balance of $155,000,000, which are subordinate to the Moffett Towers II – Buildings 3 & 4 Senior Loan (the “Moffett Towers II – Buildings 3 & 4 B-Notes,” and together with the Moffett Towers II – Buildings 3 & 4 Senior Loan, the “Moffett Towers II – Buildings 3 & 4 Whole Loan”). The Moffett Towers II – Buildings 3 & 4 Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in 701,266 square feet of office buildings located in Sunnyvale, California. Promissory Note A-1-B, with an aggregate original principal balance of $65,000,000 will be included in the BBCMS 2019-C4 Trust. The Moffett Towers II – Buildings 3 & 4 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MFTII 2019-B3B4 Trust. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Moffett Towers II – Buildings 3 & 4 Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.76386% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the Moffett Towers – Buildings 3 & 4 Whole Loan will accrue interest at a rate of the greater of (a) 5.26386% per annum, (b) the 10-year swap rate on the ARD plus 150 basis points or (c) the default rate as defined in the loan documents (the “Adjusted Interest Rate”). In addition, to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied as described in footnote 2 above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$2,750,000	MFTII 2019-B3B4	No
Note A-2-A	$1,125,000	MFTII 2019-B3B4	No
Note A-3-A	$1,125,000	MFTII 2019-B3B4	No
Note A-1-B	$65,000,000	BBCMS 2019-C4	(1)
Note A-1-C	$50,000,000	BANK 2019-BNK19	No
Note A-1-D	$49,750,000	WFCM 2019-C52	No
Note A-1-E	$25,000,000	Barclays Capital Real Estate Inc. affiliate	No
Note A-2-B	$34,450,000	CD 2019-CD8	No
Note A-2-C	$27,625,000	CGCMT 2019-GC41	No
Note A-3-B	$65,550,000	Goldman Sachs Bank USA	No
Note A-3-C	$27,625,000	CGCMT 2019-GC41	No
Note B-1	$85,250,000	MFTII 2019-B3B4	Yes(1)
Note B-2	$34,875,000	MFTII 2019-B3B4	Yes(1)
Note B-3	$34,875,000	MFTII 2019-B3B4	Yes(1)
Total	$505,000,000
(1)	When a control appraisal period is in effect, Note A-1-B will be the controlling note, and the Directing Certificateholder will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans” in the Preliminary Prospectus.

The Property. The Moffett Towers II – Buildings 3 & 4 property (the “Moffett Towers II – Buildings 3 & 4 Property”) consists of two identical, newly-constructed eight-story buildings totaling 701,266 square feet of Class A office space 100.0% leased to Facebook through May 31, 2034 and located in Sunnyvale, California. The Moffett Towers II – Buildings 3 & 4 Property is the third and final phase of the approximately 1.8 million square foot, five-building Moffett Towers II campus and is situated on 13.4 acres of the 47.4 acre campus. In addition to approximately $80.5 million in allocated land acquisition costs, according to the borrower sponsor, the construction and development of the collateral buildings, exclusive of tenant-funded build outs, will result in approximately $506.2 million of capital improvements to the Moffett Towers II – Buildings 3 & 4 Property, comprised of approximately $483.0 million in construction costs and approximately $23.2 million in tenant improvement allowances which were reserved at origination. The Moffett Towers II – Buildings 3 & 4 Property also features access to a 59,648 square foot non-collateral fitness/amenities building and separate parking structures with an overall parking ratio of 3.3 spaces per 1,000 square feet. With respect to the fitness/amenities space and parking structures, the borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement made by Moffett Towers II Association LLC, an affiliate of the borrower sponsor, and the owner of the non-collateral common area buildings at the Moffett Towers II campus (see the “Amenities and Common Areas” section below). As of June 19, 2019, the Moffett Towers II – Buildings 3 & 4 Property was 100.0% leased to Facebook.

The sole tenant at the Moffett Towers II – Buildings 3 & 4 Property is Facebook, Inc. (701,266 square feet; 100.0% of the NRA; 100.0% of underwritten office rent; May 31, 2034 lease expiration). Facebook, Inc. (“Facebook”) is leasing both buildings on two separate 350,633 square-foot triple-net leases, each with two seven-year extension options and no termination options. Facebook is a global technology and media company focused on building products that enable people to connect and share information with friends and family through mobile devices, personal computers and other digital platforms. Facebook’s products include Facebook, Instagram, Messenger, WhatsApp and Oculus. As of year-end 2018, daily and monthly active users were 1.52 billion and 2.32 billion, respectively, representing a 9.0% increase year-over-year. Facebook’s 2018 revenue was $55.84 billion, up 37.4% from year-end 2017. Facebook executed its leases at the Moffett Towers II – Buildings 3 & 4 Property in March 2018 and took possession of the spaces in May and June 2019. According to the borrower sponsor, Facebook is currently utilizing Level10 (Jay Paul Company’s related contracting company) to complete its build out of Building 5 (non-collateral) and is expected to move employees into that building by August 2019. Facebook is expected to begin its first phase of build out in August 2019 of Building 3 and move employees in by the end of 2019 or early 2020. The last building which Facebook expects to phase in will be Building 4.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

Environmental. According to a Phase I environmental assessment dated May 13, 2019, there was no evidence of any recognized environmental conditions at the Moffett Towers II – Buildings 3 & 4 Property.

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	NAP	100.0%
(1)	Historical Occupancies are not available as the Moffett Towers II – Buildings 3 & 4 Property was constructed in 2019.
(2)	Current Occupancy reflects in-place leases as of June 19, 2019 based on the underwritten rent roll.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	U/W Rent PSF(2)(3)	U/W Rent(2)(3)	% of Total U/W Rent	Lease Expiration Date
Facebook(4)	NR/NR/NR	701,266	100.0%	$65.98	$46,272,943	100.0%	5/31/2034
Major Tenants / Wtd. Avg.		701,266	100.0%	$65.98	$46,272,943	100.0%

Other Tenants / Wtd. Avg.		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.		701,266	100.0%	$65.98	$46,272,943	100.0%

Vacant Space		0	0.0%

Collateral Total		701,266	100.0%

(1)	Based on the underwritten rent roll.
(2)	U/W Rent PSF and U/W Rent include straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces at the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.
(3)	U/W Rent PSF and U/W Rent include average rent for each of the two Facebook leases from February 2020 through the expiration of Facebook’s lease term and excludes the related amenities rent.
(4)	Facebook has two, seven-year renewal options at 95% of the fair market rent at the time of the renewal.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	U/W Rent Expiring(2)(3)	% of U/W Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative U/W Rent Expiring	Cumulative % of U/W Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030 & Beyond	2	701,266	100.0	46,272,943	100.0	701,266	100.0%	$46,272,943	100.0%
Total	2	701,266	100.0%	$46,272,943	100.0%
(1)	Based on the underwritten rent roll.
(2)	U/W Rent Expiring includes straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces in the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.
(3)	U/W Rent Expiring includes average rent for each of the two Facebook leases from February 2020 through the expiration of Facebook’s lease term and excludes the related amenities rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot(1)	%(2)
Rents in Place(3)	$37,708,475	$52.00	63.8%
Amenities Rent	1,282,857	1.77	2.2
Straight-line Office Rent(3)	8,564,468	11.81	14.5
Straight-line Amenities Rent	291,524	0.40	0.5
Vacant Income	0	0.00	0.0
Gross Potential Rent	$47,847,323	$65.98	80.9%
Total Reimbursements	11,259,997	15.53	19.1
Net Rental Income	$59,107,320	$81.51	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)(4)	(1,477,683)	(2.04)	(2.5)
Effective Gross Income	$57,629,637	$79.48	97.5%

Total Expenses	$11,259,997	$15.53	19.5%

Net Operating Income	$46,369,641	$63.95	80.5%

Total TI/LC, Capex/RR	145,025	0.20	0.3

Net Cash Flow	$46,224,616	$63.75	80.2%
(1)	Based on 725,126 square feet which is inclusive of 23,860 square feet of the non-collateral fitness/amenities building. The amenities building is a two-story structure located at the center of the Moffett Towers II campus that contains 59,648 square feet of the NRA. Each building is assessed a 20.0% portion of the square footage for common use of this facility.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Straight-line Office Rent includes straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces at the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. Rent PSF and underwritten rent reflect annualized amounts due in February 2020, after the dates in which Facebook is required to commence paying rent. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.
(4)	The underwritten economic vacancy is 2.5%. The Moffett Towers II – Buildings 3 & 4 Property was 100.0% physically occupied as of June 19, 2019.

The Market. The Moffett Towers II – Buildings 3 & 4 Property is located in Moffett Park, in Sunnyvale, California within the Silicon Valley. Moffett Park is an approximately 519-acre area comprised of recently redeveloped office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II – Buildings 3 & 4 Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II campus and services the surrounding residential communities. Moffett Towers II is comprised of five buildings owned by members of Moffett Towers II Association, LLC, whose current members include the Moffett Towers II – Buildings 3 & 4 borrower and three other members, all of which are currently indirectly owned by the parent of the borrower sponsor. See “Description of the Mortgage Pool – Competition from Certain Nearby Properties” in the Preliminary Prospectus.

According to the appraisal, the Moffett Towers II – Buildings 3 & 4 Property is located in the Moffett Park office submarket of Silicon Valley. As of the first quarter of 2019, the submarket contained approximately 10.3 million square feet of office inventory with a vacancy rate of approximately 0.8%. The overall triple-net asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $6.55 per square foot per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

The following table presents office rental data with respect to comparable office properties of the Moffett Towers II – Buildings 3 & 4 Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Moffett Towers II – Buildings 3 & 4 Sunnyvale, CA	2019	701,266(2)	Facebook	701,266(2)	$65.98(2)	Various(2)(3)	Various(2)(3)	NNN
Grove 221 221 North Mathilda Avenue Sunnyvale, CA	2018	154,987	23 and ME	154,987	$69.60	May 2019	12.0	NNN
520 Almanor Avenue 520 Almanor Avenue Sunnyvale, CA	2019	231,000	Nokia, Inc	231,000	$58.08	April 2019	12.5	NNN
599 North Mathilda Avenue 599 North Mathilda Avenue Sunnyvale, CA	2000	76,031	LinkedIn	76,031	$50.16	January 2019	5.3	NNN
1001 North Shoreline Boulevard 1001 North Shoreline Boulevard Mountain View, CA	2017	132,960	Google	132,960	$67.20	April 2018	12.0	NNN
Moffett Towers II 1111 Lockheed Martin Way Sunnyvale, CA	2017	350,633	Amazon	350,633	$51.60	November 2017	10.5	NNN
Pathline Park Phase A Building 10 North Mary Avenue Sunnyvale, CA	2019	360,100	Synopsys	360,100	$60.36	November 2019	12.0	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll. Rent PSF includes average rent for each of the two Facebook leases from February 2020 through the expiration of Facebook’s lease and excludes the related amenities rent.
(3)	Facebook has two separate triple-net leases through May 31, 2034. Each lease is for 350,633 square feet and commenced on May 1, 2019 and June 1, 2019, respectively. Both have original lease terms that expire on May 31, 2034 and which include two seven-year extension options.

The Borrower. The borrowing entity for the Moffett Towers II – Buildings 3 & 4 Whole Loan is MT2 B3-4 LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan. Paul Guarantor LLC is the guarantor of certain nonrecourse carve-outs under the Moffett Towers II – Buildings 3 & 4 Whole Loan.

The Loan Sponsor. The Moffett Towers II – Buildings 3 & 4 Whole Loan borrower sponsor is Jay Paul Company. Founded in 1975, Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development, and management of commercial properties throughout California with a special focus on creating projects for technology firms. According to the borrower sponsor, since 2000, Jay Paul Company has closed on more than $12.0 billion in debt and equity financings through a variety of large financial institutions. Jay Paul Company has developed over 13.0 million square feet of institutional quality space including projects for Apple, Google, Amazon, Facebook, Motorola, Microsoft, Boeing, Philips Electronics, Ariba, HP, Rambus, Synopsys, Nokia, DreamWorks and Tencent. Jay Paul Company is committed to green, sustainable development with over 11.0 million square feet of LEED certified office space and over 9.0 million square feet of LEED Platinum certified office space. Jay Paul Company has 25 office/R&D buildings in Moffett Park, totaling nearly 7.2 million square feet, including Moffett Place, Moffett Gateway, Technology Corners, Moffett Towers and Moffett Towers II.

Property Management. The Moffett Towers II – Buildings 3 & 4 Property is managed by an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to escrow $525,523 for real estate taxes, $16,127,329 to fund a free rent reserve covering the period from August 2019 to December 2019 and $23,165,933 for outstanding tenant improvements and leasing commissions for Facebook.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments equal to $87,587, adjusted to reflect a credit for any prepaid taxes.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the Moffett Towers II – Buildings 3 & 4 Property is insured under a blanket insurance policy in accordance with the Moffett Towers II – Buildings 3 & 4 Whole Loan documents.

Replacement Reserves – Upon the occurrence of a Trigger Period (as defined below), the borrower is required to escrow $12,085 for ongoing replacement reserves.

Lease Sweep Reserve – Upon the occurrence of a Lease Sweep Period (as defined below), the borrower is required to escrow $1,031,600 on each monthly payment date during the continuance of such Lease Sweep Period up to the Lease Sweep and Debt Service Reserve Cap (as defined below).

Lockbox / Cash Management. The Moffett Towers II – Buildings 3 & 4 Whole Loan documents require a hard lockbox with in-place cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The Moffett Towers II – Buildings 3 & 4 Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within one business day after receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan (as defined below) and, during a Lease Sweep Period, to the payment of an amount equal to $1,031,600 on each monthly payment date to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Towers II – Buildings 3 & 4 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II – Buildings 3 & 4 Whole Loan.

A “Trigger Period” will commence following the occurrence of (i) July 6, 2029; (ii) an event of default under the Moffett Towers II – Buildings 3 & 4 Whole Loan or Moffett Towers II – Buildings 3 & 4 Mezzanine Loan; (iii) a Low DSCR Period (as defined below); or (iv) a Lease Sweep Period. A Trigger Period will end at such time, if ever, as the foregoing clauses (i) to (iv) giving rise to the Trigger Period have been cured in the manner set forth in the Moffett Towers II – Buildings 3 & 4 Whole Loan documents.

A “Low DSCR Period” will commence if (i) the Moffett Towers II – Buildings 3 & 4 Property is not fully leased to either (a) Facebook or (b) one or more investment grade entities pursuant to a lease(s) that is substantially on the same or better terms as the Facebook lease and (ii) the debt service coverage ratio is less than 1.90x for the Moffett Towers II – Buildings 3 & 4 Whole Loan or the combined debt service coverage ratio for the Moffett Towers II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan is less than 1.50x.

A “Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of its lease with respect to all or a material portion of its space (at least 40,000 or more square feet of space (or, if a full floor of space is less than 40,000 square feet of space, a full floor of space)) and ending when (a) both (1) a replacement tenant acceptable to the lender has accepted delivery of the premises in question and the occupancy conditions are satisfied and (2) the debt service coverage ratio (as calculated under the Moffett Towers II – Buildings 3 & 4 Whole Loan documents) is at least equal to the debt service coverage ratio immediately prior to such period or (b) $35.00 per rentable square foot for the terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of its leased space (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) a replacement tenant acceptable to the lender has accepted delivery of the premises in question and is paying rent under a qualified

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

replacement lease or an investment grade subtenant has assumed the lease or (b) $50.00 per rentable square foot for the terminated space has been reserved, (iii) during the continuance of a default of the lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per rentable square foot for the terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) (an “Insolvency Trigger”) and ending when such insolvency proceedings have been terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two of Fitch Ratings, Inc., Moody’s Investors Service, Inc., and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and is subsequently downgraded below investment grade and ending when (a) a replacement tenant or an investment grade subtenant has assumed the lease, (b) Facebook (or its parent entity) is restored as an investment grade entity or (c) $50.00 per rentable square foot for terminated space has been reserved.

A Lease Sweep Period (other than a Lease Sweep Period triggered by an Insolvency Trigger) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to the Lease Sweep and Debt Service Reserve Cap.

The “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (iii) above, $24,544,310 ($35.00 per square foot), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) above, $35.00 per square foot of terminated space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (ii) above, whether or not a Lease Sweep Period pursuant to clause (i) and/or (iii) above is concurrently continuing, $50.00 per square foot of dark space or (iv) with respect to clause (v) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii) and/or (iii) above, $35,063,300 ($50.00 per square foot).

The “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $21,037,980 or (ii) with respect to a Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30.00 per rentable square foot of dark space and/or terminated space, as applicable.

Subordinate and Mezzanine Debt. The Moffett Towers II – Buildings 3 & 4 B-Notes, which have an aggregate principal balance of $155,000,000, are subordinate to the Moffett Towers II – Buildings 3 & 4 Senior Loan and accrue interest at a rate of 3.76386% per annum. The Moffett Towers II – Buildings 3 & 4 B-Notes are coterminous with the Moffett Towers II – Buildings 3 & 4 Senior Loan. The holders of the Moffett Towers II – Buildings 3 & 4 B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the Moffett Towers II – Buildings 3 & 4 Whole Loan. Based on the Moffett Towers II – Buildings 3 & 4 Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.9%, 2.40x and 9.2%, respectively.

Additionally, an $85,000,000 mezzanine loan was funded concurrently with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan (the “Moffett Towers II – Buildings 3 & 4 Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan was sold to a third party investor. The Moffett Towers II – Buildings 3 & 4 Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 5.75000% per annum and (ii) from and after the ARD, the greater of (a) 7.25000% and (b) the 10-year swap rate on the ARD plus 150 basis points. The Moffett Towers II – Buildings 3 & 4 Mezzanine Loan is coterminous with the Moffett Towers II – Buildings 3 & 4 Whole Loan. Including the Moffett Towers II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan, the total Cut-off Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 74.7%, 1.91x and 7.9%, respectively. The lenders of the Moffett Towers II – Buildings 3 & 4 Whole Loan have entered into an Intercreditor Agreement with the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan lenders, which agreement governs their relationship.

Amenities and Common Areas. The Moffett Towers II – Buildings 3 & 4 Property features access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to a declaration of covenants, conditions, restrictions, easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor. The CCR grants the borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and the owners of buildings 1, 2 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

5. The Association is obligated to maintain insurance coverage for the Common Area Spaces and is also responsible for the maintenance of the Common Area Spaces, subject to the terms of the Facebook leases. The CCR delineates shares of the voting interest in the Association based on the number of buildings at the Moffett Towers II campus, with each completed building entitled to a proportionate share of the voting interest. Each building is entitled to a one-fifth share (20.0%) share of the voting interest in the Association.

Right of First Refusal. Pursuant to its leases, Facebook has the right of first refusal to purchase Building 3 and/or Building 4 upon a proposed sale to a direct competitor (which currently includes Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation, subject to change each year and capped at four entities).

Partial Release. Not permitted.

Ground Lease. None.

Earthquake Insurance. The Moffett Towers II – Buildings 3 & 4 Property is located within seismic zone 4 and has a probable maximum loss of 3%. The borrower obtained earthquake insurance under a blanket policy with a limit of $170.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.4%	Net Rentable Area (SF):	218,669
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	188 Spear Street LLC	Year Built / Renovated:	1972 / 2012
Borrower Sponsor:	Shorenstein Company LLC	Occupancy:	100.0%
Interest Rate:	3.57000%	Occupancy Date:	4/1/2019
Note Date:	6/5/2019	4th Most Recent NOI (As of):	$8,964,264 (12/31/2016)
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of):	$9,598,688 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,574,060 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(3):	$10,609,308 (TTM 3/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$18,164,582
Call Protection:	L(26),Def(87),O(7)	UW Expenses:	$5,025,346
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$13,139,235
Additional Debt:	Yes	UW NCF:	$12,782,805
Additional Debt Balance:	$65,000,000	Appraised Value / Per SF:	$217,000,000 / $992
Additional Debt Type:	Pari Passu	Appraisal Date:	4/29/2019

Escrows and Reserves(2)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$572
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$572
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.6%
Replacement Reserves:	$0	Springing	$87,468	Maturity Date LTV:	57.6%
TI/LC:	$0	Springing	$656,007	UW NCF DSCR:	2.83x
Other:	$8,935,179	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$125,000,000	100.0%	Payoff Existing Debt(4)	$85,009,418	68.0%
Return of Equity	30,264,710	24.2
Upfront Reserves	8,935,179	7.1
Closing Costs	790,693	0.6
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The 188 Spear Street Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $125.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the 188 Spear Street Whole Loan (as defined below).

(2)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.

(3)	The increase from Most Recent NOI to UW NOI is driven by Amazon’s October 2018 lease renewal and $944,439 of underwritten straight-lined rent from Amazon. Underwritten in-place rent for Amazon totals $9,947,784 ($77.00 PSF) which is based on Amazon’s lease renewal executed in October 2018. Amazon’s in-place rent prior to the rent increase commencement date totaled $6,769,368 ($52.40 PSF), thus an increase of approximately $3.2 million.

(4)	The loan payoff includes defeasance costs to refinance a loan originated in the WFRBS 2013-C13 trust.

The Loan. The 188 Spear Street mortgage loan is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $125,000,000 (the “188 Spear Street Whole Loan”). The 188 Spear Street Whole Loan is secured by a first lien mortgage encumbering the 188 Spear Street Borrower’s (as defined below) fee interest in a 218,669 square foot office building located in the central business district of San Francisco, California. The controlling Note A-2, with an aggregate original principal balance of $60,000,000, will be included in the BBCMS 2019-C4 Trust (the “188 Spear Street Mortgage Loan”). Non-controlling Note A-1 was contributed to the WFCM 2019-C51 securitization trust. Non-controlling Note A-3 is being contributed to the WFCM 2019-C52 securitization trust. The 188 Spear Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2019-C4 Trust. See “Description of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The 188 Spear Street Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$47,000,000	WFCM 2019-C51	No
Note A-2	$60,000,000	BBCMS 2019-C4	Yes
Note A-3	$18,000,000	WFCM 2019-C52	No
Total	$125,000,000

The Property. The 188 Spear Street Property is a 12-story Class A office building totaling 218,669 square feet located in San Francisco, California (the “188 Spear Street Property”). The first eight stories of the 188 Spear Street Property were originally constructed in 1972. The borrower sponsor acquired the 188 Spear Street Property in 2009 and in 2012, expanded the property adding floors 9 through 12, and renovated the 188 Spear Street Property to include a new canopied street front entry and a double story lobby. The renovation resulted in the 188 Spear Street Property receiving LEED Gold Certification. The 188 Spear Street Property offers floorplates of approximately 18,500 square feet. The upper floors of the 188 Spear Street Property offer panoramic views of the Bay Bridge and San Francisco Bay. The 188 Spear Street Property offers a subterranean parking garage with access to 68 parking spots and is located less than a quarter of a mile from the Embarcadero Bay Area Rapid Transit (BART) stop. As of April 1, 2019, the 188 Spear Street Property was 100.0% leased to two office tenants (92.6% of the NRA) and six commercial tenants (7.4% of the NRA).

The largest tenant at the 188 Spear Street Property is Amazon (NASDAQ: AMZN; A3/AA-/A+ by Moody’s/S&P/Fitch; 129,192 square feet; 59.1% of the NRA; 59.0% of U/W base rent; January 1, 2027 lease expiration). Amazon is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by 17.0% to $59.7 billion in the first quarter of 2019 compared to $51.0 billion in the first quarter of 2018. Amazon currently employs approximately 647,500 employees as of year-end 2018, up 14.4% from the year-end 2017. The 188 Spear Street Property serves as the location for Amazon Music, the Goodreads division (a social cataloging website that allows free searches of its database of books, annotations and reviews) and development of Echo and Alexa devices (smart Bluetooth speakers and voice-controlled personal assistants). Amazon has been at the 188 Spear Street Property since 2012 and has expanded from 83,477 square feet to 129,192 square feet over the last seven years. In October 2018, Amazon exercised an 86-month lease extension on its existing space and signed a new 8,510 square foot lease to backfill a tenant vacating in July 2019.

The second largest tenant at the 188 Spear Street Property is New Relic (NYSE: NEWR; 73,392 square feet; 33.6% of the NRA; 36.2% of U/W base rent; July 1, 2027 lease expiration). Founded in 2007, New Relic is an American software analytics company based in San Francisco. New Relic’s technology, delivered as a software as a service (SaaS) model, monitors web and mobile applications in real-time with support for customer-built plug-ins to collect arbitrary data. New Relic serves over 17,000 global customers, with major partnerships including IBM Cloud, Amazon Web Services, Microsoft Azure, Google Cloud Platform and Pivotal Cloud Foundry. New Relic was recently recognized as a 2019 Gartner Customers’ Choice as the highest peer-rated application performance management vendor. The 188 Spear Street Property serves as New Relic’s headquarters. New Relic has been a tenant at the 188 Spear Street Property since 2012 and in November 2017, exercised an early renewal, extending its lease by seven years. New Relic also has exclusive access to the maintenance deck on the roof of the building.

Environmental. According to a Phase I environmental assessment dated May 6, 2019, there was no evidence of any recognized environmental conditions at the 188 Spear Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
99.8%	99.8%	99.8%	99.8%	100.0%
(1)	Historical Occupancies are as of December 31 for each respective year.

(2)	Current Occupancy reflects in-place leases as of April 1, 2019 based on the underwritten rent roll.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
Amazon(4)	A3/AA-/A+	129,192	59.1%	$77.00	$9,947,784(5)	59.0%	1/1/2027
New Relic(6)	NR/NR/NR	73,392	33.6	$83.04	6,094,739	36.2	7/1/2027
Major Tenants / Wtd. Avg.		202,584	92.6%	$79.19	$16,042,523	95.2%

Other Tenants / Wtd. Avg.		16,085	7.4%	$50.20	$807,478	4.8%

Occupied Collateral Total / Wtd. Avg.		218,669	100.0%	$77.06	$16,850,001	100.0%

Vacant Space		0	0.0%

Collateral Total		218,669	100.0%

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through May 2020 totaling $22,619.

(4)	Amazon has one, five-year renewal option at 95% of the fair market value at the time of the renewal.

(5)	Base Rent for Amazon includes straight-line rent averaging over the remaining lease term totaling $944,439.

(6)	New Relic has one, five-year renewal option at the fair market value at the time of the renewal.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM(3)	0	1,020	0.5	$0	0.0%	1,020	0.5%	$0	0.0%
2020	1	1	0.0	60,531	0.4	1,021	0.5%	$60,531	0.4%
2021	0	0	0.0	0	0.0	1,021	0.5%	$60,531	0.4%
2022	3	7,043	3.2	321,812	1.9	8,064	3.7%	$382,342	2.3%
2023	3	8,022	3.7	485,667	2.9	16,086	7.4%	$868,009	5.2%
2024	0	0	0.0	0	0.0	16,086	7.4%	$868,009	5.2%
2025	0	0	0.0	0	0.0	16,086	7.4%	$868,009	5.2%
2026	0	0	0.0	0	0.0	16,086	7.4%	$868,009	5.2%
2027	2	202,583	92.6	15,981,992	94.8	218,669	100.0%	$16,850,001	100.0%
2028	0	0	0.0	0	0.0	218,669	100.0%	$16,850,001	100.0%
2029	0	0	0.0	0	0.0	218,669	100.0%	$16,850,001	100.0%
2030 & Beyond	0	0	0.0	0	0.0	218,669	100.0%	$16,850,001	100.0%
Total	9	218,669	100.0%	$16,850,001	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring includes contractual rent steps through May 2020 totaling $22,619 and straight-line rent averaging over the remaining lease term totaling $944,439.

(3)	2019 & MTM includes 1,020 square feet of storage space with no attributable Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

Operating History and Underwritten Net Cash Flow
	2016	2017(1)	2018(1)	TTM 3/31/2019(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$11,942,287	$12,436,932	$13,575,292	$13,693,419	$16,827,382	$76.95	90.5%
Rent Steps	0	0	0	0	967,058	4.42	5.2
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$11,942,287	$12,436,932	$13,575,292	$13,693,419	$17,794,440	$81.38	95.7%
Total Reimbursements	585,392	999,892	874,669	951,255	791,552	3.62	4.3
Net Rental Income	$12,527,680	$13,436,824	$14,449,961	$14,644,674	$18,585,992	$85.00	100.0%
Other Income	422,032	422,657	499,314	507,889	507,889	2.32	2.7
(Vacancy/Credit Loss)	0	0	0	0	(929,300)(4)	(4.25)	(5.0)
Effective Gross Income	$12,949,712	$13,859,480	$14,949,275	$15,152,563	$18,164,582	$83.07	97.7%

Total Expenses	$3,985,448	$4,260,793	$4,375,215	$4,543,255	$5,025,346	$22.98	27.7%

Net Operating Income	$8,964,264	$9,598,688	$10,574,060	$10,609,308	$13,139,235	$60.09	72.3%

Total TI/LC, Capex/RR	0	0	0	0	356,430	1.63	2.0

Net Cash Flow	$8,964,264	$9,598,688	$10,574,060	$10,609,308	$12,782,805	$58.46	70.4%
(1)	The increase in Rents in Place from 2017 to 2018 is due to rent increases for five tenants and the execution of leases for Lee’s Deli in May 2018 and Heyday in April 2018.

(2)	The increase in Gross Potential Rent from TTM 3/31/2019 to Underwritten is driven by Amazon’s October 2018 lease renewal and $944,439 of underwritten straight-lined rent for Amazon. Underwritten in-place rent for Amazon totals $9,947,784 ($77.00 PSF) which is based on Amazon’s lease renewal executed in October 2018. Amazon in-place rent prior to the rent increase commencement date totaled $6,769,368 ($52.40 PSF), thus an increase of approximately $3.2 million.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The underwritten economic vacancy is 5.0%. The 188 Spear Street Property was 100.0% physically occupied as of April 1, 2019.

The Market. The 188 Spear Street Property is located in the central business district of San Francisco, California within the South Financial District submarket. According to the appraisal, the unemployment rate in the San Francisco metropolitan statistical area hit a historic low in January 2019 and continues to fall despite labor force gains. Specifically, the South Financial District submarket has been one of the best performing major central business district submarkets in the United States during the most recent expansion period according to a third party research report. The South Financial District submarket’s vacancy rate fell to a 15-year low in 2016, and cumulative rent growth from 2010 to 2016 was approximately 110%, outpacing major central business district areas such as New York City’s World Trade Center, Downtown Seattle and Chicago’s Central Loop. San Francisco’s new Transbay Transit Center (approximately 0.3 miles from the 188 Spear Street Property) re-opened in July 2019 and has prompted new building development in the South Financial District submarket, attracting technology companies such as Salesforce.com, Uber, Fitbit, LinkedIn and Facebook. The South Financial District submarket also contains major financial tenants such as Blackstone, Wells Fargo and Morrison Foerster LLP. Access to the 188 Spear Street Property is provided by the Embarcadero Bay Area Rapid Transit stop (0.2 miles from the 188 Spear Street Property), the California Street and Drumm Street cable car stop (0.4 miles from the 188 Spear Street Property) and bus services serving Marin County (within one block of the 188 Spear Street Property).

According to a third party research report, the 188 Spear Street Property is situated within the South Financial District submarket of the San Francisco Office Market. As of the end of 2018, the South Financial District office submarket reported a total inventory of approximately 29.8 million square feet with a 6.9% vacancy rate and average asking rent of $74.64 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

The following table presents office and retail rental data with respect to comparable office and retail properties of the 188 Spear Street Property as identified in the appraisal:

Comparable Office Rental Summary(1)

Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Office
188 Spear Street 188 Spear Street San Francisco, CA	1972	218,669(2)	Amazon	129,192(2)	$77.00(2)	Various(2)(3)	Various(2)(3)	Gross
Spear Street Corridor 150 Spear Street San Francisco, CA	1981	264,551	RMA Northern California	10,152	$78.00	September 2018	10.3	Gross
332 Pine Street 332 Pine Street San Francisco, CA	1912	47,733	Auto List	6,345	$80.00	February 2019	5.2	Gross
115 Sansome Street 115 Sansome Street San Francisco, CA	1913	125,310	Noodle Analytics, Inc.	9,355	$77.00	January 2019	5.2	Gross
160 King Street 160 King Street San Francisco, CA	2002	167,985	Ancestry.com	35,577	$78.00	September 2018	10.5	Gross
500 3rd Street 500 3rd Street San Francisco, CA	1927	146,961	Proxy Technology	6,165	$78.00	April 2019	4.0	Gross
China Basin Wharfside 185 Berry Street San Francisco, CA	1922	502,579	Lyft	57,692	$86.00	April 2018	7.5	Gross
Retail
188 Spear Street 188 Spear Street San Francisco, CA	1972	218,669(2)	Lee’s Deli	3,286(2)	$61.80(2)	May 2018(2)	5.0(2)	NNN
201 Spear Street San Francisco, CA	1985	252,591	Kojin SF	2,562	$62.00	January 2019	5.0	NNN
201 California Street San Francisco, CA	1980	272,124	Oren’s Hummus Express	1,700	$93.00	April 2019	15.0	NNN
168 2nd Street San Francisco, CA	1907	7,200	Blue Bottle Coffee	2,001	$94.92	September 2018	10.0	Net
455 Market Street San Francisco, CA	1987	379,203	The Melt	2,391	$80.00	July 2017	10.0	Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

(3)	Amazon has been at the 188 Spear Street Property since 2012 and has expanded from 83,477 square feet to 129,192 square feet over the last seven years. Given the expansions, there are different lease commencement dates and Lease Term (Years).

The Borrower. The borrowing entity for the 188 Spear Street Whole Loan is 188 Spear Street LLC, a Delaware limited liability company and special purpose entity (the “188 Spear Street Borrower”) with one independent director in its organizational structure. Legal counsel to the 188 Spear Street Borrower delivered a non-consolidation opinion in connection with the origination of the 188 Spear Street Whole Loan. Shorenstein Company LLC is the guarantor of certain nonrecourse carve-outs under the 188 Spear Street Whole Loan.

The Loan Sponsor. The 188 Spear Street Whole Loan borrower sponsor is Shorenstein Company LLC. According to the borrower sponsor, Shorenstein Company LLC is one of the oldest and most active real estate organizations in the nation, specializing in the ownership of high-quality office and residential properties. According to the borrower sponsor, the company’s current portfolio totals approximately 25 million square feet (including 2.3 million square feet under development) in 20 markets with a gross value of approximately $9.0 billion. Shorenstein Company LLC is headquartered in San Francisco and currently owns seven properties totaling approximately 3.3 million square feet in that market. Shorenstein Company LLC also provides asset management, leasing, property management and construction services to the properties in its portfolio through its wholly-owned property services affiliate, Shorenstein Realty Services. Shorenstein Company LLC has two prior foreclosures on unrelated retail properties. The 188 Spear Street Property was acquired by the 188 Spear Street Borrower from a mezzanine note holder following a foreclosure on the related ownership interest in November 2009. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

“Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 188 Spear Street Property is managed by an affiliate of the 188 Spear Street Borrower.

Escrows and Reserves. At origination, the 188 Spear Street Borrower was required to escrow $2,486,946 to fund free rent for Amazon from November 2019 to January 2020 and $6,448,233 for outstanding tenant improvements and leasing commissions for Amazon and New Relic.

Tax Escrows – On a monthly basis, the 188 Spear Street Borrower is required to escrow 1/12th of the annual estimated tax payments upon the occurrence of a Trigger Period (as defined below).

Insurance Escrows – The requirement for the 188 Spear Street Borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the 188 Spear Street Property is insured under a blanket insurance policy in accordance with the 188 Spear Street Whole Loan documents.

Replacement Reserves – Upon the occurrence of a Trigger Period, the 188 Spear Street Borrower is required to escrow $3,644 for ongoing replacement reserves subject to a cap of $87,468.

TI/LC Reserve – Upon the occurrence of a Trigger Period, the 188 Spear Street Borrower is required to escrow $27,334 for the TI/LC reserve, subject to a cap of $656,007.

Lockbox / Cash Management. The 188 Spear Street Whole Loan documents require a hard lockbox with springing cash management. At origination, the 188 Spear Street Borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The 188 Spear Street Whole Loan documents require that all rents and other funds from operations received by the 188 Spear Street Borrower or the property manager be deposited into the lockbox within two business days after receipt. In the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Upon the first occurrence of a Trigger Period, all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service, monthly escrows, and default interest. In the absence of a Cash Sweep Period (as defined below), any remaining funds after such disbursement will be returned to the 188 Spear Street Borrower. Upon the first occurrence of a Cash Sweep Period, all excess cash flow will be escrowed in an excess cash reserve account. In the event of a Cash Sweep Period due to a Major Tenant Rollover Reserve Event (as defined below), excess cash will be swept into a major tenant rollover reserve fund up to a cap of $50 per square foot for the applicable tenant. Funds in this reserve will be disbursed for the re-leasing of the subject space.

A “Trigger Period” will commence upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 7.0%, (iii) a Major Tenant Trigger Event (as defined below), or (iv) a Major Tenant Rollover Reserve Event. A Trigger Period will cease when: with respect to clause (i), the cure and acceptance by the lender of such event of default; with respect to clause (ii), the debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; with respect to clause (iii), the cure of such Major Tenant Trigger Event (as described below); and with respect to clause (iv), the cure of such Major Tenant Rollover Reserve Event.

A “Cash Sweep Period” will commence upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 7.0% for two consecutive calendar quarters, (iii) a Major Tenant Trigger Event or (iv) a Major Tenant Rollover Reserve Event. A Cash Sweep Period will cease when, with respect to clause (i), the cure and acceptance by the lender of such event of default; with respect to clause (ii), the debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; with respect to clause (iii), the cure of such Major Tenant Trigger Event; and with respect to clause (iv), the cure of such Major Tenant Rollover Reserve Event.

A “Major Tenant Trigger Event” will commence upon the earliest of (i) a Major Tenant (as defined below) being in default under its lease, (ii) any bankruptcy or insolvency of a Major Tenant, its parent company or a guarantor of a Major Tenant’s lease obligations, (iii) with regard to Amazon, Amazon’s long-term debt rating being downgraded to Ba1 or lower by Moody’s or BB+ or lower by S&P, or (iv) a Major Tenant going dark in more than 50.0% of its space. A Major Tenant Trigger Event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 2 – 188 Spear Street

will end upon the occurrence of, with respect to clause (i), the cure of such event of default; with respect to clause (ii), the Major Tenant (or its parent or guarantor, as applicable) no longer being insolvent or in bankruptcy and such Major Tenant has affirmed the applicable Major Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction; with respect to clause (iii), Amazon’s long-term debt rating being higher than Ba1 by Moody’s and BB+ by S&P; and with respect to clause (iv), a Major Tenant occupying more than 50.0% of its space and no longer “being dark.”

A “Major Tenant Rollover Reserve Event” will commence upon the earliest of (i) the date that is 12 months prior to the expiration of an applicable Major Tenant lease (unless the Major Tenant space is re-tenanted) or (ii) a Major Tenant giving notice to terminate its lease for all or any portion of its space. A Major Tenant Rollover Reserve Event will end upon the occurrence of, with respect to clause (i), a Major Tenant Re-Tenanting Event (as defined below) or with respect to clause (ii), a Major Tenant rescinding its notice to terminate and affirming in writing that its lease is in full force and effect.

A “Major Tenant Re-Tenanting Event” will occur upon (i) the applicable Major Tenant renewing or extending its lease on terms acceptable to the lender and the Major Tenant paying full, unabated rent under the renewal or extension or (ii) the leasing of the entire Major Tenant space to one or more replacement leases acceptable to the lender, with the new tenant being in physical occupancy of at least 50.0% of the space, all tenant improvements and leasing commissions having been paid and the new tenant(s) paying full, unabated rent under such lease(s) or the 188 Spear Street Borrower depositing the free rent amount into a reserve account with the lender.

A “Major Tenant” is any tenant with a lease or instrument guaranteeing or providing credit support for a lease that: (i) provides for net rental income representing more than 10.0% or more of the total net rental income for the 188 Spear Street Property; (ii) covers more than 35,000 square feet at the 188 Spear Street Property; (iii) has a lease term of more than 10 years including options to renew; or (iv) is an affiliate of the 188 Spear Street Borrower.

Subordinate and Mezzanine Debt. The holders of the ownership interests in the 188 Spear Street Borrower may obtain a permitted mezzanine loan subject to the satisfaction of the requirements set forth in the 188 Spear Street Whole Loan documents including: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio must not be greater than 57.6%; (iii) the aggregate debt yield must not be less than 8.5%; (iv) the term of the mezzanine loan is co-terminus with the senior mortgage or longer; (v) the execution of an intercreditor, subordination and standstill agreement acceptable to the lender in all respects; (vi) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender; (vii) rating agency confirmation; and (viii) other conditions as set forth in the 188 Spear Street Whole Loan documents.

Partial Release. Not permitted.

Ground Lease. None.

Earthquake Insurance. The 188 Spear Street Property is located within seismic zone 4 and has a probable maximum loss of 16%. The 188 Spear Street Whole Loan documents do not require earthquake insurance unless the 188 Spear Street Property has a probable maximum loss greater than or equal to 20%. However, the 188 Spear Street Borrower obtained earthquake insurance under a blanket policy with a limit of $300.0 million per occurrence.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$57,017,500	Title:	Fee
Cut-off Date Principal Balance(1):	$57,017,500	Property Type – Subtype:	Office – Suburban
% of IPB:	6.1%	Net Rentable Area (SF):	568,658
Loan Purpose:	Acquisition	Location:	Malvern, PA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors(3):	Arch Street Capital Advisors, L.L.C.	Occupancy:	100.0%
	and Great Valley Properties	Occupancy Date:	11/7/2018
	Investor Company LLC	4th Most Recent NOI (As of)(5):	NAV
Interest Rate:	4.86000%	3rd Most Recent NOI (As of)(5):	NAV
Note Date:	11/7/2018	2nd Most Recent NOI (As of)(5):	NAV
Maturity Date:	11/7/2028	Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$13,837,018
Original Amortization Term:	None	UW Expenses:	$2,090,411
Amortization Type:	Interest Only	UW NOI:	$11,746,607
Call Protection(4):	L(33),Def(84),O(3)	UW NCF:	$11,661,308
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$189,200,000 / $333
Additional Debt:	Yes	Appraisal Date:	9/12/2018
Additional Debt Balance(1):	$59,825,000; $12,982,500
Additional Debt Type(1):	Pari Passu; B-Note

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$419,618	$139,873	N/A	Cut-off Date Loan / SF:	$205	$228
Insurance:	$123,331	$10,822	N/A	Maturity Date Loan / SF:	$205	$228
Replacement Reserves:	$0	$7,108	$255,896	Cut-off Date LTV:	61.8%	68.6%
Engineering Reserves:	$247,551	$0	N/A	Maturity Date LTV:	61.8%	68.6%
				UW NCF DSCR:	2.03x	1.68x
				UW NOI Debt Yield:	10.1%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan A Notes(1)	$116,842,500	64.2%	Purchase Price	$173,100,000	95.2%
Mortgage Loan B Note(1)	12,982,500	7.1	Closing Costs	8,005,855	4.4
Sponsor Equity	52,071,355	28.6	Upfront Reserves	790,500	0.4
Total Sources	$181,896,355	100.0%	Total Uses	$181,896,355	100.0%
(1)	The Vanguard Portfolio Mortgage Loan, as defined below, is part of a larger split whole loan, which is comprised of six senior pari passu promissory notes with an aggregate original principal balance of $116,842,500 (the “A Notes”) and one subordinate companion B-note with an original principal balance of $12,982,500 (the “B Note”).
(2)	For a more detailed description of the borrowers, please refer to “The Borrowers” below.
(3)	For a more detailed description of the loan sponsors, please refer to “The Loan Sponsors” below.
(4)	Prior to the open prepayment date of September 7, 2028, the Borrowers (as defined below) have the right to defease the Vanguard Portfolio Whole Loan (as defined below) after the earlier to occur of (a) November 7, 2022 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Vanguard Portfolio Whole Loan promissory note to be securitized. The assumed lockout period of 33 payments is based on the closing date of this transaction in August 2019. Partial Release is permitted. See “Partial Release” below for further discussion.
(5)	Historical financial information is not available as the loan sponsors acquired the Vanguard Portfolio Properties (as defined below) in 2018 and the Borrowers were not provided historical financials.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

The Loan. The Vanguard Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in four single-tenant suburban office buildings located in Malvern, Pennsylvania, collectively comprising 568,658 square feet (the “Vanguard Portfolio Properties”). The Vanguard Portfolio Whole Loan was originated by Natixis Real Estate Capital LLC (“Natixis”) and has an outstanding principal balance as of the Cut-off Date of $129,825,000 (the “Vanguard Portfolio Whole Loan”), and is comprised of six senior pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 and one subordinate companion B-Note. Note A-3, Note A-4 and Note A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $57,017,500, are being contributed to the BBCMS 2019-C4 Trust (the “Vanguard Portfolio Mortgage Loan”). Note A-1 and Note A-2, with an outstanding principal balance as of the Cut-off Date of $55,000,000, were previously contributed to BBCMS 2019-C3 Trust. Note A-6, with an outstanding principal balance as of the Cut-off Date of $4,825,000, is currently being held by Natixis and is expected to be contributed to one or more future securitizations. The B Note is the controlling note under the related co-lender agreement; however, after the occurrence of a control appraisal period, the holder of the Note A-1 will be the controlling noteholder. When the Note A-1 holder is the controlling noteholder, the holders of Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Vanguard Portfolio Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$30,000,000	BBCMS 2019-C3	Yes	No
A-2	25,000,000	BBCMS 2019-C3	No	No
A-3	20,000,000	BBCMS 2019-C4	No	No
A-4	20,000,000	BBCMS 2019-C4	No	No
A-5	17,017,500	BBCMS 2019-C4	No	No
A-6	4,825,000	Natixis	No	No
B	12,982,500	Third Party Investor	No	Yes
Total	$129,825,000

The Properties. The Vanguard Portfolio is comprised of four Class A suburban office buildings built between 1989 and 2014, totaling 568,658 square feet. The Vanguard Portfolio Properties are occupied by a single tenant, The Vanguard Group (“Vanguard”), pursuant to four separate leases. The 425 Old Morehall Road and the 50 Morehall Road properties were built to suit for Vanguard in 2014 and 1997, respectively. Vanguard’s initial occupancy at the 1001 Cedar Hollow Road property and the 60 Morehall Road property started in 1998 and 1996, respectively. Vanguard’s IT Programming Department occupies 425 Old Morehall Road, 50 Morehall Road and 60 Morehall Road. The IT Programming Department serves a critical function within the company, according to Vanguard’s website. These employees include developers responsible for the programming and monitoring of existing and new investment products across the Vanguard platform. Members of Vanguard’s Investment Management division are located at 1001 Cedar Hollow Road. According to the borrower sponsors, the Vanguard Portfolio Properties meet Vanguard’s top three criteria when choosing buildings to lease. The Vanguard Portfolio Properties: (i) are adjacent to its corporate-owned headquarters campus, (ii) are self-managed by Vanguard, and (iii) have controlled access to all points of entry in each building with a security desk in lobby. Other amenities at the Vanguard Portfolio Properties include uninterrupted power supply on all properties, on-site full-service cafeterias at the 425 Old Morehall Road, 1001 Cedar Hollow Road, and 50 Morehall Road properties and an on-site gym with locker rooms and showers at the 425 Old Morehall Road property. In addition, the Vanguard Portfolio Properties contain approximately 4.6 parking spaces per 1,000 square feet including a three-level parking deck at the 425 Old Morehall Road property. According to the borrower sponsors, Vanguard has invested in each of the Vanguard Portfolio Properties, keeping the standards in line with all its corporate owned properties. The 425 Old Morehall Road property, the largest of the four Vanguard Portfolio Properties (representing 35.5% of the NRA) features LEED Gold certification and has a multitude of modern finishes and operating systems. The following table presents certain information with respect to each property comprising the Vanguard Portfolio Properties.

The Vanguard Portfolio Properties are occupied by a single tenant, Vanguard, pursuant to four separate leases. Vanguard is the world’s second largest investment management company with approximately $5.2 trillion in assets under management as of January 31, 2019. The company offers 410 funds to more than 20 million investors in about 170 countries. Vanguard is owned by Vanguard’s US-dominated funds and ETFs, which are owned by their investors. In addition to mutual funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

and ETFs, Vanguard offers advisory services, brokerage services, educational account services, financial planning, asset management services, variable and fixed annuities, and trust services. The company has 19 locations around the world and 17,600 employees worldwide. Vanguard was founded in 1975 and is headquartered in Malvern, Pennsylvania. The company also has regional headquarters in Charlotte, North Carolina, Scottsdale, Arizona and Washington D.C. They also have 15 international offices. Vanguard is the largest employer in Chester County, Pennsylvania.

Portfolio Summary
Property Name, Location	Property Type – Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NCF
425 Old Morehall Road Malvern, PA	Office – Suburban	201,658	2014 / N/A	$51,875,106	40.0%	$75,600,000	$4,398,295
1001 Cedar Hollow Road Malvern, PA	Office – Suburban	133,000	1998 / 2017	29,917,389	23.0	43,600,000	2,752,520
50 Morehall Road Malvern, PA	Office – Suburban	117,000	1997 / 2014	24,016,253	18.5	35,000,000	2,246,587
60 Morehall Road Malvern, PA	Office – Suburban	117,000	1989 / 2015	24,016,253	18.5	35,000,000	2,263,906
Total		568,658		$129,825,000	100.0%	$189,200,000	$11,661,308

Environmental. According to the Phase I environmental assessments dated November 2, 2018, there is no evidence of any recognized or historical recognized environmental conditions at the 425 Old Morehall Road and 1001 Cedar Hollow Road properties. The Phase I environmental assessment identified a recognized environmental condition at the 50 Morehall Road property related to the presence of trichloroethylene (TCE) and tetrachloroethylene (PCE) in groundwater; however, according to the third-party environmental engineers, vapor intrusion is not expected to represent a significant environmental concern. A spill of unleaded gasoline occurred at the 50 Morehall Road property and 60 Morehall Road property, which have impacted soils at the site; however, according to the third-party environmental engineers, clean-up has been completed to statewide health standards and site-specific standards as of April 23, 2009. The historic gasoline spill and clean-up are considered a historical recognized environmental condition. An environmental insurance policy is in place with a policy aggregate limit of liability of $25 million that covers commercial lender collateral protection, clean-up costs, pollution legal liability, diminution in value, and business interruption due to potential pollution. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancy is provided by the borrower sponsor, Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 7, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Clause Type	Base Rent	% of Total Base Rent	Lease Expiration Date
Vanguard (425 Old Morehall Road)	NA / NA / NA	201,658	35.5%	$23.87	NNN	$4,812,568	37.7%	10/31/2030
Vanguard (1001 Cedar Hollow Road)	NA / NA / NA	133,000	23.4	$22.64	NNN	3,011,120	23.6	10/31/2029
Vanguard (50 Morehall Road)	NA / NA / NA	117,000	20.6	$20.98	NNN	2,454,660	19.2	10/31/2027
Vanguard (60 Morehall Road)	NA / NA / NA	117,000	20.6	$21.14	NNN	2,473,263	19.4	10/31/2028
Occupied Collateral Total		568,658	100.0%	$22.42		$12,751,611	100.0%

Vacant Space		0	0.0

Collateral Total		568,658	100.0%

(1)	Based on the underwritten rent roll.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	1	117,000	20.6	2,454,660	19.2	117,000	20.6%	$2,454,660	19.2%
2028	1	117,000	20.6	2,473,263	19.4	234,000	41.1%	$4,927,923	38.6%
2029	1	133,000	23.4	3,011,120	23.6	367,000	64.5%	$7,939,043	62.3%
2030 & Beyond	1	201,658	35.5	4,812,568	37.7	568,658	100.0%	$12,751,611	100.0%
Total	4	568,658	100.0%	$12,751,611	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

Operating History and Underwritten Net Cash Flow(1)
	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$12,751,611	$22.42	87.5%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$12,751,611	$22.42	87.5%
Total Reimbursements	1,813,671	3.19	12.5
Net Rental Income	$14,565,282	$25.61	100.0%
(Vacancy/Credit Loss)	(728,264)	(1.28)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$13,837,018	$24.33	95.0%

Total Expenses	$2,090,411	$3.68	15.1%

Net Operating Income	$11,746,607	$20.66	84.9%

Total TI/LC, Capex/RR	85,299	0.15	0.6

Net Cash Flow	$11,661,308	$20.51	84.3%
(1)	Historical financial information is not available as the borrower sponsor acquired the Vanguard Portfolio Properties in 2018 and the Borrowers were not provided historical financials.
(2)	The Underwritten Gross Potential Rent includes rent averaging through the term of the Vanguard Portfolio Whole Loan.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Markets. The Vanguard Portfolio Properties are located in Malvern, Chester County, Pennsylvania, part of the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD Metropolitan Statistical Area, which is the seventh most populous metropolitan area in the country and generates a higher level of GDP per capita than the nation overall, according to the appraiser.

The Vanguard Portfolio Properties are part of the Great Valley Corporate Center located in Malvern, Pennsylvania, approximately 20 miles west of the Philadelphia central business district. The Vanguard Portfolio Properties are primarily serviced by two major regional transportation highways, U.S. Route 202 and Pennsylvania Turnpike (I-76), the latter of which provides access to western suburban core markets nearby, including King of Prussia, Plymouth Meeting, Fort Washington, Willow Grove, and Conshohocken. The Vanguard Portfolio Properties’ secondary highway access is provided by Route 29, Swedesford Road, and Route 30. Public transportation is immediately adjacent to GVCC via the SEPTA bus system and a nearby commuter rail station in downtown Malvern.

According to a third party research report, the Malvern market is considered part of the Philadelphia main line, an upperclass area with historical roots stretching along Route 30 which leads directly into downtown Philadelphia. The properties benefit from proximity to some of the most affluent neighborhoods and school districts in the Philadelphia suburbs. The estimated 2018 population and average household income within a one-, three-, and five-mile radius of the Vanguard Portfolio Properties are 1,107, 25,000, and 84,499, respectively, and $170,350, $165,601, and $153,975, respectively. The properties are also located approximately eight miles from King of Prussia Mall, the largest super-regional mall in the Eastern United States. The Malvern market offers a mix of office and research facilities, retail centers, and a diverse base of residential housing options. The Malvern market has had significant development in the past five years and is in the middle of ongoing residential and commercial projects like Atwater and Uptown Worthington.

According to the appraisals, the Vanguard Portfolio Properties are located in the Exton/Whitelands office submarket containing approximately 14.8 million square feet of office inventory. The appraisals concluded a current market rental rate of $29.93 per square foot on gross basis, submarket rental rate of $24.68 per square foot on gross basis, submarket vacancy rate of 5.8% and net absorption of -6,732 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

The following table presents office rental data with respect to comparable office properties of the 425 Old Morehall Road property as identified in the appraisal:

Comparable Office Rental Summary for 425 Old Morehall Road(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)(2)	Lease Type
425 Old Morehall Road 425 Old Morehall Road Malvern, PA	2014	201,658(3)	Vanguard(3)	201,658(3)	$23.87(3)	November 2018	12	NNN
One Tower Bridge 100 Front Street Conshohocken, PA	1989	270,127	Morgan Stanley	99,700	$36.00	March 2018	11	Gross
Chesterbrook Corporate Center 1200 Morris Drive Wayne, PA	1984	111,184	JG Wentworth	83,000	$26.00	June 2017	11	Gross
Renaissance Business Park 2301 Renaissance Boulevard King of Prussia, PA	2002	189,502	Vertex	170,000	$20.00	January 2017	11	Net
151 South Warner Road 151 South Warner Road King of Prussia, PA	1980	89,914	The Judge Group	89,914	$30.42	September 2016	15	Gross
Great Valley Corporate Center 2 West Liberty Boulevard Malvern, PA	2005	100,975	Teva Pharmaceuticals	60,000	$30.50	May 2016	4	Gross
(1)	Source: Appraisal.
(2)	425 Old Morehall Road’s lease term reflects remaining lease term based on the underwritten rent roll. The comparable office properties’ lease terms reflect the original lease terms.
(3)	Based on the underwritten rent roll.

The following table presents office rental data with respect to comparable office properties of the 1001 Cedar Hollow Road, 50 Morehall Road, and 60 Morehall Road properties as identified in the appraisals:

Comparable Office Rental Summary for 1001 Cedar Hollow Road, 60 Morehall Road, and 50 Morehall Road(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)(2)	Lease Type
1001 Cedar Hollow Road 1001 Cedar Hollow Road Malvern, PA	1998	133,000(3)	Vanguard(3)	133,000(3)	$22.64(3)	November 2018	11	NNN
50 Morehall Road 50 Morehall Road Malvern, PA	1997	117,000(3)	Vanguard(3)	117,000(3)	$20.98(3)	November 2018	9	NNN
60 Morehall Road 60 Morehall Road Malvern, PA	1989	117,000(3)	Vanguard(3)	117,000(3)	$21.14(3)	November 2018	10	NNN
Chesterbrook Corporate Center 1000 Chesterbrook Boulevard Berwyn, PA	1999	173,036	Envestnet	24,000	$30.75	July 2018	10	Gross
Chesterbrook Corporate Center 1200 Morris Drive Wayne, PA	1984	111,184	JG Wentworth	83,000	$26.00	June 2017	11	Gross
Renaissance Business Park 2301 Renaissance Boulevard King of Prussia, PA	2002	189,502	Vertex	170,000	$20.00	January 2017	11	NNN
First Avenue Corporate Center 935 First Avenue King of Prussia, PA	2001	103,334	Radial, Inc.	103,334	$18.00	January 2017	15	NNN
151 South Warner Road 151 South Warner Road King of Prussia, PA	1980	89,914	The Judge Group	89,914	$30.42	September 2016	15	Gross
Great Valley Corporate Center 2 West Liberty Boulevard Malvern, PA	2005	100,975	Teva Pharmaceuticals	60,000	$30.50	May 2016	4	Gross
(1)	Source: Appraisal.
(2)	1001 Cedar Hollow Road, 50 Morehall Road, and 60 Morehall Road’s lease terms reflect remaining lease terms based on the underwritten rent roll. The comparable office properties’ lease terms reflect the original lease terms.
(3)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

The Borrowers. The borrowing entities for the Vanguard Portfolio Whole Loan are 425 GVP Property Company LLC, 1001 GVP Property Company LLC and 50 GVP Property Company LLC (collectively, the “Borrowers”). Each borrower is a Delaware limited liability company and special purpose entity. The loan is structured as Shari’ah compliant and therefore, the Borrowers have master leased the properties to three operating companies which are the master lessees under the master lease. The three master lessees of the Vanguard Portfolio Properties are 425 GVP Operating Company LLC, 1001 GVP Operating Company LLC and 50 GVP Operating Company LLC, all Delaware limited liability companies and special purpose entities (collectively, the “Master Lessees”). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan” in the Preliminary Prospectus.

The Loan Sponsors. The borrower sponsors for the Vanguard Portfolio Whole Loan are Arch Street Capital Advisors, L.L.C. and Great Valley Properties Investor Company LLC. The Vanguard Portfolio Whole Loan is structured with a master lease structure to create a Shari’ah compliant structure, so there is no guarantor for the Vanguard Portfolio Whole Loan. The Borrowers and the Loan Sponsors are the parties liable for any breach or violation of the non-recourse carveouts. The Master Lessees are owned 100.0% by Great Valley Properties Investor Company LLC, which is owned 100.0% by Great Valley Properties Investor Corp. Great Valley Properties Investor Corp. is owned 2.1% by Great Valley Properties Investment Company Ltd. and 97.9% by Great Valley Properties Property Company Ltd. Great Valley Properties Investment Company Ltd. is owned by 12 investors, none of which holds, directly or indirectly, a 10.0% or more ownership interest in Great Valley Properties Investment Company Ltd. Individuals affiliated with Soor Capital Holding, W.L.L. comprise the board of directors of Great Valley Properties Investor Corp.

Property Management. The Vanguard Portfolio Properties are self-managed by Vanguard. Jones Lang LaSalle Americas, Inc. has been retained by the Borrowers for “limited scope” third party management services.

Escrows and Reserves. At origination, the Borrowers deposited in escrow (i) $419,618 for real estate taxes, (ii) $123,331 for insurance premiums, and (iii) $247,551 for required repairs.

Tax Escrows – On a monthly basis, the Borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equals $139,873.

Insurance Escrows – On a monthly basis, the Borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equals $10,822.

Replacement Reserves – On a monthly basis, the Borrowers are required to escrow $7,108 for replacement reserves subject to a cap of $255,896. At any time after the cap is met, if the amount on deposit in the replacement reserve falls below $128,000, monthly deposits will commence until the cap is met.

Lockbox / Cash Management. The Vanguard Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Pursuant to the Vanguard Portfolio Whole Loan documents, all excess funds on deposit will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the primary tenant reserve subaccount, (b) during the continuation of a Cash Management Period (as defined below), to a cash collateral reserve subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Management Period is continuing, to the Borrowers. Provided no Cash Management Period exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Vanguard Portfolio Whole Loan documents will be remitted to the Borrowers.

The “Primary Tenant” is Vanguard, and any acceptable replacement tenant.

A “Cash Management Period” means the occurrence of (i) an event of default under the Vanguard Portfolio Whole Loan, (ii) the failure by the Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x, or (iii) a Primary Tenant Sweep Period. A Cash Management Period will end, provided that (1) the Vanguard Portfolio Whole Loan and all other obligations under the Vanguard Portfolio Whole Loan documents have been repaid in full; (2) with respect to clause (i) above, the event of default has been cured and such cure is accepted by the lender and no event that would trigger another Cash Management Period exists; (3) with respect to clause (ii) above, for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger a Cash Management Period exists, and (C) the debt service coverage ratio is at least equal to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 3 – Vanguard Portfolio

1.25x; or (4) with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that would trigger another Cash Management Period exists.

A “Primary Tenant Sweep Period” will commence upon (i) the earlier of (a) 18 months prior to the expiration or termination date of any Primary Tenant lease, whether such lease is in its initial term or any renewal term and (b) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease; (ii) any termination, cancellation or surrender of a Primary Tenant lease or any Borrower’s receipt of notice by a Primary Tenant of its intent to terminate, cancel or surrender its Primary Tenant lease; (iii) the date upon which any Primary Tenant “goes dark” in all or substantially all of the its premises; (iv) the date that any Primary Tenant commits a monetary or material nonmonetary default under the applicable Primary Tenant lease; or (v) the date upon which any Primary Tenant becomes a debtor in any bankruptcy action and end at such time, if ever, upon the occurrence of a Primary Tenant Sweep Period Cure.

A “Primary Tenant Sweep Period Cure” will commence, provided that (1) with respect to clauses (i) and (ii) above, a Primary Tenant Replacement Event (as defined below) has occurred; (2) with respect to clause (iii) above, either the Primary Tenant or an acceptable replacement tenant under a lease meeting the requirements under the Vanguard Portfolio Whole Loan documents re-opens for business for a continuous period of not less than three months; (3) with respect to clause (iv) above, either the default is cured and no other default or a Primary Tenant Replacement Event has occurred; or (4) with respect to clause (v) above, either the bankruptcy action is dismissed or the Primary Tenant lease is affirmed, or a Primary Tenant Replacement Event has occurred.

A “Primary Tenant Replacement Event” means, (1) (i) Primary Tenant lease that is the subject of a Primary Tenant Sweep Period has been terminated and the Borrower has entered into one or more new leases for all of the Primary Tenant premises under the Primary Tenant lease that has been terminated with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to lender in all respects, or (ii) the renewal of the applicable Primary Tenant lease for the entire Primary Tenant premises in accordance with its terms and (2) sufficient funds have been accumulated and remain available on deposit in the Primary Tenant reserve subaccount to pay all Primary Tenant re-leasing costs.

Subordinate Debt. The Vanguard Portfolio Whole Loan includes a subordinate companion loan with an original principal balance of $12,982,500 that was sold to a third party investor. The subordinate companion loan is coterminous with the Vanguard Portfolio Mortgage Loan and accrues interest at a fixed per annum rate of 9.05000%. The UW NCF DSCR and UW NOI Debt Yield on the Vanguard Portfolio Whole Loan (including the B Note) are 1.68x and 9.0%, respectively. A co-lender agreement is in place with respect to the Vanguard Portfolio Whole Loan.

Partial Release. The Borrowers have the option to release any Vanguard Portfolio Property upon a bona fide sale of such Vanguard Portfolio Property to a third party, provided, among other individual conditions, (i) the sale of such Vanguard Portfolio Property is pursuant to an arms’ length agreement with a third party which is not an affiliate of any of the Borrowers or Master Lessees; (ii) the Borrowers (a) pay 125.0% of the allocated loan amount for such Vanguard Portfolio Property to be released, together with all accrued and unpaid interest on the principal being prepaid and any applicable yield maintenance premium or (b) cause a partial defeasance in accordance with the Vanguard Portfolio Whole Loan documents in an amount equal to 125.0% of the allocated loan amount for such Vanguard Portfolio Property to be released; (iii) no event of default has occurred and is continuing; (iv) the debt yield after giving effect to such release is not less than the greater of (a) the debt yield immediately prior to such release and (b) the debt yield at the origination of the Vanguard Portfolio Whole Loan; (v) the loan-to-value ratio after giving effect to such release is not more than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) the loan-to-value ratio at the origination of the Vanguard Portfolio Whole Loan; (vi) the debt service coverage ratio after giving effect to such release is not less than the greater of (a) the debt service coverage ratio immediately prior to such release and (b) the debt service coverage ratio at the origination of the Vanguard Portfolio Whole Loan; and (vii) the Borrowers have given the lender not less than 30 days’ prior written notice of such sale. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any Vanguard Portfolio Property or Vanguard Portfolio Properties will be applied pro rata among the A Notes and the B Note.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – ExchangeRight Net Leased Portfolio 28

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – ExchangeRight Net Leased Portfolio 28

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – ExchangeRight Net Leased Portfolio 28

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$44,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$44,000,000	Property Type – Subtype(3):	Various – Various
% of IPB:	4.7%	Net Rentable Area (SF):	482,428
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased	Year Built / Renovated:	Various / Various
	Portfolio 28 DST	Occupancy:	100.0%
Borrower Sponsors:	ExchangeRight Real Estate, LLC,	Occupancy Date(4):	7/10/2019
	David Fisher, Joshua Ungerecht,	4th Most Recent NOI (As of)(5):	NAV
	and Warren Thomas	3rd Most Recent NOI (As of)(5):	NAV
Interest Rate:	4.03200%	2nd Most Recent NOI (As of)(5):	NAV
Note Date:	7/10/2019	Most Recent NOI (As of)(5):	NAV
Maturity Date:	8/1/2029	UW Economic Occupancy:	95.0%
Interest-only Period:	120 months	UW Revenues:	$6,895,860
Original Term:	120 months	UW Expenses:	$849,078
Original Amortization Term:	None	UW NOI:	$6,046,782
Amortization Type:	Interest Only	UW NCF:	$5,879,046
Call Protection(2):	L(24),Def(92),O(4)	Appraised Value / Per SF:	$103,230,500 / $214
Lockbox / Cash Management:	Hard / Springing	Appraisal Date(6):	Various
Additional Debt(1):	Yes
Additional Debt Balance(1):	$19,943,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$133
Taxes:	$240,941	$53,281	N/A	Maturity Date Loan / SF:	$133
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.9%
Replacement Reserves:	$0	$3,428	N/A	Maturity Date LTV:	61.9%
TI/LC:	$500,000	Springing	N/A	UW NCF DSCR:	2.25x
Other:	$615,691	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$63,943,000	60.3%	Purchase Price	$102,971,709	97.2%
Sponsor Equity	42,046,206	39.7	Closing Costs	1,660,865	1.6
			Upfront Reserves	1,356,632	1.3
Total Sources	$105,989,206	100.0%	Total Uses	$105,989,206	100.0%

(1)	The ExchangeRight Net Leased Portfolio 28 mortgage loan is part of a whole loan evidenced by three senior pari passu promissory notes with an aggregate original principal balance of $63.943 million. The financial information presented in the chart above reflects the Cut-off Date balance of the ExchangeRight Net Leased Portfolio 28 Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments beginning with and including September 1, 2019. Defeasance of the full $63.943 million ExchangeRight Net Leased Portfolio 28 Whole Loan is permitted following the date after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 10, 2022.

(3)	The ExchangeRight Net Leased Portfolio 28 Properties (as defined below) consist of 22 single tenant properties and one medical office property.

(4)	Occupancy for the ExchangeRight Net Leased Portfolio 28 Properties is based on the single tenant leases for each ExchangeRight Net Leased Portfolio 28 Property.

(5)	The ExchangeRight Net Leased Portfolio 28 Properties were acquired at origination of the ExchangeRight Net Leased Portfolio 28 Whole Loan. As such, no historical operating history is available.

(6)	Appraisal Dates for the ExchangeRight Net Leased Portfolio 28 Properties range from April 13, 2019 to June 23, 2019.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The ExchangeRight Net Leased Portfolio 28 mortgage loan is part of a whole loan (the “ExchangeRight Net Leased Portfolio 28 Whole Loan”) evidenced by three senior pari passu promissory notes with an aggregate original principal balance of $63,943,000. The ExchangeRight Net Leased Portfolio 28 Whole Loan is secured by the borrower’s fee interest in a 482,428 square foot, 23 property portfolio occupied by 22 single tenant retail properties and one medical office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – ExchangeRight Net Leased Portfolio 28

located across Wisconsin, Illinois, Texas, Tennessee, Indiana, South Carolina, Michigan, Virginia and Louisiana (collectively, the “ExchangeRight Net Leased Portfolio 28 Properties”). The controlling Note A-1 has an original principal balance of $44,000,000 and will be included in the BBCMS 2019-C4 Trust. The ExchangeRight Net Leased Portfolio 28 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2019-C4 Trust. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The ExchangeRight Net Leased Portfolio 28 Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$44,000,000	BBCMS 2019-C4	Yes
A-2	10,000,000	SGFC	No
A-3	9,943,000	SGFC	No
Total	$63,943,000

The Properties. The ExchangeRight Net Leased Portfolio 28 Properties are comprised of 22 single-tenant retail properties and one medical office property (Fresenius Medical Care – West Columbia, SC) totaling 482,428 square feet located in nine states. The largest geographical concentrations by Cut-off Date Balance include Wisconsin (three properties, 29.7% of the allocated Cut-off Date Balance), Illinois (four properties, 17.4% of the allocated Cut-off Date Balance), Texas (three properties, 10.5% of the allocated Cut-off Date Balance), Tennessee (two properties, 9.5% of the allocated Cut-off Date Balance), Indiana (two properties, 7.3% of the allocated Cut-off Date Balance), South Carolina (three properties, 7.1% of the allocated Cut-off Date Balance), Michigan (three properties, 6.8% of the allocated Cut-off Date Balance), Virginia (one property, 6.1% of the allocated Cut-off Date Balance) and Louisiana (two properties, 5.6% of the allocated Cut-off Date Balance). Built between 1995 and 2019, the ExchangeRight Net Leased Portfolio 28 Properties range in size from 7,225 square feet to 73,764 square feet. As of July 10, 2019, the ExchangeRight Net Leased Portfolio 28 Properties were 100.0% occupied. Six tenants, or their parent entities, representing 65.4% of the aggregate NRA and 77.5% of UW base rent at the ExchangeRight Net Leased Portfolio 28 Properties, are investment grade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – ExchangeRight Net Leased Portfolio 28

ExchangeRight Net Leased Portfolio 28 Properties Summary
Property Name - Location	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Pick n Save - Oconomowoc, WI	Retail - Freestanding	61,700	2008 / N/A	$8,246,000	12.9%	$13,300,000	$798,319
Pick n Save - Wales, WI	Retail - Freestanding	61,000	1997 / 2018	6,386,000	10.0	10,300,000	605,683
Hobby Lobby - Hendersonville, TN	Retail - Freestanding	55,000	2015 / N/A	4,929,000	7.7	8,050,000	425,873
Hobby Lobby - Appleton, WI	Retail - Freestanding	73,764	1995 / N/A	4,359,000	6.8	7,030,000	340,717
Walgreens - Newport News, VA	Retail - Freestanding	14,490	2003 / N/A	3,906,000	6.1	6,300,000	359,385
Walgreens - Aurora, IL	Retail - Freestanding	14,820	2007 / N/A	3,720,000	5.8	6,000,000	345,563
Walgreens - Hammond, IN	Retail - Freestanding	14,550	2008 / N/A	3,720,000	5.8	6,000,000	345,527
Walgreens - North Aurora, IL	Retail - Freestanding	14,800	2005 / N/A	3,162,000	4.9	5,100,000	299,487
Walgreens - Fort Worth, TX	Retail - Freestanding	13,905	1998 / N/A	2,995,000	4.7	4,830,000	258,876
Tractor Supply - Lake Charles, LA	Retail - Freestanding	19,097	2019 / N/A	2,728,000	4.3	4,400,000	230,753
Fresenius Medical Care - West Columbia, SC	Office - Medical	8,263	2017 / N/A	2,713,000	4.2	4,375,000	259,661
Walgreens - Flint, MI	Retail - Freestanding	13,905	1998 / N/A	2,635,000	4.1	4,250,000	262,478
Tractor Supply - Springtown, TX	Retail - Freestanding	19,097	2019 / N/A	2,542,000	4.0	4,100,000	219,735
Walgreens - Orland Park, IL	Retail - Freestanding	15,120	1997 / 2016	2,480,000	3.9	4,000,000	225,101
Walgreens - Peoria, IL	Retail - Freestanding	13,500	1998 / N/A	1,736,000	2.7	2,800,000	168,531
Dollar General - Houston, TX	Retail - Freestanding	7,489	2018 / N/A	1,178,000	1.8	1,900,000	107,147
Dollar General - Soddy Daisy, TN	Retail - Freestanding	10,566	2019 / N/A	1,163,000	1.8	1,875,000	110,633
O’Reilly Auto Parts - Lexington, SC	Retail - Freestanding	7,225	2009 / N/A	1,008,000	1.6	1,625,000	96,157
Dollar General - Mishawaka, IN	Retail - Freestanding	9,100	2019 / N/A	967,000	1.5	1,560,000	90,550
Dollar General - Lambertville, MI	Retail - Freestanding	7,489	2019 / N/A	899,000	1.4	1,450,500	86,830
Dollar Tree - Beech Island, SC	Retail - Freestanding	9,520	2018 / N/A	843,000	1.3	1,360,000	85,177
Dollar General - Youngsville, LA	Retail - Freestanding	9,002	2019 / N/A	837,000	1.3	1,350,000	81,956
Dollar General - Battle Creek, MI	Retail - Freestanding	9,026	2018 / N/A	791,000	1.2	1,275,000	74,907
Total		482,428		$63,943,000	100.0%	$103,230,500	$5,879,046

Major Tenants.

Walgreens (115,090 square feet; 23.9% of the NRA; 37.4% of underwritten rent; Baa2/BBB/BBB by Moody’s/S&P/Fitch): Walgreens Boots Alliance (dba Walgreens) is one of the world’s largest retailers ranked #17 in sales as of July 2019 according to Fortune. The company formed in 2014 when US-based Walgreens bought its European counterpart Alliance Boots. As of June 3, 2019, Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25 countries and collectively employ over 415,000 people. Walgreens Boots Alliance operates over 18,500 stores across 11 countries, as well as one of the largest global pharmaceutical wholesale and distribution networks with more than 390 distribution centers delivering to over 230,000 pharmacies, doctors, health centers and hospitals each year in more than 20 countries. Walgreens Boots Alliance’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as global health and beauty product brands, such as No7, Soap & Glory, Liz Earle, Sleek MakeUP and Botanics. Walgreens Boots Alliance reported 2019 third quarter sales results of $34.6 billion as of May 31, 2019.

Pick n Save (122,700 square feet; 25.4% of the NRA; 23.5% of underwritten rent; Baa1/BBB/NA by Moody’s/S&P/Fitch): Pick n Save is owned by Roundy’s, which operates more than 150 grocery stores in Wisconsin and Illinois under four banners: Pick n Save, Copps, Metro Market, and Mariano’s Fresh Market. The two largest banners are Pick n Save, with over 100 locations throughout the State of Wisconsin, and Mariano’s, with over 40 locations throughout the Chicagoland area. The company was acquired by The Kroger Co. (dba Kroger) (“Kroger”) in December 2015. Kroger purchased 100% of Roundy’s outstanding common stock and assumed Roundy’s outstanding debt at a total a purchase price of $800 million. Kroger was founded in 1883 and incorporated in 1902 and is one of the world’s largest retailers ranked #20 in sales as of July 2019 according to Fortune. As of February 2, 2019, the company operated, either directly or through its subsidiaries, 2,764 supermarkets under a variety of local banner names, of which 2,270 had pharmacies and 1,537 had fuel centers, reported 453,000 full- and part-time employees, and reported annual sales of $121.2 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – ExchangeRight Net Leased Portfolio 28

Hobby Lobby (128,764 square feet; 26.7% of the NRA; 14.6% of underwritten rent): Hobby Lobby is a privately-owned arts and crafts retailer with over 37,500 employees in more than 850 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City. Affiliated companies include Hemispheres, which carries home furnishings and accessories from around the world, and Mardel Christian and Education Supply, which offers books, bibles, gifts, church and education supplies, and homeschooling curriculum. Hobby Lobby also maintains offices in Hong Kong, Shenzhen, and Yiwu, China.

Environmental. According to Phase I environmental assessments dated between March 8, 2019 and July 10, 2019, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio 28 Properties with the exception of the following: (i) the environmental consultant recommended continuing the current remediation site operation, maintenance monitoring & optimization operation and any other requirements set out by governing bodies until closure is granted from the prior release on-site at the Pick n Save - Oconomowoc, WI property; and (ii) the environmental consultant recommended a limited subsurface investigation to determine the presence or absence of soil and/or groundwater contamination with respect to the former dry-cleaning operations at the Walgreens - Flint, MI property; however, based on the analytical results of the Phase II environmental assessment, no further investigation was recommended at the Walgreens - Flint, MI property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)(3)
2016	2017	2018	Current
100.0%	100.0%	100.0%	100.0%
(1)	Historical and current occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio 28 Properties. Historical occupancies are as of December 31 of each respective year.

(2)	The Fresenius Medical Care - West Columbia, SC property was constructed in 2017; the Dollar General - Houston, TX property, the Dollar Tree - Beech Island, SC property and the Dollar General - Battle Creek, MI property were constructed in 2018; and the Tractor Supply – Springtown, TX property, Tractor Supply - Lake Charles, LA property, Dollar General - Soddy Daisy, TN property, the Dollar General - Mishawaka, IN property, the Dollar General - Lambertville, MI property, and the Dollar General - Youngsville, LA property were constructed in 2019. These tenants are excluded from occupancy figures for the years prior to the respective build dates.

(3)	Current occupancy is as of July 10, 2019.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Weighted Average Remaining Lease Terms
Hobby Lobby	NA / NA / NA	128,764	26.7%	$7.49	$965,084	14.6%	10.0
Pick n Save	Baa1 / BBB / NA	122,700	25.4	$12.68	1,555,321	23.5	10.4
Walgreens(3)	Baa2 / BBB / BBB	115,090	23.9	$21.53	2,477,734	37.4	11.5
Dollar General	Baa2 / BBB / NA	52,672	10.9	$11.51	606,248	9.2	14.6
Tractor Supply	NA / NA / NA	38,194	7.9	$13.71	523,743	7.9	14.9
Dollar Tree	Baa3 / BBB- / NA	9,520	2.0	$10.00	95,200	1.4	9.6
Fresenius Medical Care	NA / BBB / BBB-	8,263	1.7	$35.04	289,531	4.4	13.4
O’Reilly Auto Parts	Baa1 / BBB / NA	7,225	1.5	$14.55	105,132	1.6	10.4
Major Tenants / Wtd. Avg.		482,428	100.0%	$13.72	$6,617,993	100.0%

Vacant Space		0	0.0%

Collateral Total		482,428	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Walgreens has the right to terminate its lease at (i) Walgreens – Orland Park, IL effective as of January 31, 2033, (ii) Walgreens - Aurora, IL effective as of September 30, 2032, (iii) Walgreens – North Aurora, IL effective as of February 28, 2030, (iv) Walgreens – Hammond, IN effective as of August 31, 2033, (v) Walgreens – Newport News, VA effective as of August 31, 2030, (vi) Walgreens – Fort Worth, TX effective as of November 30, 2028, (vii) Walgreens - Flint, MI effective as of February 28, 2029, and (viii) Walgreens – Peoria, IL effective as of August 31, 2029 and for each such lease every five years thereafter until the respective lease expires. The Weighted Average Remaining Lease Terms reflect the earliest termination option dates to be the lease expiration dates for Walgreens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – ExchangeRight Net Leased Portfolio 28

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	13,905	2.9	293,000	4.4	13,905	2.9%	$293,000	4.4%
2029 & Beyond	22	468,523	97.1	6,324,993	95.6	482,428	100.0%	$6,617,993	100.0%
Total	23	482,428	100.0%	$6,617,993	100.0%

(1)	Based on the underwritten rent roll.

(2)	Walgreens has the right to terminate its lease at (i) Walgreens – Orland Park, IL effective as of January 31, 2033, (ii) Walgreens - Aurora, IL effective as of September 30, 2032, (iii) Walgreens – North Aurora, IL effective as of February 28, 2030, (iv) Walgreens – Hammond, IN effective as of August 31, 2033, (v) Walgreens – Newport News, VA effective as of August 31, 2030, (vi) Walgreens – Fort Worth, TX effective as of November 30, 2028, (vii) Walgreens - Flint, MI effective as of February 28, 2029, and (vii) Walgreens – Peoria, IL effective as of August 31, 2029 and for each such lease every five years thereafter until the respective lease expires. The lease expiration dates reflect the earliest termination option dates for Walgreens.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,617,993	$13.72	91.2%
Straight-Line Rent	0	0.00	0.0
Gross Potential Rent	$6,617,993	$13.72	91.2%
Total Reimbursements	640,807	1.33	8.8
Net Rental Income	$7,258,800	$15.05	100.0%
(Vacancy/Credit Loss)	(362,940)	(0.75)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$6,895,860	$14.29	95.0%

Total Expenses	$849,078	$1.76	12.3%

Net Operating Income	$6,046,782	$12.53	87.7%

Total TI/LC, Capex/RR	167,736	0.35	2.4

Net Cash Flow	$5,879,046	$12.19	85.3%
(1)	The ExchangeRight Net Leased Portfolio 28 Properties were acquired at origination, as such no historical operating data was provided.

(2)	Percentage column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents are based on in-place rents per the leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – ExchangeRight Net Leased Portfolio 28

The Market. The ExchangeRight Net Leased Portfolio 28 Properties are geographically diverse with properties located in nine different states and 19 different markets.

ExchangeRight Net Leased Portfolio 28 Properties Market Summary(1)
Property Name - Location	Market	Submarket	Market Vacancy	Actual Rental Rate PSF	Market/Submarket Rent Rate PSF
Pick n Save - Oconomowoc, WI	Milwaukee	Waukesha County	10.5%	$14.00	$14.00
Pick n Save - Wales, WI	Milwaukee	Waukesha County	10.5%	$10.77	$11.50
Hobby Lobby - Hendersonville, TN	Nashville	North/Northeast	10.1%	$9.00	$9.50
Hobby Lobby - Appleton, WI	Appleton	N/A	4.9%	$6.00	$7.00
Walgreens - Newport News, VA	Virginia Beach/Norfolk/ Newport News	Newport News/Hampton	14.6%	$26.92	$26.00
Walgreens - Aurora, IL	Chicago	Kane	7.4%	$25.30	$25.00
Walgreens - Hammond, IN	Chicago	Lake County	6.5%	$25.77	$25.00
Walgreens - North Aurora, IL	Chicago	Kane	7.4%	$21.96	$20.00
Walgreens - Fort Worth, TX	Dallas/Fort Worth	Southwest Fort Worth	4.8%	$21.07	$21.00
Tractor Supply Co. - Lake Charles, LA	Lake Charles	N/A	3.6%	$14.02	$13.00
Fresenius Medical Care - West Columbia, SC	Columbia	Cayce/West Columbia	4.0%	$32.35	$33.00
Walgreens - Flint, MI	Flint	N/A	26.6%	$20.74	$15.00
Tractor Supply Co. - Springtown, TX	Dallas/Fort Worth	Parker County	2.5%	$13.41	$14.00
Walgreens - Orland Park, IL	Chicago	Southwest	8.9%	$16.29	$20.00
Walgreens - Peoria, IL	Peoria	N/A	5.9%	$16.52	$13.00
Dollar General - Houston, TX	Houston	FM 1960/Far Northwest	15.2%	$15.73	$14.25
Dollar General - Soddy Daisy, TN	Chattanooga	North	13.3%	$11.56	$11.50
O’Reilly Auto Parts - Lexington, SC	Columbia	West	9.2%	$13.47	$13.50
Dollar General - Mishawaka, IN	South Bend/Mishawaka	N/A	3.0%	$10.97	$10.50
Dollar General - Lambertville, MI	Monroe	Monroe County	8.5%	$12.59	$12.59
Dollar Tree - Beech Island, SC	Augusta	Aiken County	5.5%	$10.00	$10.00
Dollar General - Youngsville, LA	Lafayette	N/A	3.3%	$9.94	$9.25
Dollar General - Battle Creek, MI	Battle Creek	Calhoun County	7.9%	$9.17	$9.17
(1)	Source: third party market research reports.

The Borrower. The borrowing entity is ExchangeRight Net Leased Portfolio 28 DST, a Delaware statutory trust. At origination, the ExchangeRight Net Leased Portfolio 28 Properties were purchased directly by the borrower. The borrower has master leased the ExchangeRight Net Leased Portfolio 28 Properties to ExchangeRight NLP 28 Master Lessee, LLC (the “Master Lessee”), a Delaware limited liability company that is an affiliate of the borrower sponsors. The Master Lessee is structured as a special purpose entity in which the borrower sponsors collectively have a 100% ownership interest. The Master Lessee’s interest in the master lease and all tenant rents are assigned to the lender as collateral. The master lease is subordinate to the ExchangeRight Net Leased Portfolio 28 Whole Loan. There is one independent trustee for the borrower and independent manager for the Master Lessee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio 28 Whole Loan.

The Loan Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC (“ExchangeRight”). David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $1.7 billion in assets under management that includes 500 properties located across 38 states totaling over 12 million square feet as of February 1, 2019. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 unrelated to the ExchangeRight Net Leased Portfolio 28 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio 28 Properties are managed by NLP Management, LLC, which is wholly owned by ExchangeRight.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 4 – ExchangeRight Net Leased Portfolio 28

Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for tenant improvement and leasing commissions, $452,830 for deferred maintenance, $112,500 for environmental reserve, $50,361 for environmental insurance and $240,941 for real estate taxes.

Tax & Insurance Escrows – On a monthly basis, the borrower is required to escrow $53,281 in real estate taxes for tenants that do not pay real estate taxes directly. Collection of monthly real estate taxes and insurance reserves (and common charges, if applicable) will be waived as they relate to certain tenants who have the right or obligation pursuant to their related leases to directly pay such expenses so long as, among other conditions, (i) no event of default under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the taxing authority or the applicable insurance company 15 days prior to the delinquency date for taxes and due date for insurance premiums, (iii) the lease(s) with the applicable tenant(s) is (are) in full force and effect and is (are) not subject to any default beyond any applicable grace or notice and cure period by either the borrower or the tenant(s), and (iv) no material adverse change has occurred with respect to the applicable tenant such that the tenant is no longer able to timely pay the taxes or insurance premiums.

The Hobby Lobby - Hendersonville, TN Property (as defined below) and the Tractor Supply – Springtown, TX mortgaged property are each currently part of tax lots with certain non-collateral property. Until a Reparcelization Event (as defined below) occurs, the monthly deposit into the tax and insurance reserve for real estate taxes for the Hobby Lobby - Hendersonville, TN mortgaged property (the “Hobby Lobby – Hendersonville, TN Property”) will be equal to one-twelfth (1/12th) of the annual real estate taxes that the lender estimates will be paid based upon the entirety of the shared tax parcel. Following the occurrence of a Reparcelization Event, the lender will return to the borrower the portion of funds in the tax and insurance reserve solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Hobby Lobby – Hendersonville, TN Property was previously a part of.

A “Reparcelization Event” means the separation of the Hobby Lobby – Hendersonville, TN Property from any non-collateral property, and the Tractor Supply - Springtown mortgaged property from any non-collateral property such that (i) the Hobby Lobby – Hendersonville, TN Property and Tractor Supply - Springtown mortgaged property constitutes a separate tax lot and (ii) any and all taxes attributable to the previously shared tax parcel have been paid in full.

Replacement Reserve – On a monthly basis the borrower is required to escrow 1/12th of $0.110838 multiplied by the aggregate square feet of the ExchangeRight Net Leased Portfolio 28 Properties, initially $3,428 for replacement reserves, provided however, monthly deposits will be waived in respect of the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio 28 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises, in accordance with the terms of the ExchangeRight Net Leased Portfolio 28 Whole Loan documents, for so long as (i) no event of default has occurred and is continuing, (ii) proof of payment of all such capital expenses is provided to lender, (iii) the leases with the applicable tenants are and continue in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses has, in lender’s reasonable been materially jeopardized.

TI/LC Reserve – During an event of default under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents, the borrower is required to escrow approximately 1/12th of $0.70 multiplied by the aggregate square feet of the ExchangeRight Net Leased Portfolio 28 Properties, initially $28,142 on a monthly basis for leasing expenses.

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio 28 Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be paid directly into an eligible account maintained by the borrower at a local bank selected by the borrower, which bank is required at all times to be an eligible institution as defined in the ExchangeRight Net Leased Portfolio 28 Whole Loan documents. Without limiting the foregoing, if the borrower, the Master Lessee or the manager receives any rents, then (i) such amounts will be deemed to be collateral for the ExchangeRight Net Leased Portfolio 28 Whole Loan and will be held in trust by the borrower, the Master Lessee or the manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the borrower, the Master Lessee, or the property manager and (iii) the borrower, the Master Lessee, or the property manager, as applicable, is required to deposit such amounts into a clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on each business day into the Master Lessee’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 4 – ExchangeRight Net Leased Portfolio 28

such funds will be swept into an eligible account at a deposit bank controlled by the lender. To the extent any Cash Management Period expires or terminates, any funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account by the lender’s delivery of a notice to the clearing bank, with the lender being entitled to send a subsequent notice to the clearing bank upon the occurrence of a subsequent Cash Management Period to redirect all amounts from the clearing account to the deposit account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) August 1, 2029; (ii) any default or an event of default under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents; (iii) if, as of any calculation date, the debt service coverage ratio is less than 1.50x; or (iv) the payment date that occurs on August 1, 2026, to the extent a qualified transfer has not occurred as of such date. A Cash Management Period will end, provided that (1) the ExchangeRight Net Leased Portfolio 28 Whole Loan and all other obligations under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents have been repaid in full or (2) prior to August 1, 2029 (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least equal to 1.55x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, a qualified transfer has occurred.

An approved transferee for a qualified transfer under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents, means (i) an eligible institution which is, or which is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (ii) any person that (a) meets the requirements of a qualified transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which shall be reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net Leased Portfolio 28 Properties, (c) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square footage in the aggregate, (d) has, and at all times maintains, either (A) a minimum net worth of at least $200,000,000.00 and total assets of at least $400,000,000.00, as reasonably determined by the lender, or (B) an investment grade rating of not less than BBB- by S&P or Baa3 by Moody’s, as reasonably determined by the lender, (e) at all times owns no less than 100% of the legal and beneficial ownership interests in the borrower, (f) is not a Delaware statutory trust, and (g) causes the borrower to effectuate a conversion pursuant to the ExchangeRight Net Leased Portfolio 28 Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 5 – Inland Life Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 5 – Inland Life Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 5 – Inland Life Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$31,297,500	Title:	Fee
Cut-off Date Principal Balance(1):	$31,297,500	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	3.3%	Net Rentable Area (Units):	17,278
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Self-Storage Portfolio VIII DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy:	91.3%
Interest Rate:	3.80900%	Occupancy Date:	6/5/2019
Note Date:	7/2/2019	4th Most Recent NOI (As of):	$14,704,582 (12/31/2016)
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	$14,628,073 (12/31/2017)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$14,694,430 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$14,852,222 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	84.0%
Amortization Type:	IO-Balloon	UW Revenues:	$21,860,451
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$8,604,656
Cash Management:	Springing	UW NOI:	$13,255,794
Additional Debt(1):	Yes	UW NCF:	$13,044,942
Additional Debt Balance(1):	$107,802,500	Appraised Value / Per Unit(3):	$225,000,000 / $13,022
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	6/28/2019

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$8,051
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$6,931
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.8%
Replacement Reserves:	$424,056	Springing	$424,056	Maturity Date LTV:	53.2%
Other:	$0	$0	N/A	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$139,100,000		64.6%	Purchase Price	$212,000,000	98.4%
Sponsor Equity(4)	76,355,341		35.4	Upfront Reserves	424,056	0.2
				Closing Costs	3,031,285	1.4
Total Sources	$215,455,341		100.0%	Total Uses	$215,455,341	100.0%

(1)	The Inland Life Storage Portfolio Mortgage Loan, as defined below, is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $139,100,000. The financial information presented in the chart above is based on the $139,100,000 Inland Life Storage Portfolio Whole Loan, as defined below.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Additionally, according to the master lease, the borrower funded $6,154,728 into a trust reserve account separate from the Escrows and Reserves, which is not collateral for the Inland Life Storage Portfolio Whole Loan. Collectively, the initial Escrows and Reserves and trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Life Storage Portfolio Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(3)	The Appraised Value is based on a portfolio appraised value. The difference in the Inland Life Storage Portfolio “as-is” appraised value from the purchase price was partially driven by the existing Life Storage retaining management rights, thus excluding potential buyers with their own management platform. Given the limited buyer pool due to the management agreement, the appraisal concluded a portfolio value of $225,000,000, which does not consider the management restrictions. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 65.6% and 56.5%, respectively.

(4)	Sponsor Equity was funded in part by a $40.0 million unsecured corporate loan made by Barclays Bank PLC to Inland Private Capital Corporation, which is guaranteed by its parent company, Inland Real Estate Investment Corporation and matures on January 6, 2020. The corporate unsecured loan is not to the borrower and is neither secured by nor dependent upon income from the Inland Life Storage Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 5 – Inland Life Storage Portfolio

The Loan. The Inland Life Storage Portfolio mortgage loan is secured by a first mortgage lien on the borrower’s fee interest in 32 self-storage properties located in Mississippi, Texas, Louisiana, South Carolina, and North Carolina. The whole loan was co-originated by KeyBank National Association (“KeyBank”) and Barclays and has an outstanding principal balance as of the Cut-off Date of $139.1 million (the “Inland Life Storage Portfolio Whole Loan”). The Inland Life Storage Portfolio Whole Loan is comprised of five pari passu notes, Note A-1-A, Note A-1-B, Note A-1-C, Note A-2-A and Note A-2-B. Note A-2-A with an outstanding principal balance as of the Cut-off Date of $31,297,500 is being contributed to the BBCMS 2019-C4 Trust (the “Inland Life Storage Portfolio Mortgage Loan”). Notes A-1-A, A-1-B and A-1-C, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $76,505,000, are held by KeyBank and are expected to be contributed to future securitization trusts. Note A-2-B, with an outstanding principal balance as of the Cut-off Date of approximately $31,297,500, is expected to be contributed to the WFCM 2019-C52 securitization trust. Note A-1-A is the controlling note under the related co-lender agreement. The Inland Life Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2019-C52 Trust until the controlling pari passu Note A-1-A is securitized, whereupon the Inland Life Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Inland Life Storage Portfolio Whole Loan has a 10-year term and is interest-only for the first three years.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-A	$39,505,000	KeyBank	Yes
A-1-B	$27,000,000	KeyBank	No
A-1-C	$10,000,000	KeyBank	No
A-2-A	$31,297,500	BBCMS 2019-C4	No
A-2-B	$31,297,500	WFCM 2019-C52	No
Total	$139,100,000

The Properties. The Inland Life Storage Portfolio is a 32-property, 2,108,526 square-foot self-storage portfolio located in Mississippi (eight properties, 28.0% of square footage, 25.7% of the units), Texas (six properties, 23.6% of the square footage, 21.5% of the units), Louisiana (nine properties, 25.1% of the square footage, 27.8% of the units), South Carolina (five properties, 14.6% of the square footage, 16.0% of the units) and North Carolina (four properties, 8.6% of the square footage, 9.1% of the units) (the “Inland Life Storage Portfolio Properties” or the “Inland Life Storage Portfolio”). The Inland Life Storage Portfolio Properties were constructed from 1977 to 2004 and range in size from 31,600 square feet to 145,080 square feet and 285 to 1,006 units, with no Inland Life Storage Portfolio Property comprising of more than 6.9% of the NRA or 5.8% of the total storage units, respectively. The Inland Life Storage Portfolio Properties have a total of 17,278 units, 8,147 of which are climate controlled and 263 of which are humidity-controlled. The Inland Life Storage Portfolio Properties also include 385 RV/parking spaces and approximately 15,901 square feet of commercial units. The Life Storage – 021 and Life Storage – 033 properties have billboard leases with The Lamar Companies. The Life Storage – 033 and Life Storage – 206 properties have cell tower land leases. Based on storage units, the Inland Life Storage Portfolio Properties were 91.3% occupied as of June 5, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 5 – Inland Life Storage Portfolio

Portfolio Summary
Property Name, Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area	Appraised Value	UW NOI	% of UW NOI	Storage Units
Life Storage – 586 Flowood, MS	$10,090,160	7.3%	93.5%	2000/2016	145,080	$15,400,000	$1,019,467	7.7%	1,006
Life Storage – 145 Richardson, TX	8,190,060	5.9	92.2	1985/NAP	101,328	$12,400,000	731,194	5.5	929
Life Storage – 364 Ridgeland, MS	8,126,940	5.8	92.3	1997/NAP	104,724	$12,400,000	824,866	6.2	698
Life Storage – 365 Jackson, MS	7,862,460	5.7	95.3	2003/NAP	75,775	$12,000,000	787,232	5.9	676
Life Storage – 212 Lafayette, LA	6,814,130	4.9	91.0	1994/2005	73,275	$10,400,000	674,559	5.1	655
Life Storage – 386 Pasadena, TX	6,421,010	4.6	90.9	2000/NAP	99,970	$9,700,000	598,388	4.5	613
Life Storage – 256 League City, TX	6,158,930	4.4	93.3	1992/2003	71,670	$9,400,000	552,896	4.2	553
Life Storage – 206 Katy, TX	5,831,320	4.2	92.2	1994/NAP	87,252	$8,900,000	522,385	3.9	626
Life Storage – 324 Lafayette, LA	5,750,000	4.1	93.7	1995/2016	110,325	$8,400,000	584,634	4.4	819
Life Storage – 236 Columbia, SC	5,500,000	4.0	82.6	1981/2007	89,306	$9,200,000	536,313	4.0	887
Life Storage – 184 Jackson, MS	5,045,080	3.6	91.1	1995/NAP	60,373	$7,700,000	497,340	3.8	416
Life Storage – 500 Columbia, SC	4,684,720	3.4	95.7	1977, 2004 /NAP	48,578	$7,150,000	417,705	3.2	463
Life Storage – 288 Pinehurst, TX	4,651,950	3.3	89.2	2003/NAP	75,950	$7,100,000	436,924	3.3	493
Life Storage – 299 Broussard, LA	4,650,000	3.3	91.8	2002/2007	67,575	$6,500,000	401,338	3.0	662
Life Storage – 209 Lafayette, LA	4,586,430	3.3	93.0	1992/2014	53,475	$7,000,000	442,461	3.3	503
Life Storage – 035 Columbia, SC	4,000,000	2.9	90.8	1989/2013	67,200	$6,400,000	386,177	2.9	595
Life Storage – 074 Jackson, MS	3,940,000	2.8	89.4	1990/NAP	65,225	$6,000,000	399,649	3.0	491
Life Storage – 252 Dallas, TX	3,800,190	2.7	92.1	1985/NAP	61,472	$5,800,000	349,393	2.6	504
Life Storage – 033 Columbia, SC	3,505,350	2.5	91.3	1987/NAP	56,750	$5,350,000	329,332	2.5	423
Life Storage – 205 Jackson, MS	3,500,000	2.5	87.8	1984/NAP	57,497	$4,300,000	318,640	2.4	477
Life Storage – 300 Lafayette, LA	3,472,590	2.5	90.7	1997/2007	54,292	$5,300,000	305,105	2.3	557
Life Storage – 026 Greensboro, NC	3,079,460	2.2	91.6	1985/2008	60,795	$4,700,000	280,965	2.1	535
Life Storage – 361 Hattiesburg, MS	2,880,000	2.1	95.3	1998/NAP	44,154	$4,100,000	285,607	2.2	364
Life Storage – 165 Greensboro, NC	2,522,540	1.8	94.4	1993/2000	56,388	$3,850,000	249,523	1.9	461
Life Storage – 208 Lafayette, LA	2,424,260	1.7	91.3	1980/NAP	56,620	$3,700,000	229,563	1.7	483
Life Storage – 211 Lafayette, LA	2,358,740	1.7	91.8	1977/2005	45,200	$3,600,000	182,795	1.4	392
Life Storage – 021 Columbia, SC	2,200,000	1.6	83.9	1988/NAP	46,668	$4,200,000	224,276	1.7	391

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 5 – Inland Life Storage Portfolio

Property Name, Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area	Appraised Value	UW NOI	% of UW NOI	Storage Units
Life Storage – 298 Lafayette, LA	2,096,660	1.5	89.9	2001/2004	37,025	$3,200,000	194,575	1.5	397
Life Storage – 297 Scott, LA	1,500,000	1.1	92.7	1997/NAP	31,600	$2,500,000	145,401	1.1	329
Life Storage – 153 Greensboro, NC	1,277,650	0.9	89.0	1996/2001	32,875	$1,950,000	121,998	0.9	291
Life Storage – 075 Jackson, MS	1,179,370	0.8	87.2	1988/NAP	38,361	$1,800,000	122,592	0.9	304
Life Storage – 152 Greensboro, NC	1,000,000	0.7	91.2	1995/2000	31,748	$1,700,000	102,502	0.8	285
Total	$139,100,000	100.0%	91.3%		2,108,526	$225,000,000(2)	$13,255,794	100.0%	17,278
(1)	Occupancy is based on Storage Units.

(2)	The aggregate appraised value for the Inland Life Storage Portfolio is based on a portfolio appraised value. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 65.6% and 56.5%, respectively.

Environmental. According to Phase I environmental site assessments dated from March 22, 2019 to March 28, 2019, there was no evidence of any recognized environmental conditions at the Inland Life Storage Portfolio Properties.

Historical and Current Occupancy(1)
2015(2)	2016	2017	2018	Current(3)
91.6%	90.4%	90.0%	90.3%	91.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	2015 Historical Occupancy excludes the Life Storage – 586 property for which 2015 historical occupancy was not available.

(3)	Current Occupancy is as of June 5, 2019.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$19,461,586	$1,126	82.5%
Commercial Income(3)	0	0	0	0	115,692	7	0.5
Parking Income(3)	0	0	0	0	275,172	16	1.2
Grossed Up Vacant Space(4)	0	0	0	0	3,742,236	217	15.9
Gross Potential Rent	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$23,594,686	$1,366	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$23,594,686	$1,366	100.0%
(Vacancy/Credit Loss)	(2,463,804)	(1,063,695)	(1,529,407)	(1,516,882)	(3,742,236)	(217)	(15.9)
Other Income	1,992,781	1,972,735	1,911,650	2,008,001	2,008,001	116	8.5
Effective Gross Income	$21,420,806	$21,626,532	$21,574,377	$21,860,443	$21,860,451	$1,265	92.6%

Total Expenses	$6,716,224	$6,998,459	$6,879,947	$7,008,221	$8,604,656	$498	39.4%

Net Operating Income	$14,704,582	$14,628,073	$14,694,430	$14,852,222	$13,255,794	$767	60.6%

Total TI/LC, Capex/RR	9,342	79,193	72,587	151,008	210,853	12	1.0

Net Cash Flow	$14,695,240	$14,548,880	$14,621,843	$14,701,214	$13,044,942	$755	59.7%
(1)	TTM reflects the trailing 12-month period ending May 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Commercial Income and Parking Income for historical periods are included in Rents in Place.

(4)	Grossed Up Vacant Space includes commercial grossed up vacant space totaling $28,596.

The Market. The Inland Life Storage Portfolio is a 32-property, 2,108,526 square-foot self-storage portfolio located in Mississippi (eight properties, 28.0% of the NRA, 25.7% of units), Texas (six properties, 23.6% of the NRA, 21.5% of units), Louisiana (nine properties, 25.1% of the NRA, 27.8% of units), South Carolina (five properties, 14.6% of the NRA, 16.0% of units) and North Carolina (four properties, 8.6% of the NRA, 9.1% of units). According to the third party market reports, the Mississippi properties are located in the Jackson metro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Inland Life Storage Portfolio

area with average monthly asking rents of $76 and $118 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Jackson metro area had a 14.8% vacancy rate for self-storage properties. According to the third party market reports, the Texas properties are located in the Houston and Dallas metro areas. Houston has average monthly asking rents of $89 and $119 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively, while Dallas has average monthly asking rents of $102 and $130 per unit, respectively. As of the end of the first quarter of 2019, the Houston metro area had a 14.9% vacancy rate for self-storage properties and the Dallas metro area had a vacancy rate of 15.6% for self-storage properties. According to a third party market report, the South Carolina properties are located in the Columbia metro area with average monthly asking rents of $86 and $116 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Columbia metro area had a 13.8% vacancy rate for self-storage properties. According to a third party market report, the North Carolina properties are located in the Greensboro/Winston-Salem metro area with average monthly asking rents of $77 and $104 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Greensboro/Winston-Salem metro area had a 16.9% vacancy rate for self-storage properties. The Louisiana properties are located within the Lafayette metro area. The average monthly rents and vacancy rate were unavailable for this metro area.

The Borrower. The borrowing entity for the Inland Life Storage Portfolio Whole Loan is Self-Storage Portfolio VIII DST, a Delaware statutory trust and special purpose entity (the “Inland Life Storage Portfolio Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Inland Life Storage Portfolio Whole Loan. Upon the occurrence of a Conversion Event (as defined below), the Inland Life Storage Portfolio Borrower must convert from a Delaware statutory trust to a Delaware limited liability company. The Inland Life Storage Portfolio Borrower has master leased the Inland Life Storage Portfolio Properties to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Inland Life Storage Portfolio Mortgage Loan. There is no income underwritten from the master lease as the Inland Life Storage Portfolio was underwritten to the underlying property income. There is one independent director for the signatory trustee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

A “Conversion Event” will commence upon written notice from the lender that lender has determined that the Inland Life Storage Portfolio Properties are in jeopardy of being foreclosed upon due to a default under the Inland Life Storage Portfolio Whole Loan documents unless the Inland Life Storage Portfolio Borrower, within 10 business days of such notice provides a reasoned opinion of tax counsel that either (a) the Inland Life Storage Portfolio Borrower is able to remedy the default situation without effectuating a conversion or (b) effectuating a conversion would not reasonably be expected to improve the ability of the Inland Life Storage Portfolio Borrower to remedy the default; provided, further, that if the Inland Life Storage Portfolio Borrower has failed to remedy such default to the lender’s satisfaction within 30 days of receipt of the tax counsel opinion, Inland Life Storage Portfolio Borrower will effect a Conversion Event.

The Loan Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). IPCC has sponsored over 231 1031 exchange private placement programs since its inception which have provided more than $4.5 billion in equity and have served over 12,500 investors. Through December 31, 2018, IPCC-sponsored private placements included 621 properties comprised of more than 44,000,000 square feet of gross leasable area, including more than 16,500 residential units. According to the borrower sponsor, as of December 31, 2018, IPCC has $7.3 billion in assets under management. IPCC has had previous foreclosures and is involved in ongoing foreclosures unrelated to the Inland Life Storage Portfolio Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Inland Life Storage Portfolio Properties are managed by Life Storage Solutions, LLC (“Life Storage”). Life Storage is the prior owner of the Inland Life Storage Portfolio Properties and will remain the property manager. Founded in 1985, Life Storage is a national owner and operator of self-storage properties, with over 775 locations in 28 states serving more than 400,000 customers. Similar to the Inland Life Storage Properties, Life Storage manages 217 additional properties for third party entities.

Escrows and Reserves.

Tax Escrows – The Inland Life Storage Portfolio Borrower is required to make monthly payments of 1/12th of the taxes payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide the lender with satisfactory evidence that taxes have been paid 10 days prior to when such taxes are due.

Insurance Escrows – The Inland Life Storage Portfolio Borrower is required to make monthly payments of 1/12th of the insurance premiums payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide evidence to the lender that the Inland Life Storage Portfolio Properties are insured under a blanket policy.

Replacement Reserves – At origination, the Inland Life Storage Portfolio Borrower deposited $424,056 upfront for monthly replacement reserves. The Inland Life Storage Portfolio Borrower is required to make monthly payments of $35,338 for replacement reserves which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Inland Life Storage Portfolio

may be re-assessed as necessary on an annual basis to the extent that the replacement reserve account does not equal or exceed the replacement reserve cap of $424,056.

Cash Management. The Inland Life Storage Portfolio Whole Loan is structured with springing cash management. The springing cash management will be established within five business days of the first occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, the Inland Life Storage Portfolio Borrower is required to deposit, or cause to be deposited, all rents into the cash management account within two business days of receipt. During a Cash Sweep Event, the Inland Life Storage Portfolio Borrower will deliver tenant direction letters to the commercial tenants at the Inland Life Storage Portfolio Properties directing such tenants to deliver rents payable directly into the cash management account. Additionally, all funds deposited in the cash management account will be disbursed in accordance with the Inland Life Storage Portfolio Whole Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow will be deposited into an excess cash flow reserve to be held as additional security for the Inland Life Self Storage Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of the earlier of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.20x based on the trailing three-month period. A Cash Sweep Event will expire, with regard to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination.

Subordinate and Mezzanine Debt. None.

Permitted Additional Unsecured Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the Inland Life Storage Portfolio Borrower may obtain unsecured loans from the guarantor provided that the proceeds of such loans are required to be used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses, costs of re-tenanting of the Inland Life Storage Portfolio Properties and actual operating expenses as a result of insufficient reserves held by the Inland Life Storage Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be, (i) unsecured, (ii) payable only out of excess cash, (iii) subordinate in all respects to the Inland Life Storage Portfolio Whole Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor prior to providing the subordinate debt, (iv) without a maturity date, and (v) evidenced by a promissory note with terms and conditions otherwise acceptable to the lender. The aggregate of all guarantor loans that may be entered into without the lender’s consent is $13,910,000; provided, however, that no more than $500,000 of the proceeds of such loan may be used for the payment of operating expenses and debt service without prior written consent from the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the Inland Life Storage Portfolio Borrower.

Partial Release. After the lockout period, the Inland Life Storage Portfolio Borrower may release an individual property provided that, among other conditions stated in the Inland Life Storage Portfolio Whole Loan documents: (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Life Storage Portfolio Whole Loan prepaid will be greater than or equal to 120% of the allocated loan amount for the related Inland Life Storage Portfolio property; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.67x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months capped at 1.70x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 61.8% and (b) the loan-to-value ratio for the remaining Inland Life Storage Portfolio Properties and the property to be released immediately preceding the release of the property; however, this condition does not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20.0% of the total original principal balance of the Inland Life Storage Portfolio Whole Loan; (v) the debt yield for the remaining Inland Life Storage Portfolio Properties after such release is greater than or equal to the greater of (a) 9.3% and (b) the debt yield of the remaining Inland Life Storage Portfolio Properties and the property to be released for the 12 months prior to such release capped at 9.6%; (vi) rating agency confirmation; and (vii) the payment of the yield maintenance premium (if such partial release occurs prior to June 1, 2029).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Emerald Pointe Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Emerald Pointe Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Emerald Pointe Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	RREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.7%	Net Rentable Area (Units):	408
Loan Purpose:	Refinance	Location:	Harvey, LA
Borrower:	2700 Emerald Pointe, LLC	Year Built / Renovated:	1973 / 2018-2019
Borrower Sponsor(2):	Kevin O’Brien	Occupancy:	93.9%
Interest Rate:	3.80000%	Occupancy Date:	6/25/2019
Note Date:	7/10/2019	4th Most Recent NOI (As of):	$2,665,518 (12/31/2016)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$2,597,945 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,573,704 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$2,573,481 (TTM 6/30/2019)
Original Amortization Term:	None	UW Economic Occupancy:	91.2%
Amortization Type:	Interest Only	UW Revenues:	$4,843,619
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$2,116,284
Lockbox / Cash Management:	Springing	UW NOI:	$2,727,335
Additional Debt:	No	UW NCF:	$2,625,335
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$46,530,000 / $114,044
Additional Debt Type:	N/A	Appraisal Date:	6/12/2019

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$61,275
Taxes:	$81,635	$14,843	N/A	Maturity Date Loan / Unit:	$61,275
Insurance:	$50,732	$7,805	N/A	Cut-off Date LTV:	53.7%
Replacement Reserves:	$0	$8,500	N/A	Maturity Date LTV:	53.7%
Immediate Repair Reserve:	$63,273	$0	N/A	UW NCF DSCR:	2.73x
				UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$25,000,000		100.0%	Payoff Existing Debt	$23,411,525	93.6%
				Closing Costs	521,463	2.1
				Upfront Reserve	195,640	0.8
				Return of Equity	871,372	3.5
Total Sources	$25,000,000		100.0%	Total Uses	$25,000,000	100.0%

(1)	The Emerald Pointe Apartments Mortgage Loan, as defined in “The Loan” below, was originated by BSPRT CMBS Finance, LLC and contributed by Rialto Real Estate Fund III – Debt, LP.

(2)	For a full description of the borrower sponsor, please refer to “The Loan Sponsor” below.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Emerald Pointe Apartments mortgage loan is secured by a first mortgage lien on the borrower’s fee interest in Emerald Pointe Apartments, a garden-style multifamily property located in Harvey, Louisiana, comprising 33, two-story buildings totaling 408 units (the “Emerald Pointe Apartments Property”). The mortgage loan was originated by BSPRT CMBS Finance, LLC and contributed by Rialto Real Estate Fund III – Debt, LP and has an outstanding principal balance as of the Cut-off Date of $25,000,000 (the “Emerald Pointe Apartments Mortgage Loan”). The Emerald Pointe Apartments Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Property. The Emerald Pointe Apartments Property comprises 33, two-story buildings totaling 408 units located in Harvey, Louisiana.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Emerald Pointe Apartments

Emerald Pointe Apartments Property amenities include a pool, fitness center, playground and picnic/barbeque area. Unit amenities include stainless steel appliances, solid surface counters, steam showers and walk-in closets. The Emerald Pointe Apartments Property also has a contracted camera monitoring service and police detail patrolling the Emerald Pointe Apartments Property after hours.

The borrower sponsor acquired the Emerald Pointe Apartments Property for $6,700,000 in October 2004 with significant deferred maintenance and vacancy. Upon acquiring the Emerald Pointe Apartments Property, the borrower sponsor initiated a major renovation to the Emerald Pointe Apartments Property. Hurricane Katrina significantly damaged the asset with high winds and subsequent flood damage in 2005. The borrower sponsor utilized insurance proceeds to pay off the existing debt in full and invested excess proceeds in other assets. The Emerald Pointe Apartments Property was vacant and held without debt until reconstruction and repositioning began in 2009. The borrower sponsor funded approximately $4,600,000 of capital improvements from 2009 through 2012 to get 100 units up and running and occupied.

From 2012 to 2014, the borrower sponsor renovated the remainder of the Emerald Pointe Apartments Property’s residential buildings, the leasing office and the clubhouse. Renovation work consisted of gutting the Emerald Pointe Apartments Property to the studs and rebuilding, inclusive of new roofs on all buildings. Overall, the borrower sponsor invested approximately $18,400,000 ($45,201/unit) into the Emerald Pointe Apartments Property across landscaping, building, equipment and FF&E renovations, with the most recent improvements coming in 2018/2019 and consisting of $859,255 ($2,106/unit) focused on newly renovated interiors along with building upgrades. See below for a breakout of historical capital expenditures since the borrower sponsor acquired the Emerald Pointe Apartments Property.

Emerald Pointe Apartments Historical CapEx
Year	Item	Amount	Per Unit
2004-2005	Pre-Katrina Renovation	$1,136,473	$2,785
2009-2012	Building / Improvements / Units	$4,633,000	$11,355
2014	Building / Improvements / Units	$10,541,651	$25,837
2014-2015	Appliance / Furniture / Carpeting / Flooring	$969,170	$2,375
2015-2017	Appliance / Furniture / Carpeting / Flooring	$302,346	$741
2018-2019	Appliance / Furniture / Carpeting / Flooring	$859,256	$2,106
Total Historical CapEx		$18,441,896	$45,201

Environmental. According to a Phase I environmental assessment dated June 17, 2019, there is no evidence of any recognized environmental conditions, historical recognized environmental conditions, controlled recognized environmental conditions, de minimis conditions, or considerations of other environmental conditions at the Emerald Pointe Apartments Property.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
94.9%	95.5%	93.7%	93.9%
(1)	Historical Occupancy is based on physical occupancy reported in historical cash flows. Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 25, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Emerald Pointe Apartments

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Per Unit	Avg. Monthly Rent Per Unit
Studio	24	5.9%	22	91.7%	474	$782
1 Bed/1 Bath	144	35.3	128	88.9%	745	$908
2 Bed/2 Bath	200	49.0	194	97.0%	1,048	$1,082
3 Bed/2 Bath	40	9.8	39	97.5%	1,208	$1,303
Total/Weighted Average	408	100.0%	383	93.9%	923	$1,029

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,436,336	$4,457,974	$4,516,069	$4,721,638	$5,047,428	$12,371.15	100.0%
Vacant Income	0	0	0	0	0	0	0.0
Gross Potential Rent	$4,436,336	$4,457,974	$4,516,069	$4,721,638	$5,047,428	$12,371.15	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$4,436,336	$4,457,974	$4,516,069	$4,721,638	$5,047,428	$12,371.15	100.0%
(Vacancy/Credit Loss)	(225,977)	(199,494)	(283,205)	(525,497)	(442,505)	(1,084.57)	(8.8)
Other Income	237,990	243,026	251,766	238,696	238,696	585.04	4.7
Effective Gross Income	$4,448,349	$4,501,506	$4,484,630	$4,434,837	$4,843,619	$11,871.62	96.0%

Total Expenses	$1,782,832	$1,903,560	$1,910,926	$1,861,356	$2,116,284	$5,186.97	43.7%

Net Operating Income	$2,665,518	$2,597,945	$2,573,704	$2,573,481	$2,727,335	$6,684.65	56.3%

Total Replacement Reserve	102,000	102,000	102,000	102,000	102,000	250.00	2.1

Net Cash Flow	$2,563,518	$2,495,945	$2,471,704	$2,471,481	$2,625,335	$6,434.65	54.2%
(1)	TTM represents the trailing 12-month period ending June 30, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Emerald Pointe Apartments Property is located in New Orleans’s Harvey neighborhood, which is approximately 8.5 miles south of Downtown New Orleans. The Emerald Pointe Apartments Property’s surrounding area is serviced by Bella Chasse Highway to the north, Lapalco Boulevard to the south, Whitney Avenue to the east and Manhattan Boulevard to the west, with primary access to the Emerald Pointe Apartments Property provided by Manhattan Boulevard and Lapalco Boulevard. Immediate land uses in the Emerald Pointe Apartments Property’s area include retail, industrial and multifamily properties. The nearest shopping centers serving the Emerald Pointe Apartments Property and its surrounding area are located within one mile and include the Southwood Shopping Center on Lopalco Boulevard and Manhattan Place on Manhattan Boulevard.

According to a third-party market research report, the Emerald Pointe Apartments Property is located within the Gretna/Terrytown/Jefferson Parish submarket, which has a reported vacancy rate as of the first quarter of 2019 of 5.8%, with market rent of $873 and effective rents of $836 per unit per month. The current effective rent of $836 has increased 0.1% since year-end 2018. According to a third-party market research report the population within a one-, three-and five-mile radius was 13,567, 103,136 and 254,082, respectively. Additionally, the median household income within a one-, three-and five-mile radius was $48,491, $48,392 and $46,231, respectively.

Submarket Statistics(1)
Time	Effective Rents	Vacancy	Inventory (Units)	Net Absorption	Asking Rent
2014	$790	9.9%	9,424	141	$823
2015	$796	7.5%	9,424	226	$825
2016	$809	6.3%	9,424	113	$835
2017	$815	6.4%	9,424	(9)	$854
2018	$836	6.2%	9,424	19	$873
2019 Projection	$848	5.7%	9,424	47	$887
(1)	Source: third-party market research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 6 – Emerald Pointe Apartments

The Borrower. The borrowing entity for the Emerald Pointe Apartments Mortgage Loan is 2700 Emerald Pointe, LLC (the “Emerald Pointe Apartments Borrower”).

The Loan Sponsor. The borrower sponsor is Kevin O’Brien. The loan guarantor is Kevin O’Brien (the “Emerald Pointe Apartments Guarantor”). The Emerald Pointe Apartments Guarantor is the founder and CEO of O’Brien Realty Group. Founded in 1982, O’Brien Realty Group initially started as a property management company for smaller distressed apartment communities. In 1983, the borrower sponsor began acquiring and renovating multifamily assets. Over the past 35+ years, the O’Brien Realty Group has focused on the acquisition, renovation, repositioning and management of distressed multifamily properties including 40 distressed multifamily projects and covering more than 3,500 apartment units while acting as General Partner or Managing Member of 24 separate investment partnerships.

Inclusive of the Emerald Pointe Apartments Property, the Emerald Pointe Apartments Guarantor currently has ownership interests in six multifamily properties totaling 1,752 units with an aggregate market value of approximately $146,000,000. Of the Emerald Pointe Apartments Guarantor’s portfolio, four multifamily properties totaling 1,176 units (67.1% of the total portfolio) are located in Louisiana. All assets are self-managed by the borrower sponsor.

Kevin O’Brien has previously been involved in four foreclosures, which involved three multifamily properties in Charlotte, NC totaling 816 units that were acquired between 2005 and 2016 and another eight multifamily properties located in Hartford, Connecticut. Kevin O’Brien has also previously filed Chapter 7 bankruptcy due to not being able to repay the debt associated with the Hartford, Connecticut properties, for which he personally took out full recourse mortgages. Kevin O’Brien also sold his personal residence in Fisher Island, Florida via short sale in 2010. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Emerald Pointe Apartments Property is self-managed by the borrower through Kevin O’Brien, the borrower sponsor. Kevin O’Brien is the founder and CEO of O’Brien Realty Group, which currently manages six properties totaling 1,752 units with four of the properties located in Louisiana.

Escrows and Reserves. At origination, the Emerald Pointe Apartments Borrower deposited in escrow (i) $81,635 for real estate taxes, (ii) $50,732 for insurance premiums and (iii) $63,273 for immediate repair reserves.

Tax Escrows – On a monthly basis, the Emerald Pointe Apartments Borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $14,843.

Insurance Escrows – On a monthly basis, the Emerald Pointe Apartments Borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $7,805.

Replacement Reserves – On an annual basis, the Emerald Pointe Apartments Borrower is required to escrow $250 per unit for replacement reserves totaling $102,000 annually, to be collected monthly.

Lockbox / Cash Management. The Emerald Pointe Apartments Mortgage Loan is structured with a springing lockbox and springing cash management.

The Emerald Pointe Apartments Mortgage Loan documents require the Emerald Pointe Apartments Borrower upon the first occurrence of a Clearing Account Trigger Event (as defined below), to establish an eligible account pursuant to the clearing account agreement in the name of the Emerald Pointe Apartments Borrower for the sole and exclusive benefit of the lender into which the Emerald Pointe Apartments Borrower is required to deposit, or cause to be deposited, all revenue generated by the Emerald Pointe Apartments Property. Pursuant to the clearing account agreement, funds on deposit in the clearing account must be transferred to or at the direction of the Emerald Pointe Apartments Borrower unless a Cash Sweep Period (as defined below) exists, in which case such funds are required to be transferred on each business day to the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 6 – Emerald Pointe Apartments

A “Clearing Account Trigger Event” means the earliest to occur of (i) the DSCR being less than 1.20x or (ii) a Cash Sweep Period.

A “Cash Sweep Period” will commence upon (i) the occurrence of an event of default under the Emerald Pointe Apartments Mortgage Loan documents and/or (ii) the DSCR for the Emerald Pointe Apartments Property falling below 1.20x. A Cash Sweep Period will end, with respect to clause (i), with the cure of an event of default, and with respect to clause (ii), with the DSCR being equal to or greater than 1.25x for two consecutive calendar quarters. During a Cash Sweep Period, all excess cash flow after the payment of debt service and all applicable reserves will be held by the lender as additional collateral for the Emerald Pointe Apartments Mortgage Loan; any excess cash flow so collected must be released to the Emerald Pointe Apartments Borrower upon the cessation of such Cash Sweep Period.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,100,000	Title:	Leasehold
Cut-off Date Principal Balance:	$23,100,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	2.5%	Net Rentable Area (Rooms):	178
Loan Purpose:	Acquisition	Location:	San Diego, CA
Borrower:	SDMV Hotel Partners, LP	Year Built / Renovated:	1991 / 2015-2016
Borrower Sponsor:	Li Hui Lo	Occupancy / ADR / RevPAR:	88.8% / $152.32 / $135.26
Interest Rate:	4.65000%	Occupancy / ADR / RevPAR Date:	5/31/2019
Note Date:	6/26/2019	4th Most Recent NOI (As of)(2):	$494,253 (12/31/2016)
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of):	$2,514,640 (12/31/2017)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$3,412,293 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$3,596,812 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	88.8% / $152.32 / $135.26
Amortization Type:	IO-Balloon	UW Revenues:	$10,569,723
Call Protection:	L(25),Def(90),O(5)	UW Expenses:	$7,455,685
Lockbox / Cash Management:	Springing	UW NOI:	$3,114,038
Additional Debt:	No	UW NCF:	$2,691,249
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$36,000,000 / $202,247
Additional Debt Type:	N/A	Appraisal Date:	4/19/2019

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$129,775
Taxes:	$102,193	$43,302	N/A	Maturity Date Loan / Room:	$111,286
Insurance:	$16,866	$6,487	N/A	Cut-off Date LTV:	64.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.88x
Other:	$321,293	$114,664	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,100,000	63.6%	Purchase Price	$35,550,000	97.8%
Sponsor Equity	13,246,118	36.4	Closing Costs	355,767	1.0
			Upfront Reserves	440,351	1.2
Total Sources	$36,346,118	100.0%	Total Uses	$36,346,118	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(2)	The occupancy and ADR for 2016 was impacted by the renovation and conversion from a Holiday Inn occurring from August 2015 through July 2016, which resulted in 2,128 offline room nights in 2015 and 12,766 offline room nights in 2016.

The Loan. The Hilton Garden Inn - San Diego Mission Valley Stadium mortgage loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 178-room, full service hotel located in San Diego, California (the “Hilton Garden Inn - San Diego Mission Valley Stadium Property”). The Hilton Garden Inn - San Diego Mission Valley Stadium mortgage loan was originated by UBS AG and has an outstanding principal balance as of the Cut-off Date of $23,100,000 (the “Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan”). The Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan has a 10-year term and is interest-only for the first 24 months of the term followed by a 30-year amortization schedule.

The Property. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is a 178-room full service hotel located in San Diego, California. The Hilton Garden Inn - San Diego Mission Valley Stadium Property was built in 1991 and has most recently undergone renovations from 2015 to 2016 when converting from a Holiday Inn to a Hilton Garden Inn. The Hilton Garden Inn - San Diego Mission Valley Stadium Property contains 75 king guestrooms, 78 queen/queen guestrooms, eight ADA-compliant rooms (four king guestrooms and four queen/queen guestrooms) and 17 king suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Amenities at the Hilton Garden Inn - San Diego Mission Valley Stadium Property include an outdoor pool and whirlpool, a fitness room, a market pantry, a guest laundry area, a lobby workstation, and 5,033 square feet of meeting and banquet space. Guestroom amenities include an iron and ironing board, a luggage rack, a safe, a coffeemaker, a mini-refrigerator, a make-up mirror and a hairdryer. The Hilton Garden Inn - San Diego Mission Valley Stadium Property also contains a 45-seat full service restaurant and lounge. The Hilton Garden Inn - San Diego Mission Valley Stadium Property contains 172 parking spaces (129 surface spaces and 43 garage spaces), resulting in a parking ratio of approximately 1.0 spaces per room. The franchise agreement with Hilton Franchise Holding LLC has an expiration date of July 31, 2036. Among other fees, the franchise agreement requires payment of a monthly program fee equal to 4.0% of gross room revenue and a monthly royalty fee of 5.5% of gross room revenue.

Since August 2015, according to the borrower sponsor, the Hilton Garden Inn - San Diego Mission Valley Stadium Property has received approximately $9.0 million in capital improvements. From August 1, 2015 to July 14, 2016, approximately $8.8 million had been invested in the hotel renovation and conversion from a Holiday Inn to a Hilton Garden Inn. The renovations included updates to the guestrooms, guest bathrooms, lobby and front desk space, restaurant, meeting space and signage. Additionally, approximately $199,000 was spent in improvements that occurred from June 1, 2017 to December 1, 2018. In addition to other work, improvements included elevator door enhancements, lighting upgrades, tables and other equipment for the guestrooms and restaurant and AC unit replacements. During a quality assurance evaluation performed by Hilton Worldwide Holdings Inc. in April 2019, the Hilton Garden Inn - San Diego Mission Valley Stadium Property received a score of 97.7%.

Environmental. According to a Phase I environmental assessment dated April 18, 2019, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn - San Diego Mission Valley Stadium Property.

The Market. According to the appraisal, the Hilton Garden Inn - San Diego Mission Valley Stadium Property is located in San Diego, California, the second largest city in the state and the eighth largest city in the country. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is accessible regionally by Interstate 15, located immediately east of the Hilton Garden Inn - San Diego Mission Valley Stadium Property, and is located approximately 9.6 miles northeast of downtown San Diego. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is also approximately 11.0 miles northeast from the San Diego International Airport.

According to the appraisal, attractions in San Diego include Balboa Park (located approximately 6.8 miles southwest of the Hilton Garden Inn - San Diego Mission Valley Stadium Property), the largest urban cultural park in North America. Balboa Park covers 1,200 acres and includes the San Diego Zoo, tranquil gardens, and 17 museums. Other nearby attractions include Old Town San Diego State Historic Park (8.4 miles southwest), SeaWorld (9.6 miles southwest), Gaslamp Quarter (9.9 miles southwest), PETCO Park (9.9 miles southwest), and the San Diego Convention Center (10.4 miles southwest). Additionally, the Hilton Garden Inn - San Diego Mission Valley Stadium Property is located approximately 2.6 miles north of the San Diego County Credit Union Stadium, a 70,561-seat multipurpose stadium hosting various concerts and baseball and football games.

The appraiser identified various hotels and projects that will compete with the Hilton Garden Inn - San Diego Mission Valley Stadium Property. A 106-room TownePlace Suites by Marriott Central located less than a mile away from the Hilton Garden Inn - San Diego Mission Valley Stadium Property recently opened and according to the appraisal, it has only been considered qualitatively given its focus on extended stay demand and lower price point.

The Hilton Garden Inn - San Diego Mission Valley Stadium Property is located within the San Diego lodging market. Market segmentation for the San Diego lodging market is 59% commercial/government, 29% leisure and 12% group, which is in comparison to the Hilton Garden Inn - San Diego Mission Valley Stadium Property of 75% commercial/government, 15% leisure and 10% group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hilton Garden Inn - San Diego Mission Valley Stadium			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	81.7%	$145.89	$119.17	83.6%	$140.59	$117.57	102.4%	96.4%	98.7%
2018	83.4%	$149.42	$124.55	88.2%	$151.11	$133.31	105.8%	101.1%	107.0%
TTM(2)	81.5%	$152.29	$124.08	88.1%	$153.17	$134.95	108.1%	100.6%	108.8%
(1)	Data is provided by a third party research report. The competitive set contains the following properties: Hampton Inn San Diego Kearny Mesa, Holiday Inn San Diego Miramar MCAS Area, Courtyard San Diego Central, Holiday Inn Express & Suites San Diego Mission Valley and Springhill Suites San Diego Mission Valley.
(2)	TTM represents the trailing 12-month period ending June 30, 2019. The variances between the underwriting, the appraisal and the third party market research provider with respect to TTM Occupancy, ADR and RevPAR at the Hilton Garden Inn - San Diego Mission Valley Stadium Property are attributable to differing reporting methodologies, and/or timing differences.

Competitive Hotels Profile(1)
		2018 Estimated Market Mix			2018 Estimated Operating Statistics
Property	Rooms	Commercial	Leisure	Group	Occupancy	ADR	RevPAR
Hilton Garden Inn - San Diego Mission Valley Stadium	178	75%	15%	10%	88.2%	$151.11	$133.31
Courtyard by Marriott San Diego Central	245	70%	20%	10%	80-85%	$150-$160	$120-$125
SpringHill Suites by Marriott San Diego Mission Valley	135	45%	45%	10%	90-95%	$150-$160	$140-$150
Hampton Inn San Diego Kearny Mesa	146	70%	25%	5%	85-90%	$140-$150	$125-$130
Total(2)	526
(1)	Based on the appraisal.
(2)	Excludes the Hilton Garden Inn - San Diego Mission Valley Stadium Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Operating History and Underwritten Net Cash Flow

	2016(1)	2017	2018	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	62.3%	83.6%	88.2%	88.8%	88.8%
ADR	$114.65	$140.59	$151.11	$152.32	$152.32
RevPAR	$71.41	$117.57	$133.31	$135.26	$135.26

Room Revenue	$4,609,952	$7,638,831	$8,661,143	$8,787,831	$8,787,831	$49,370	83.1%
Food & Beverage Revenue	839,642	1,022,819	1,132,698	1,157,836	1,157,836	6,505	11.0
Other Revenue(5)	145,940	418,784	528,888	624,056	624,056	3,506	5.9
Total Revenue	$5,595,534	$9,080,434	$10,322,729	$10,569,723	$10,569,723	$59,380	100.0%

Room Expense	$1,099,934	$1,524,834	$1,692,628	$1,719,040	$1,719,040	$9,658	19.6%
Food & Beverage Expense	688,753	884,341	947,678	931,414	931,414	5,233	80.4
Other Departmental Expenses	85,553	33,119	38,350	40,752	40,752	229	6.5
Departmental Expenses	$1,874,240	$2,442,294	$2,678,656	$2,691,206	$2,691,206	$15,119	25.5%

Departmental Profit	$3,721,294	$6,638,140	$7,644,073	$7,878,517	$7,878,517	$44,261	74.5%

Operating Expenses(6)	$2,295,717	$3,224,832	$3,303,523	$3,351,274	$3,412,349	$19,171	32.3%
Gross Operating Profit	$1,425,577	$3,413,308	$4,340,550	$4,527,243	$4,466,168	$25,091	42.3%

Property Taxes	$260,148	$206,621	$189,647	$190,752	$520,000	$2,921	4.9%
Property Insurance	63,773	64,397	70,467	71,536	77,841	437	0.7
Ground Rent	607,403	627,650	668,143	668,143	754,289	4,238	7.1
Total Other Expenses	$931,324	$898,668	$928,257	$930,431	$1,352,130	$7,596	12.8%

Net Operating Income	$494,253	$2,514,640	$3,412,293	$3,596,812	$3,114,038	$17,495	29.5%
FF&E	223,821	363,217	412,909	422,779	422,789	2,375	4.0
Net Cash Flow	$270,432	$2,151,423	$2,999,384	$3,174,033	$2,691,249	$15,119	25.5%
(1)	The Occupancy and ADR for 2016 was impacted by the renovation and conversion from a Holiday Inn occurring from August 2015 through July 2016, which resulted in 2,128 offline room nights in 2015 and 12,766 offline room nights in 2016.

(2)	TTM reflects the trailing 12-month period ending May 31, 2019.

(3)	Per Room values are based on 178 guest rooms.

(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.

(5)	Other Revenue includes gift shop sales, movie rentals, vending, guest communications, guest laundry service, parking income, cancellation fees, vending commissions, and ATM fees.

(6)	Operating Expenses include a management fee of 3.0% of total departmental revenue. The management agreement includes a base management fee of 2.0% of total departmental revenue, monthly accounting fee of $2,000, and annual incentive fee calculated as 20.0% of net income in excess of $6.0 million. The management fees from 2016 through the TTM period represent the seller’s management agreements, which required a fee equal to 3.0% of total departmental revenue in 2016 and 2017 and 2.5% of total departmental revenue in 2018 and the TTM period, according to the borrower sponsor.

The Borrower. The borrowing entity for the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan is SDMV Hotel Partners, LP, a Delaware limited partnership structured to be bankruptcy remote with one independent director. SDMV Hotel Partners, LP is 99.9% owned by limited partner, Everest Hospitality Fund I, LP, a Delaware limited partnership, and 0.1% owned by general partner, SDMV Hotel Partners GP, LLC, a Delaware limited liability company. Everest Hospitality Fund I, LP is owned 99.9% by 18 limited partners, with no individual limited partner owning more than 9.736% of the limited partnership, and 0.1% by Everest Hospitality GP I, LLC, a Delaware limited liability company. Everest Hospitality GP I, LLC owns 100.0% of SDMV Hotel Partners GP, LLC. The managers of Everest Hospitality GP I, LLC and SDMV Hotel Partners GP, LLC are Li Hui Lo and Marshall Young.

The Loan Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Li Hui Lo. Ms. Lo began her career in hospitality in 2008 and has owned and managed 10 hotels since then. Li Hui Lo and Marshall Young co-founded Everest Hotel Group LP in December of 2016.

Property Management. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is managed by Everest SDMV Management, LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $102,193 for real estate taxes, (ii) approximately $16,866 for insurance premiums, (iii) $111,357 for ground rent funds, (iv) approximately $167,036 as additional collateral for the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan in connection with any security deposit required pursuant to the ground lease and (v) $42,900 for costs and expenses in connection with the performance and improvement (“PIP”) plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $43,302.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $6,487.

FF&E Reserve – If the debt service coverage ratio at any time is less than 1.75x, on a monthly basis thereafter through the remainder of the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan term, the borrower is required to escrow 1/12th of 4% of the gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs.

Ground Rent Reserve – On a monthly basis, the borrower is required to escrow approximately $62,857 for ground rent.

Seasonality Reserve – The borrower is required to make seasonality reserve payments in the amount of approximately $51,807 in the months of September and October.

Lockbox / Cash Management. The Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to cause all revenues to be deposited by the borrower or property manager into a lockbox account controlled by the lender. During the continuance of a Trigger Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan documents, and all excess cash flow funds remaining after such disbursement are required to be held by the lender in an excess cash flow reserve account. To the extent that no Cash Sweep Period (as defined below) has occurred and is continuing, all excess cash flow funds will be disbursed to the borrower.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan documents, (ii) the date on which the borrower, the guarantor, key principal or the property manager becomes insolvent or a debtor in a bankruptcy action, (iii) the debt service coverage ratio is less than 1.25x, (iv) an indictment for fraud or misappropriation of funds by the borrower, the guarantor, the key principal, an affiliated property manager or a third party property manager or any director or officer of the borrower, the guarantor, the key principal, an affiliated manager or a third party property manager or (v) a PIP Trigger Event (as defined below).

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan documents, (ii) the date on which the borrower, the guarantor, key principal or the property manager becomes insolvent or a debtor in a bankruptcy action or (iii) the debt service coverage ratio is less than 1.20x.

A “PIP Trigger Event” will commence if (i) the franchisor gives written notice of its intention to terminate or cancel the franchise agreement or of its intention not to extend or renew the franchise agreement, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under the franchise agreement, the franchise agreement is not extended or renewed on terms and conditions reasonably acceptable to the lender, (iii) an event of default by the borrower or an affiliate of the borrower occurs under the franchise agreement, (iv) subject to clause (v) below, if an event of default by the franchisor occurs under the franchise agreement, (v) any bankruptcy action of franchisor under the franchise agreement or (vi) the franchisor under the franchise agreement requires the borrower to perform or otherwise satisfy (or cause to be performed or otherwise satisfied) any other PIP work.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is subject to a ground lease that commenced on August 7, 1997 and expires on August 7, 2096. The current ground lease rent is $668,142 per annum and is subject to adjustments for inflation every four years, with the next adjustment date on September 1, 2021. The ground lease rent increase will never be less than 10.0% or more than 25.0% on any adjustment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 8 – 2 North 6th Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 8 – 2 North 6th Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 8 – 2 North 6th Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Credit Assessment	baa1/BBBsf/AA-	Title:	Fee
(Moody’s / Fitch / KBRA):		Property Type – Subtype:	Multifamily – High Rise
Original Principal Balance(1):	$20,000,000	Net Rentable Area (Units):	554
Cut-off Date Principal Balance(1):	$20,000,000	Location:	Brooklyn, NY
% of IPB:	2.1%	Year Built / Renovated:	2018 / N/A
Loan Purpose:	Refinance	Occupancy:	92.1%
Borrower:	2 North 6th Place Property	Occupancy Date:	3/25/2019
	Owner LLC	4th Most Recent NOI (As of)(2):	NAV
Borrower Sponsor:	Jeffrey Levine	3rd Most Recent NOI (As of)(2):	NAV
Interest Rate:	4.532153846%	2nd Most Recent NOI (As of)(2):	NAV
Note Date:	7/27/2018	Most Recent NOI (As of)(2):	$11,656,528 (12/31/2018)
Maturity Date:	8/5/2028	UW Economic Occupancy:	86.5%
Interest-only Period:	120 months	UW Revenues:	$28,676,088
Original Term:	120 months	UW Expenses:	$6,419,334
Original Amortization Term:	None	UW NOI(2):	$22,256,755
Amortization Type:	Interest Only	UW NCF:	$22,145,955
Call Protection:	L(36),Def(80),O(4)	Appraised Value / Per Unit:	$623,000,000 / $1,124,549
Lockbox / Cash Management:	Soft / Springing	Appraisal Date:	3/20/2019
Additional Debt(1):	Yes
Additional Debt Balance(1):	$140,600,000; $219,400,000
Additional Debt Type(1):	Pari Passu; Subordinate Notes

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Unit:	$289,892	$685,921
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$289,892	$685,921
Replacement Reserve:	$0	$9,233	N/A	Cut-off Date LTV:	25.8%	61.0%
Debt Service Reserve:	$10,000,000	Springing	(3)	Maturity Date LTV:	25.8%	61.0%
Lease Expense Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.00x	1.24x
				UW NOI Debt Yield:	13.9%	5.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$380,000,000	100.0%	Payoff Existing Debt	$253,203,532	66.6%
			Return of Equity	109,913,550	28.9
			Upfront Reserves	10,000,000	2.6
			Closing Costs	6,882,918	1.8
Total Sources	$380,000,000	100.0%	Total Uses	$380,000,000	100.0%
(1)	The 2 North 6th Place Mortgage Loan, as defined in “The Loan” below, is part of a larger split whole loan, which is comprised of three senior pari passu promissory notes with an aggregate original principal balance of $160,600,000 (the “A Notes”), one senior subordinate note with an original principal balance of $99,400,000 (the “A-B Note”) and one junior subordinate companion note with an original principal balance of $120,000,000 (the “B Note”, and together with the A Notes and A-B Note, the “Whole Loan”). The B Note is subordinate to the A-B Note and the A Notes.
(2)	Historical financials are not available as the construction of the 2 North 6th Place Property was completed in 2018. UW NOI is higher than the Most Recent NOI as occupancy increased from 58.8% in July 2018 to 92.1% as of March 25, 2019. The temporary certificate of occupancy was received in June 2018.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 8 – 2 North 6th Place

The Loan. The 2 North 6th Place mortgage loan (the “2 North 6th Place Mortgage Loan”) is secured by a first mortgage lien on the 2 North 6th Place Borrower’s fee interest in a 554-unit, newly-constructed Class A high-rise residential tower located in Brooklyn, New York (the “2 North 6th Place Property”). The whole loan was originated by Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $380,000,000 (the “2 North 6th Place Whole Loan”). The 2 North 6th Place Whole Loan is comprised of three senior pari passu notes, one senior subordinate companion A-B Note, and one junior subordinate companion B-Note. The A-B Note is subordinate to the A Notes and the B Note is subordinate to the A-B Note and the A Notes. The 2 North 6th Place Whole Loan has a 10-year term and is interest-only for the full term of the loan. Note A-3, with an outstanding principal balance as of the Cut-off Date of $20,000,000, is being contributed to the BBCMS 2019-C4 Trust. Note A-1 and A-B Note, with an aggregate outstanding principal balance as of the Cut-off Date of $206,000,000, have been contributed to the NCMS 2019-LVL securitization trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $34,000,000, has been contributed to the CSAIL 2019-C15 securitization trust. The B Note, with an outstanding principal balance of $120,000,000, has been sold to an unaffiliated third party investor. The B Note is the controlling note under the related co-lender agreement. However, after the occurrence of a B Note control appraisal period, the holder of the A-B Note will be the controlling noteholder. If an A-B Note control appraisal period is continuing, the holder of the Note A-1 will be the controlling noteholder; however, the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$106,600,000	NCMS 2019-LVL	Yes	No
A-2	34,000,000	CSAIL 2019-C15	No	No
A-3	20,000,000	BBCMS 2019-C4	No	No
A-B	99,400,000	NCMS 2019-LVL	No	No
B	120,000,000	Third Party Investor	No	Yes
Total	$380,000,000

The Property. The 2 North 6th Place Property is a newly-constructed, 40-story, 554-unit multifamily tower located at 2 North 6th Place in Brooklyn, New York. The 2 North 6th Place Property was designed by the Stephen B. Jacobs Group, with interiors designed by Andi Pepper. It is the fifth and final residential tower of the Williamsburg Edge Master Plan. It is also the tallest and final residential tower of the three-building complex known as “The Edge”, which was developed by Douglaston Development. The 2 North 6th Place Property was awarded the 2017 Building & Design Award from the Queens and Bronx Building Association and placed as a finalist for the 2017 National Association of Home Builders Pillars of the Industry Award for Best High-Rise Apartment Community. The 2 North 6th Place Property is comprised of approximately 590,659 gross square feet, and includes 471,367 rentable residential square feet, 662 square feet of retail space, a parking garage with 160 spaces and 35,000 square feet of open amenity space. The 2 North 6th Place Property also provides immediate access to three public piers, a public esplanade and a water ferry landing, all located adjacent to the 2 North 6th Place Property.

The borrower sponsor began developing the 2 North 6th Place Property in 2014 and completed it in June 2018 for a total cost basis of approximately $425,771,690 ($768,541 per unit). At origination, the 2 North 6th Place Borrower had approximately $39,100,000 of equity in the 2 North 6th Place Property.

The 2 North 6th Place Property’s amenities include a 24-hour concierge, dry cleaning, pet care, housekeeping, a business center, indoor valet parking, bike storage and free Wi-Fi. In addition, there is a 7,600 square foot terrace with an indoor/outdoor pool, hot tub, steam room and sauna. The building’s amenities also include lounge seating located on the 9th floor overlooking the East River, an outdoor area with three grills, a media lounge with a billiards table, a party room with a kitchen, a children’s playroom and a fitness center with state-of-the-art equipment with integrated media and a yoga room/movement studio. The units are finished with approximately 9-foot ceiling heights, floor-to-ceiling windows with Manhattan skyline views, custom solar shades, smoked walnut wood flooring and a Bosch washer/dryer. Many units include a private balcony or terrace. In addition, green building systems have been incorporated in the construction of the property, which include Energy Star appliances, recycled and Forest Stewardship Council certified finishes and low emissivity double-pane windows. The 2 North 6th Place Property has received a New York State Energy Research and Development Authority multifamily environmental certification.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 8 – 2 North 6th Place

The 2 North 6th Place Property received its first temporary certificate of occupancy (“TCO”) in July 2017 for floors 10-19. TCOs for additional floors were received every month thereafter and the TCO for all floors was received in June 2018. The 2 North 6th Place Property has leased-up from 58.8% occupied in July 2018 to 92.1% as of March 25, 2019. According to the appraiser, the 2 North 6th Place Property is expected to stabilize in July 2019 with a 3.0% total vacancy and collection loss for the residential income throughout the holding period on a stabilized basis.

The 2 North 6th Place Property has the benefit of a State of New York 421-a tax abatement, resulting from the construction of 347 affordable housing units on an adjacent, non-collateral development. Under this exemption, taxes will be based on the 2 North 6th Place Property’s pre-construction assessed value. The 2 North 6th Place Property’s increase in assessed value is 100% exempt for 21 years (through year 2039), with taxes phasing in at 20% increments annually during the 22nd through 25th years (through year 2043). See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the unit mix of the 2 North 6th Place Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent
Studio	129	23.3%	126	97.7%	511	$2,922
1 Bed/1 Bath	182	32.9	172	94.5%	682	$3,960
2 Bed/2 Bath(2)	176	31.8	161	91.5%	1,060	$5,846
3 Bed/2 Bath	67	12.1	51	76.1%	1,416	$7,922
Collateral Total	554	100.0%	510	92.1%	851	$4,695

(1)	Based on the underwritten rent roll dated March 25, 2019.
(2)	There is one two bedroom unit totaling 1,367 square feet designated as the employee unit. It is rent free and is underwritten as vacant.

Environmental. According to the Phase I environmental assessment dated May 22, 2018, there is no evidence of any recognized or historical recognized environmental conditions at the 2 North 6th Place Property. However, the Phase I environmental assessment noted a controlled recognized environmental condition relating to past industrial uses of the 2 North 6th Place Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 2 North 6th Place Property is located at 2 North 6th Place along the East River and is immediately adjacent to East River State Park. Located in the Williamsburg neighborhood of Brooklyn, the 2 North 6th Place Property is connected to Manhattan via several subway lines and the Williamsburg Bridge. The neighborhood is served by the L, G, J, M and Z subway lines. The area also has direct access to a variety of transit bus lines. Much of the Williamsburg neighborhood has incorporated bike lanes and it remains an integral part of the transportation culture. Furthermore, the North Williamsburg landing for the East River Ferry is located at the base of the 2 North 6th Place Property. The commute from the 2 North 6th Place Property to Manhattan east side is approximately 10 minutes by subway and 20 minutes by ferry. The 2 North 6th Place Property is located within the Kings County multifamily submarket and Williamsburg neighborhood of Brooklyn, a destination for culture and nightlife in New York City. According to a third-party market research report, while the amount of inventory in the submarket has increased by 67.2% from 24,336 in 2013 to 40,683 in 2018, the current effective rent of $2,484 has increased by 6.4% from fourth quarter 2017 effective rent of $2,334 and increased by 35.7% from 2013 effective rent of $1,830. The submarket reported 6.5% vacancy as of fourth quarter 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 8 – 2 North 6th Place

Submarket Statistics(1)
Time	Effective Rents	Vacancy	Inventory (Units)	Net Absorption	Completions
2007	$1,348	3.2%	19,746	172	318
2008	$1,398	1.8%	19,866	394	32
2009	$1,343	2.4%	20,351	355	485
2010	$1,455	2.8%	21,642	1,175	1,479
2011	$1,563	2.1%	22,535	1,019	893
2012	$1,668	1.7%	22,830	389	295
2013	$1,830	3.1%	24,336	1,133	1,506
2014	$2,023	4.1%	26,672	1,999	2,336
2015	$2,166	3.0%	27,914	1,510	1,242
2016	$2,273	4.5%	30,855	2,385	3,280
2017	$2,334	7.1%	36,888	4,807	6,033
2018	$2,484	6.5%	40,683	3,775	3,795
2019 Projection	$2,683	6.9%	48,078	6,706	7,395
(1)	Source: Third-party market research report.

Operating History and Underwritten Net Cash Flow(1)
	Annualized T-6 December 2018	Annualized T-3 December 2018	2018	Underwritten	Per Unit	%(2)
Rents in Place	$32,229,914	$32,337,447	$31,981,467	$28,733,627	$51,866	86.6%
Vacant Income	0	0	0	3,501,436	6,320	10.6
Gross Potential Rent	$32,229,914	$32,337,447	$31,981,467	$32,235,063	$58,186	97.2%
Total Reimbursements	362,508	370,661	327,927	327,927	592	1.0
Other Income	554,027	661,619	390,122	607,622	1,097	1.8
Total Gross Potential Income	$33,146,449	$33,369,726	$32,699,515	$33,170,611	$59,875	100.0%
(Vacancy/Credit Loss)	(11,167,101)	(9,754,000)	(15,274,509)	(4,494,523)	(8,113)	(13.5)
Effective Gross Income	$21,979,348	$23,615,726	$17,425,007	$28,676,088	$51,762	86.5%

Total Expenses	$7,226,529	$7,409,129	$5,768,478	$6,419,334	$11,587	22.4%

Net Operating Income(3)	$14,752,819	$16,206,597	$11,656,528	$22,256,755	$40,175	77.6%

Total TI/LC, Capex/RR	0	0	0	110,800	200	0.4

Net Cash Flow	$14,752,819	$16,206,597	$11,656,528	$22,145,955	$39,975	77.2%
(1)	Historical financials are not available as the construction of the 2 North 6th Place Property was completed in 2018.
(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Net Operating Income is higher than the historical Net Operating Incomes as occupancy increased from 58.8% in July 2018 to 92.1% as of March 25, 2019 since the temporary certificate of occupancy was received in June 2018.

The Borrower. The borrowing entity for the 2 North 6th Place Whole Loan is 2 North 6th Place Property Owner LLC (the “2 North 6th Place Borrower”), a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the 2 North 6th Place Borrower delivered a non-consolidation opinion in connection with the origination of the 2 North 6th Place Whole Loan. Jeffrey Levine is the guarantor of certain nonrecourse carve-outs under the 2 North 6th Place Whole Loan.

The Loan Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the 2 North 6th Place Whole Loan is Jeffrey Levine, the Chairman of Douglaston Development, the development branch of The Douglaston Companies, a large and active residential developer in New York City. Jeffrey Levine indirectly owns, in part, and controls the 2 North 6th Place Borrower. Other significant indirect owners of the 2 North 6th Place Borrower include AIGGRE Edge Investor, LLC (48% ownership in the 2 North 6th Place Borrower) and MacFarlane Partners Investment Management, LLC (31.808% ownership in the 2 North 6th Place Borrower). Since its founding in 1979, Douglaston Development, along with Levine Builders (the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 8 – 2 North 6th Place

construction management branch of The Douglaston Companies), have completed over $2 billion of development, including, 4,000 market-rate and affordable residential apartments, 1,272 senior housing units and 500 hotel rooms in New York City. In addition, the borrower sponsor has 2,051 market-rate units, affordable apartments, hospitality and senior housing units in the pipeline for the New York City metropolitan area. Jeffrey Levine has a net worth and liquidity of approximately $404,700,000 and $48,200,000, respectively, as of December 31, 2017. AIG Global Real Estate Investment Corp. (“AIG Global Real Estate”) is the non-member manager of AIGGRE Edge Investor, LLC. AIG Global Real Estate, founded in 1987, is comprised of a group of international companies that invest in and manage approximately $20.2 billion of real estate (as of September 30, 2018) for clients and AIG member companies in various countries. Through its global network of offices, AIG Global Real Estate offers fully integrated real estate investment and development services, with capabilities in investment, asset management, legal & finance, development & construction, portfolio management, valuation and tax, property and real estate accounting. AIG Global Real Estate is headquartered in New York and Los Angeles with several regional offices, including Atlanta, London, San Francisco, Shanghai, and Stowe, Vermont.

Property Management. The 2 North 6th Place Property is managed by Clinton Management, LLC (the “2 North 6th Place Manager”), an affiliate of the 2 North 6th Place Borrower. Founded in 2002 by Douglaston Development, Clinton Management, LLC is a full-service property management company providing comprehensive property management services for a broad property portfolio that currently consists of approximately 3,000 residential units, as well as commercial, retail and parking garages. Pursuant to the property management agreement dated August 25, 2014, the 2 North 6th Place Borrower appointed Clinton Management, LLC to manage the 2 North 6th Place Property for a five-year term, expiring on July 9, 2022 with no renewal options. The 2 North 6th Place Manager receives a monthly management fee of 2.0% of the net residential income of the 2 North 6th Place Property.

Escrows and Reserves. At origination, the 2 North 6th Place Borrower deposited in escrow $10,000,000 for a debt service reserve.

Tax and Insurance Escrows – On a monthly basis the 2 North 6th Place Borrower is required to escrow 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance payments. The monthly tax and insurance escrow is waived so long as (i) there is no event of default under the 2 North 6th Place Whole Loan documents, (ii) the 2 North 6th Place Borrower pays all taxes when due and provides the lender evidence of such payment promptly, (iii) the insurance policies maintained by the 2 North 6th Place Borrower covering the property comply with the terms in the 2 North 6th Place Whole Loan documents, (iv) the 2 North 6th Place Borrower provides evidence of renewal of such insurance policies, and (v) the 2 North 6th Place Borrower provides paid receipts for the payment of the insurance premiums by no later than 30 days after the expiration dates of such insurance policies.

Replacement Reserves – On a monthly basis, the 2 North 6th Place Borrower is required to escrow $9,233 for replacement reserves.

Debt Service Reserves – In the event that amounts on deposit in the Debt Service Reserve fall below $2,500,000, the 2 North 6th Place Borrower will replenish the Debt Service Reserve to $5,000,000. If at any time, the DSCR of the Whole Loan exceeds 1.10x calculated on the 30-year amortization schedule for three consecutive months, and provided no event of default exists under the 2 North 6th Place Whole Loan documents, the balance in the Debt Service Reserve will be remitted to the 2 North 6th Place Borrower and the 2 North 6th Place Borrower will have no further obligations to replenish the Debt Service Reserve.

Leasing Expense Reserves – On each payment date during a Cash Management Period (as defined below) the 2 North 6th Place Borrower is required to deposit rents attributable to the budgeted approved leasing expenses for the upcoming calendar month.

Lockbox / Cash Management. The 2 North 6th Place Whole Loan is structured with a soft lockbox and springing cash management. Prior to the continuance of a Cash Management Period, all funds in the lockbox account will be disbursed to the 2 North 6th Place Borrower. During the continuance of a Cash Management Period, funds in the lockbox account are transferred to a cash management account and are required to be applied on each monthly payment date to fund the required reserves deposits and to pay debt service on the 2 North 6th Place Whole Loan. All funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the 2 North 6th Place Whole Loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the 2 North 6th Place Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 8 – 2 North 6th Place

A “Cash Management Period” will commence upon: (i) an event of default under the 2 North 6th Place Whole Loan documents or (ii) the failure by the 2 North 6th Place Borrower, after the end of two consecutive calendar quarters, to maintain a DSCR (based on the trailing six months of net operating income) of at least 1.20x.

Subordinate and Mezzanine Debt. In addition to the A Notes, the 2 North 6th Place Property is also security for the A-B Note, with a Cut-off Date balance of $99,400,000 and for the B Note, with a Cut-off Date balance of $120,000,000. The A-B Note accrues interest at a per annum rate of 4.532153846% and is entitled to payments of interest on a subordinate basis to the A Notes. The B Note accrues interest at a per annum rate of 4.8800% and is entitled to payments of interest on a subordinate basis to the A Notes and the A-B Note. For more information, see “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The 2 North 6th Place Whole Loan” in the Preliminary Prospectus.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 9 - Tower Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 9 - Tower Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 9 - Tower Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 9 - Tower Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.1%	Net Rentable Area (SF):	132,151
Loan Purpose:	Refinance	Location:	Temecula, CA
Borrower:	27501 Ynez Road, LP	Year Built / Renovated:	1969, 1998 / N/A
Sponsor:	Shaoul Levy	Occupancy:	92.4%
Interest Rate:	4.12000%	Occupancy Date:	6/27/2019
Note Date:	7/3/2019	4th Most Recent NOI (As of):	$1,058,185 (12/31/2016)
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,479,617 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$1,637,805 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.4%
Amortization Type:	IO-Balloon	UW Revenues:	$2,732,665
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$718,260
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,014,405
Additional Debt:	No	UW NCF:	$1,854,639
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$33,000,000 / $250
Additional Debt Type:	N/A	Appraisal Date:	4/21/2019

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$63,978	$21,326	N/A	Maturity Date Loan / SF:	$138
Insurance:	$31,613	$2,874	N/A	Cut-off Date LTV:	60.6%
Replacement Reserves:	$0	$2,203	$100,000	Maturity Date LTV:	55.1%
TI/LC:	$0	$8,259	$300,000	UW NCF DSCR:	1.60x
Deferred Maintenance:	$30,906	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Payoff Existing Debt	$9,947,343	49.7%
			Return of Equity	9,592,422	48.0
			Closing Costs	333,738	1.7
			Upfront Reserves	126,497	0.6
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Tower Plaza Property (as defined below) was acquired by borrower the sponsor in April of 2017. The prior owner did not provide partial year 2017 operating statements.
(3)	UW NOI is higher than Most Recent NOI due in part to: (i) AMC Theater’s annual base rent increasing by approximately $60,000; (ii) AMC Theater’s converting from a gross lease to a triple net lease, which increased reimbursements by approximately $137,000; (iii) actual 2018 reimbursements being approximately $262,000 higher than reflected in the operating statements, as tenant reimbursements were not reconciled until 2019; (iv) 88 Ranch Marketplace’s annual base rent increasing by $36,000 in November 2018; (v) Gourmet Italia’s annual base rent increase by approximately $21,755; and (vi) Talk of the Town Salon being a new tenant that had six months of free rent in 2018, which would equal to approximately $67,000.

The Loan. The Tower Plaza mortgage loan has an outstanding principal balance as of the Cut-off Date of $20,000,000 (the “Tower Plaza Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 132,151 square foot, grocery-anchored retail property located in Temecula, California (the “Tower Plaza Property”). The Tower Plaza Mortgage Loan has a 10-year term and, following a five-year interest-only period, amortizes on a 30-year schedule.

The Property. The Tower Plaza Property is a 132,151 square foot retail property anchored by 88 Ranch Marketplace and AMC Theaters, and is located in Temecula, California. The Tower Plaza Property is 92.4% occupied by 19 tenants. The Tower Plaza Property was built in 1969 and expanded in 1998. The Tower Plaza Property is situated on approximately 13.2 acres and is located at the intersection of Ynez Road and Rancho California Road. The Tower Plaza Mortgage Loan borrower sponsor purchased the Tower Plaza Property in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 - Tower Plaza

April 2017 for $16,000,000 and has a total cost basis of approximately $18,400,000. At the time of acquisition, the Tower Plaza Property was approximately 82.4% occupied and the net operating income was less than $1,012,500. Since the acquisition, the Tower Plaza Mortgage Loan borrower sponsor increased occupancy to 92.4% with five newly signed leases and two renewals/expansions including extending AMC Theater’s lease for a 12 year term. Net operating income has increased more than 54.8% since 2016.

AMC Theaters operates over 900 theatres with approximately 10,000 screens globally, including over 661 theatres with approximately 8,200 screens in the United States and over 244 theatres with approximately 2,200 screens in Europe. At the Tower Plaza Property, according to the Tower Plaza Mortgage Loan borrower sponsor, AMC Theaters has recently undergone a renovation and received tenant improvements to convert to stadium seating. In addition, AMC Theaters renovated its lobby area, concessions and restrooms, and added a bar area. The renovations commenced in early 2018 and were completed in February 2019. The total renovation costs were approximately $4,600,000, of which approximately $1,012,500 was provided by the Tower Plaza Mortgage Loan borrower sponsor. AMC Theaters has ten screens at the Tower Plaza Property. Coinciding with the renovations, a third lease amendment was executed in February 2018, which extended the lease for 12 years with a new rent commencement in May 2019. AMC Theater’s new rent is $22.04 per square foot, and increases to $23.15 per square foot in May 2026. The lease was previously modified gross and converted to triple-net upon the new rent commencement in May 2019. Additionally, the third lease amendment provides for four five-year renewal options. The lease has an AMC Theaters corporate guarantee.

88 Ranch Marketplace was founded in 2003 and is a grocer that includes a large variety of international products, including Japanese, Chinese, Filipino, Vietnamese and Thai products. The tenant’s suite is broken up into approximately 23,650 square feet of grocery space and approximately 13,850 square feet of restaurant, bakery and ancillary vendor space. 88 Ranch Marketplace has been at the Tower Plaza Property since 2012, signing an 11-year lease expiring in December 2023. 88 Ranch Marketplace has two five-year renewal options at $13.68 per square foot and $14.76 per square foot, respectively. It currently subleases approximately 13,850 square feet to a restaurant, bakery and small use tenants. The subleased space has been subleased since 2012.

The Tower Plaza Property contains 614 parking spaces which equates to a parking ratio of approximately 4.6 spaces per 1,000 square feet of net rentable area.

Environmental. According to the Phase I environmental assessment dated May 21, 2019, there was no evidence of any recognized environmental conditions at the Tower Plaza Property.

Historical and Current Occupancy(1)
	2017	2018	Current(2)
Tower Plaza	84.6%	92.9%	92.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 27, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 - Tower Plaza

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales PSF / Screen(3)	Occ. Costs(3)	Lease Exp. Date
88 Ranch Marketplace(4)(5)	NR / NR / NR	37,503	28.4%	$10.24	$384,000	18.5%	$420	3.6%	12/31/2023
AMC Theaters(6)	NR / B / NR	29,488	22.3	$22.04	650,000	31.3	$379,349	20.8%	4/30/2031
Armstrong Garden Center	NR / NR / NR	15,625	11.8	$17.17	268,313	12.9	$155	14.5%	9/30/2026
Talk of the Town Salon	NR / NR / NR	8,881	6.7	$15.45	137,211	6.6	NAV	NAV	7/31/2028
Gourmet Italia	NR / NR / NR	6,921	5.2	$22.31	154,391	7.4	NAV	NAV	10/31/2025
Salon La Mariee	NR / NR / NR	3,078	2.3	$18.27	56,237	2.7	NAV	NAV	5/31/2024
Tokutokuya Temecula	NR / NR / NR	3,075	2.3	$12.00	36,900	1.8	NAV	NAV	6/14/2023
Fire-Fish Sushi	NR / NR / NR	2,744	2.1	$17.56	48,179	2.3	NAV	NAV	9/30/2020
Painted Earth	NR / NR / NR	2,343	1.8	$23.31	54,606	2.6	NAV	NAV	9/30/2026
Rancho Cleaners	NR / NR / NR	1,630	1.2	$24.99	40,728	2.0	NAV	NAV	12/31/2025
Top Ten Tenants		111,288	84.2%	$16.45	$1,830,565	88.3%

Non Top Ten Tenants		10,862	8.2%	$22.43	$243,647	11.7%

Occupied Collateral Total		122,150	92.4%	$16.98	$2,074,212	100.0%

Vacant Space		10,001	7.6%

Collateral Total		132,151	100.0%

(1)	Based on the underwritten rent roll dated June 27, 2019.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF / Screen and Occ. Costs represent 2018 sales for 88 Ranch Marketplace and Armstrong Garden Center and trailing-12 month period sales ending February 2019 for AMC Theaters.
(4)	88 Ranch Marketplace subleases approximately 13,850 square feet to a restaurant, bakery and small use tenants.
(5)	The Tower Plaza Mortgage Loan sponsor indicated that 88 Ranch Marketplace sales do not include the approximately 13,850 square feet of restaurant space and as such Sales PSF / Screen and Occ. Costs have been adjusted. Unadjusted sales based on 37,503 square feet would result in Sales PSF / Screen of approximately $265 and an Occ. Costs of 5.7%.
(6)	AMC Theaters underwent a significant $4.6 million renovation in 2018 which resulted in approximately 25% of screens being offline on a floating basis throughout the year. Accounting for down screens, the adjusted trailing 12-month period sales ending February 2019 would be approximately $505,799 per screen.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 - Tower Plaza

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,001	7.6%	NAP	NAP	10,001	7.6%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	10,001	7.6%	$0	0.0%
2020	2	4,244	3.2	85,416	4.1	14,245	10.8%	$85,416	4.1%
2021	2	2,458	1.9	53,322	2.6	16,703	12.6%	$138,738	6.7%
2022	3	4,015	3.0	87,780	4.2	20,718	15.7%	$226,518	10.9%
2023	5	43,467	32.9	486,208	23.4	64,185	48.6%	$712,726	34.4%
2024	1	3,078	2.3	56,237	2.7	67,263	50.9%	$768,963	37.1%
2025	2	8,551	6.5	195,119	9.4	75,814	57.4%	$964,082	46.5%
2026	2	17,968	13.6	322,919	15.6	93,782	71.0%	$1,287,001	62.0%
2027	0	0	0.0	0	0.0	93,782	71.0%	$1,287,001	62.0%
2028	1	8,881	6.7	137,211	6.6	102,663	77.7%	$1,424,212	68.7%
2029	0	0	0.0	0	0.0	102,663	77.7%	$1,424,212	68.7%
2030 & Beyond	1	29,488	22.3	650,000	31.3	132,151	100.0%	$2,074,212	100.0%
Total	19	132,151	100.0%	$2,074,212	100.0%
(1)	Based on the underwritten rent roll dated June 27, 2019.

Operating History and Underwritten Net Cash Flow(1)
	2016	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$1,470,994	$1,756,794	$1,977,528	$2,074,212	$15.70	70.9%
Vacant Income	0	0	0	194,563	1.47	6.6
Gross Potential Rent	$1,470,994	$1,756,794	$1,977,528	$2,268,775	$17.17	77.5%
Total Reimbursements	291,221	355,849	389,856	658,453	4.98	22.5
Percentage Rents	20,742	86,746	0	0	0.00	0.0
Net Rental Income	$1,782,957	$2,199,389	$2,367,384	$2,927,228	$22.15	100.0%
(Vacancy/Credit Loss)	0	0	0	(194,563)	(1.47)	(6.6)
Effective Gross Income	$1,782,957	$2,199,389	$2,367,384	$2,732,665	$20.68	93.4%

Total Expenses	$724,772	$719,772	$729,579	$718,260	$5.44	26.3%

Net Operating Income(4)	$1,058,185	$1,479,617	$1,637,805	$2,014,405	$15.24	73.7%

Total TI/LC, Capex/RR	0	0	0	159,766	1.21	5.8

Net Cash Flow	$1,058,185	$1,479,617	$1,637,805	$1,854,639	$14.03	67.9%
(1)	The Tower Plaza Property was acquired by the Tower Plaza Mortgage Loan sponsor in April of 2017. The prior owner did not provide partial year 2017 operating statements.
(2)	TTM represents the trailing 12-month period ending May 31, 2019.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Net Operating Income is higher than TTM Net Operating Income due in part to (i) AMC Theater’s annual base rent increasing by approximately $60,000; (ii) AMC Theater’s converting from a gross lease to a triple net lease, which increased reimbursements by approximately $137,000; (iii) actual 2018 reimbursements being approximately $262,000 higher than reflected in the operating statements, as tenant reimbursements were not reconciled until 2019; (iv) 88 Ranch Marketplace’s annual base rent increasing by $36,000 in November 2018; (v) Gourmet Italia’s annual base rent increase by approximately $21,755; and (vi) Talk of the Town Salon being a new tenant that had six months of free rent in 2018, which would equal to approximately $67,000.

The Market. The Tower Plaza Property is located in Temecula, Riverside County, California. The Tower Plaza Property is situated approximately 60 miles north of the San Diego central business district in the Inland Empire retail market. As of the first quarter of 2019, the Inland Empire retail market contains approximately 195,000,000 square feet, a vacancy rate of 7.0% and asking rent of $21.62 per square foot. The Tower Plaza Property is located within the South Riverside retail submarket. As of the first quarter of 2019, the South Riverside retail submarket contains approximately 31,300,000 square feet, a vacancy rate of 5.9% and asking rent of $22.82 per square foot. The appraisal determined market rent of $15.00 per square foot for grocery space, $22.00 per square foot for theater space, $18.00 per square foot for the sub-anchor space and $18.00 to $24.00 per square foot for inline shop space. The estimated 2018 population within a one-, three- and five-mile radius of the Tower Plaza Property was 13,231, 63,167 and 165,866, respectively. The estimated 2018

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 - Tower Plaza

average household income within a one-, three- and five-mile radius of the Tower Plaza Property was $70,207, $97,194 and $105,178, respectively.

The following table presents inline rental data with respect to comparable retail properties with respect to the Tower Plaza Property as identified in the appraisal:

Comparable Inline Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Tower Plaza 27401-27531 Ynez Road Temecula, CA	1969, 1998	92.4%	132,151	-	-	$18.68	-	-
Temecula Towne Center 29560 Rancho California Road Temecula, CA	1989	83.0%	540,462	Chelsea B. Dancewear	4,295	$21.00	Nov-17	5.0
Moraga Plaza 29760 Rancho California Road Temecula, CA	1990	100.0%	16,198	Times Square NY Style Hi Tech Wire Check N Go	1,660 740 1,280	$20.28 $24.00 $28.20	Mar-19 Dec-18 Aug-18	5.0 3.0 5.0
Winchester Square 27403-27537 Jefferson Avenue Temecula, CA	1984	94.0%	140,229	Lids Plus T Shirt Shop Listing	1,200 750	$21.00 $24.00	Nov-18 Aug-18	3.0 5.0
Overland Corporate Center 41653 Margarita Drive Temecula, CA	2006	98.0%	12,283	Listing Green Deli	1,748 1,400	$21.00 $18.84	Apr-19 Nov-18	5.0 5.0
Winchester Marketplace 40705 Winchester Temecula, CA	1998	91.0%	60,108	Pacific Dental Services Café Rio Churned Creamery	2,635 3,732 1,256	$36.00 $36.00 $39.00	May-19 Mar-18 Jul-17	10.0 10.0 3.0
Margarita Promenade (Portion Of) 40573 Margarita Road Temecula, CA	2004	91.0%	18,228	Listing Supreme Hair Care	1,738 1,187	$33.00 $27.00	Apr-19 Oct-18	3.0 5.0
Redhawk Towne Center at Vail Ranch 32085-32155 Redhawk Parkway Temecula, CA	2003	100.0%	417,252	Temecula Clay Children’s Boutique Juice It Up!	1,358 632 1,131	$25.80 $25.80 $25.80	Jul-17 Feb-17 Jan-17	5.0 5.0 5.0
Villages at Paseo Del Sol 31950-32180 Highway 79 Temecula, CA	2002	98.0%	320,317	Confidential Renewal Confidential Renewal Confidential Retail Confidential Renewal	1,550 1,600 1,236 2,809	$35.40 $30.36 $27.60 $28.80	Dec-18 Sep-18 Jun-18 Jun-18	5.0 5.0 5.0 5.0
(1)	Source: Appraisal.
(2)	For the Tower Plaza Property, represents average underwritten rent per square foot for inline spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 - Tower Plaza

The following table presents grocery rental data with respect to comparable retail properties with respect to the Tower Plaza Property as identified in the appraisal:

Comparable Grocery Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Tower Plaza 27401-27531 Ynez Road Temecula, CA	1969, 1998	92.4%	132,151	88 Ranch Marketplace	37,503	$10.24	Nov-12	11.0
705 North Main Street Corona, CA	-	-	-	ALDI	22,050	$16.08	Sep-17	10.0
1023 North Mt. Vernon Avenue Colton, CA	-	-	-	Smart & Final	27,870	$17.61	Sep-17	15.0
2400 River Road Norco, CA	-	-	-	Stater Bros	45,712	$13.00	Nov-17	20.0
928 East Ontario Avenue Corona, CA	-	-	-	Smart & Final Extra	26,102	$20.00	Jan-18	15.0
3100 West Florida Avenue Hemet, CA	-	-	-	Grocery Outlet	24,800	$12.10	Jun-18	15.0
6500 Sierra Avenue Fontana, CA	-	-	-	Sprouts	30,000	$19.92	Dec-18	15.0
(1)	Source: Appraisal.
(2)	For the Tower Plaza Property, represents the underwritten rent per square foot for grocery space.

The following table presents theater rental data with respect to comparable retail properties with respect to the Tower Plaza Property as identified in the appraisal:

Comparable Theater Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Tower Plaza 27401-27531 Ynez Road Temecula, CA	1969, 1998	92.4%	132,151	AMC Theaters	29,488	$22.04	Apr-18	12.0
Kaleidoscope Entertainment Center Mission Viejo, CA	-	-	-	Edward Theatres	42,834	$19.88	Jun-14	5.0
North Hills Plaza Granada Hills, CA	-	-	-	Regency Theaters	40,000	$15.00	Dec-14	10.0
Village Walk Pico Rivera, CA	-	-	-	Cinepolis	69,237	$26.84	Feb-15	15.0
NWC of Rinaldi Street and Porter Ranch Drive Porter Ranch, CA	-	-	-	AMC Theater	38,400	$39.00	Mar-18	15.0
3457 Via Montebello Carlsbad, CA	-	-	-	Cinepolis Luxury Cinemas	33,500	$36.96	Nov-19	15.0
(1)	Source: Appraisal.

(2)	For the Tower Plaza Property, represents the underwritten rent per square foot for theater space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 - Tower Plaza

The following table presents sub-anchor rental data with respect to comparable retail properties with respect to the Tower Plaza Property as identified in the appraisal:

Comparable Sub-Anchor Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Tower Plaza 27401-27531 Ynez Road Temecula, CA	1969, 1998	92.4%	132,151	Armstrong Garden Center	15,625	$17.17	Oct-06	20.0
11465-11495 Carmel Mountain Road San Diego, CA	-	-	-	BevMo!	12,078	$23.08	Dec-16	5.0
SEC SR-125 and Birch Road Chula Vista, CA	-	-	-	HomeGoods	21,048	$18.12	Aug-17	10.0
27612 Antonio Parkway Ladera Rancha, CA	-	-	-	BevMo!	11,990	$22.00	Aug-17	4.0
2698 Canyon Springs Parkway Riverside, CA	-	-	-	JEM Furniture	18,300	$12.00	Dec-17	5.0
1352 West Valley Parkway Escondido, CA	-	-	-	HomeGoods	24,261	$19.20	Mar-18	10.0
8140 Mira Mesa Boulevard San Diego, CA	-	-	-	BevMo!	20,173	$24.72	Apr-18	10.0
(1)	Source: Appraisal.

(2)	For the Tower Plaza Property, represents the underwritten rent per square foot for sub-anchor space.

The Borrower. The borrowing entity for the Tower Plaza Mortgage Loan is 27501 Ynez Road, LP, a California limited partnership and special purpose entity with no independent directors. Shaoul Levy is the guarantor of certain nonrecourse carve-outs under the Tower Plaza Mortgage Loan.

The Loan Sponsor. The Tower Plaza Mortgage Loan borrower sponsor is Shaoul Levy. Shaoul Levy is the president and founder of Levy Affiliated, a real estate investment firm that acquires and manages assets throughout the United States. The firm, founded in 1988, focuses on the acquisition of value-add commercial properties in the southwestern United States. Levy Affiliated invests in real estate on behalf of high net worth individuals, family trusts and institutional investors and has more than 50 employees across acquisitions, accounting, asset management, leasing and construction. The company’s current portfolio consists of 41 properties and contains a mix of multifamily, retail, office and mixed-used properties. The Tower Plaza Property was acquired by the borrower from the special servicer under the JPMCC 2004-C2 transaction following a foreclosure on the related ownership interest in March 2014. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Tower Plaza Property is managed by Silver Platinum Realty Management, Inc. dba Platinum Realty Management, Inc., an affiliate of the Tower Plaza Mortgage Loan borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $63,978 for real estate taxes, approximately $31,613 for insurance premiums and approximately $30,906 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $21,326.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $2,874.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $2,203 for replacement reserves (approximately $0.20 per square foot annually). The reserve is subject to a cap of $100,000.

TI/LC Reserves - The borrower is required to escrow $8,259 (approximately $0.75 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $300,000.

Lockbox / Cash Management. The Tower Plaza Mortgage Loan is structured with a springing lockbox and springing cash management. The Tower Plaza Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Tower Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Tower Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 - Tower Plaza

Tower Plaza Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Tower Plaza Mortgage Loan borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Tower Plaza Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.10x; or (iii) a Major Tenant Trigger Event (as defined below).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and with regard to clause (iii), the Major Tenant Trigger Event is cured in accordance with the Tower Plaza Mortgage Loan documents.

A “Major Tenant Trigger Event” means the occurrence of either (i) an 88 Ranch Marketplace Trigger Event or (ii) an AMC Theaters Trigger Event.

An “88 Ranch Marketplace Trigger Event” means 88 Ranch Marketplace: (i) defaults under its lease; (ii) goes dark or gives notice of its intention to do so; (iii) gives notice to vacate or vacates its more than 7,500 square feet of its leased space at the Tower Plaza Property; (iv) becomes a debtor in any bankruptcy or other insolvency proceeding; (v) terminates its lease; (vi) sublets 15,000 square feet or more of its space or gives notice of its intention to do the foregoing; or (vii) fails to renew or extend the term of its lease for at least 30,000 square feet for a period of five years on terms reasonably satisfactory to the lender at least six months prior to the current lease expiration date.

Such 88 Ranch Marketplace Trigger Event will terminate: with regard to clause (i), upon 88 Ranch Marketplace curing such default; with regard to clauses (ii), (iii) and (v), upon 88 Ranch Marketplace rescinding such notice and/or resuming its customary business operations at its leased space for at least two consecutive calendar quarters; with regard to clause (iv), the lease for 88 Ranch Marketplace is assumed or affirmed in such proceeding and 88 Ranch Marketplace, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (vi), 88 Ranch Marketplace is no longer subletting 15,000 square feet or more of its respective space; with regard to clause (vii), 88 Ranch Marketplace, exercises the applicable extension option or enters into a new lease on terms and conditions satisfactory to the lender. Further, with regard to clauses (i) through (vii) above, the lender has received a certain related estoppel certificate. In addition, an 88 Ranch Marketplace Trigger Event will terminate in the event that a Major Tenant Re-Tenanting Event (as defined below) has occurred.

An “AMC Theaters Trigger Event” means AMC Theaters: (i) defaults under its lease; (ii) goes dark or gives notice of its intention to do so; (iii) gives notice to vacate or vacates any or all of its leased space at the Tower Plaza Property; (iv) becomes a debtor in any bankruptcy or other insolvency proceeding; (v) terminates its lease; or (vi) sublets any or all of its space or gives notice of its intention to do the foregoing.

Such AMC Theaters Trigger Event will terminate: with regard to clause (i), upon AMC Theaters curing such default; with regard to clauses (ii), (iii) and (v), upon AMC Theaters rescinding such notice and/or resuming its customary business operations at its leased space for at least two consecutive calendar quarters; with regard to clause (iv), the lease for AMC Theaters is assumed or affirmed in such proceeding and AMC Theaters, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (vi), AMC Theaters is no longer subletting any or all of its respective space. Further, with regard to clauses (i) through (vi) above, the lender has received a certain related estoppel certificate. In addition, an AMC Theaters Trigger Event will terminate in the event that a Major Tenant Re-Tenanting Event has occurred.

A "Major Tenant Re-Tenanting Event” means that: (i) at least 30,000 square feet of the 88 Ranch Marketplace space or the entire AMC Theaters space, as applicable, is leased pursuant to a replacement lease for the related space, as applicable; (ii) such lease has commenced; (iii) 88 Ranch Marketplace, AMC Theaters or a replacement tenant has taken occupancy of the described leased premises and is paying full unabated rent and all tenant improvements costs and leasing commissions have been paid by the borrower; and (iv) such replacement tenant certifies that the borrower has paid in full any outstanding landlord obligations for tenant improvements and leasing commissions.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Portfolio
Credit Assessment	aa1 / BBBsf / A	Title(4):	Fee
(Moody’s / Fitch / KBRA):		Property Type – Subtype(4):	Various – Various
Original Principal Balance(2):	$19,000,000	Net Rentable Area (SF):	9,591,512
Cut-off Date Principal Balance(2):	$19,000,000	Location:	Various
% of IPB:	2.0%	Year Built / Renovated:	Various / N/A
Loan Purpose:	Recapitalization	Occupancy:	100.0%
Borrowers(3):	Various	Occupancy Date:	Various
Borrower Sponsor:	Industrial Logistics Properties Trust	4th Most Recent NOI (As of):	$55,671,441 (12/31/2015)
Interest Rate:	4.31000%	3rd Most Recent NOI (As of):	$55,544,563 (12/31/2016)
Note Date:	1/29/2019	2nd Most Recent NOI (As of):	$56,877,354 (12/31/2017)
Maturity Date:	2/7/2029	Most Recent NOI (As of)(5):	$57,840,197 (TTM 10/31/2018)
Interest-only Period:	120 months	UW Economic Occupancy:	100.0%
Original Term:	120 months	UW Revenues:	$86,985,222
Original Amortization Term:	None	UW Expenses:	$18,221,433
Amortization Type:	Interest Only	UW NOI(5):	$68,763,789
Call Protection:	L(30),DeforGrtr1%orYM(83),O(7)	UW NCF:	$68,205,889
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(6):	$1,439,117,000 / $150
Additional Debt(2):	Yes	Appraisal Date:	Various
Additional Debt Balance(2):	$631,000,000
Additional Debt Type(2):	Pari Passu

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$68
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:		$68
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):		45.2%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(6):		45.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:		2.40x
Other:	$0	$0	N/A	UW NOI Debt Yield:		10.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$650,000,000		100.0%	Paydown of Corporate Revolver(8)	$380,000,000	58.5%
				Return of Equity	267,194,938	41.1
				Closing Costs	2,805,063	0.4
Total Sources	$650,000,000		100.0%	Total Uses	$650,000,000	100.0%

(1)	The ILPT Hawaii Portfolio Whole Loan (as defined below) was co-originated by UBS AG, Morgan Stanley Bank, N.A. (“MSBNA”), Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

(2)	The ILPT Hawaii Portfolio loan is part of a whole loan evidenced by 18 pari passu senior notes with an aggregate original principal balance of $650,000,000. The Financial Information presented in the chart above reflects the Cut-off Date balance of the ILPT Hawaii Portfolio Whole Loan.

(3)	The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

(4)	The ILPT Hawaii Portfolio Whole Loan is secured by the fee simple interests of the ILPT Hawaii Portfolio Borrowers in an approximately 9,591,512 square foot portfolio of 177 leased fee parcels (the “Leased Fee Properties”) and nine fee simple properties (the “Fee Simple Properties”) located primarily in Honolulu, Hawaii.

(5)	The increase in UW NOI from Most Recent NOI is primarily attributed to UW NOI including (i) $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(6)	The Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the aggregate of the individual “as-is” appraised values of leased fee interests in the ILPT Hawaii Portfolio (as defined below) as of December 2018 of $1,439,117,000.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(8)	Prior to the origination of the ILPT Hawaii Portfolio Whole Loan, the assets securing the ILPT Hawaii Portfolio were unencumbered. According to the borrower sponsor, the proceeds of the ILPT Hawaii Portfolio Whole Loan were used to, among other things, repay all outstanding borrowings under its unsecured revolving credit facility. As of September 30, 2018, the balance of the unsecured revolving credit facility was $380,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

The Loan. The ILPT Hawaii Portfolio loan is part of a whole loan (the “ILPT Hawaii Portfolio Whole Loan”) evidenced by 18 pari passu promissory notes with an aggregate original principal balance of $650,000,000. The ILPT Hawaii Portfolio Whole Loan is secured by a first lien mortgage encumbering the ILPT Hawaii Portfolio Borrowers’ fee interest in an approximately 9,591,512 square foot portfolio of 177 Leased Fee Properties and nine Fee Simple Properties located in submarkets adjacent to Honolulu International Airport and Honolulu Harbor, Hawaii (each, an “ILPT Hawaii Portfolio Property” and together, the “ILPT Hawaii Portfolio” or “ILPT Hawaii Portfolio Properties”). Non-controlling Note A-11, with an original principal balance of $19,000,000, will be included in the BBCMS 2019-C4 Trust. The ILPT Hawaii Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for ILPT Trust 2019-SURF. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$162,500,000	ILPT Trust 2019-SURF	Yes
A-2	65,000,000	ILPT Trust 2019-SURF	No
A-3	35,000,000	ILPT Trust 2019-SURF	No
A-4	32,500,000	ILPT Trust 2019-SURF	No
A-5-1	32,500,000	ILPT Trust 2019-SURF	No
A-5-2	50,000,000	BANK 2019-BNK17	No
A-5-3	40,000,000	MSC 2019-H6	No
A-5-4	40,000,000	BANK 2019-BNK18	No
A-6-1	13,000,000	ILPT Trust 2019-SURF	No
A-6-2	22,000,000	BMARK 2019-B11	No
A-6-3	30,000,000	BMARK 2019-B11	No
A-7-1	13,000,000	ILPT Trust 2019-SURF	No
A-7-2	23,000,000	UBS 2019-C16	No
A-8-1	6,500,000	ILPT Trust 2019-SURF	No
A-8-2	26,000,000	BMARK 2019-B11	No
A-9	30,000,000	ILPT Trust 2019-SURF	No
A-10	10,000,000	BBCMS 2019-C3	No
A-11	19,000,000	BBCMS 2019-C4	No
Total	$650,000,000

The Properties. The ILPT Hawaii Portfolio consists of a total of 186 ILPT Hawaii Portfolio Properties that are wholly owned in fee by the borrower sponsor, consisting of 177 Leased Fee Properties that are ground leased (where the ILPT Hawaii Portfolio Borrowers own the land but not any of the related improvements, which improvements are owned by the applicable ground lessees) comprised of 9,266,124 square feet of land and nine Fee Simple Properties (where the ILPT Hawaii Portfolio Borrowers own both the land and the related improvements) comprised of 325,388 SF of building square footage. References herein to “square feet” mean square feet of land with respect of the Leased Fee Properties and building square feet with respect of the Fee Simple Properties. Of the ILPT Hawaii Portfolio Properties, 176 ILPT Hawaii Portfolio Properties, comprising approximately 91.7% of the ILPT Hawaii Portfolio square footage, are primarily improved with industrial/warehouse distribution facilities that contribute 91.1% of underwritten base rent. The remaining ILPT Hawaii Portfolio Properties are improved with (i) retail buildings, with six ILPT Hawaii Portfolio Properties comprising approximately 5.6% of the ILPT Hawaii Portfolio square footage and contributing 6.3% of underwritten base rent, and (ii) offices and an affiliated parking lot, with four ILPT Hawaii Portfolio Properties comprising approximately 2.7% of the ILPT Hawaii Portfolio square footage and 2.6% of underwritten base rent. The ILPT Hawaii Portfolio has an average historical occupancy of 99.5% from 2003 (when the ILPT Hawaii Portfolio was acquired by the borrower sponsor) through 2018. References herein to “occupancy” mean the percentage of the ILPT Hawaii Portfolio square footage (including both land square footage and building square footage) that is occupied. During the same time period, ILPT (as defined below) has renewed ground leases with existing tenants at an annual rent increase of 20% above prior levels and has entered into ground leases with new tenants at an average rent premium of 28% above the prior comparable lease. Tenants of the ILPT Hawaii Portfolio have typically signed longer term leases and/or renewed their leases, with a weighted average tenancy of approximately 20.8 years as of the Cut-off Date.

Based on the rent rolls ranging from December 13, 2018 to January 29, 2019, the ILPT Hawaii Portfolio was 100.0% leased by a diverse mix of both national and local tenants. The largest tenant, Servco Pacific, Inc., occupies 5.6% of the ILPT Hawaii Portfolio square footage and contributes approximately 5.5% of underwritten base rent. The top 10 largest tenants by square feet occupy 30.9% of the ILPT Hawaii Portfolio square footage and contribute approximately 28.4% of underwritten base rent, and the top 20 largest tenants by square feet occupy 43.9% of the ILPT Hawaii Portfolio square footage and contribute approximately 42.7% of underwritten base rent. Overall, the ILPT Hawaii Portfolio has more than 170 tenants, with only one vacant suite totaling 900 square feet. The ILPT Hawaii Portfolio benefits

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – ILPT Hawaii Portfolio

from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2022, when leases comprising 22.7% of the ILPT Hawaii Portfolio square footage and 22.3% of underwritten base rent expire. The weighted average remaining lease term at the ILPT Hawaii Portfolio is approximately 14.0 years as of August 2019, and approximately 52.9% of the ILPT Hawaii Portfolio square footage and 50.2% of underwritten base rent rolls after the maturity of the ILPT Hawaii Portfolio Whole Loan.

ILPT Hawaii Portfolio Summary
Property Type	Net Rentable Area (SF)	% of Total NRA	Occupancy	Base Rent(1)	Base Rent PSF(1)	% of Total Base Rent	Appraised Value(2)	Allocated Whole Loan Cut-off Date Balance
Leased Fee Industrial	8,498,906	88.6%	100.0%	$56,700,212	$6.67	85.2%	$1,227,695,000	$554,507,903
Fee Simple Industrial(3)	295,388	3.1	99.7	3,946,788	$13.40	5.9	75,500,000	34,100,772
Subtotal Industrial	8,794,294	91.7%	100.0%	$60,647,000	$6.90	91.1%	$1,303,195,000	$588,608,675
Leased Fee Retail	533,736	5.6	100.0	4,204,900	$7.88	6.3	96,265,000	43,479,613
Leased Fee Office(4)	263,482	2.7	100.0	1,699,820	$6.45	2.6	39,657,000	17,911,713
Total/Wtd. Avg.	9,591,512	100.0%	100.0%	$66,551,720	$6.94	100.0%	$1,439,117,000	$650,000,000
(1)	Base Rent and Base Rent PSF include $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020.

(2)	Appraised Value is based on the aggregate of the individual “as-is” appraised values of leased fee interests in the ILPT Hawaii Portfolio as of December 2018.

(3)	Fee Simple Industrial Base Rent PSF excludes 900 square feet of vacant space.

(4)	Leased Fee Office also includes a 30,000 square feet fee simple-owned parking lot at 1052 Ahua Street, which serves as additional parking for the Leased Fee Office asset at 2828 Paa Street.

Environmental. According to a Phase I environmental assessments dated November 5, 2018 through November 19, 2018, there was evidence of recognized environmental conditions at 15 of the ILPT Hawaii Portfolio Properties. The related Phase I ESAs identified recognized environmental conditions at 15 of the ILPT Hawaii Portfolio Properties related to current or past uses and operations that utilized hazardous substances and/or wastes. These conditions were evaluated by the related environmental consultant for reasonable worst-case cost to cure if needed and were estimated to cumulatively amount to less than 1% of the equity associated with the ILPT Hawaii Portfolio Whole Loan. At origination, the ILPT Hawaii Portfolio Borrowers obtained an environmental insurance policy from Lloyd’s of London (Beazley) with a combined single limit of $10,000,000, a deductible of $50,000 and a term expiring on February 28, 2029. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	Current(2)
100.0%	99.5%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy for the ILPT Hawaii Portfolio is as of December 13, 2018 through January 29, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
Servco Pacific, Inc.	NA / NA / NA	537,302	5.6%	$6.83	$3,672,284	5.5%	1/31/2064
Coca-Cola Bottling of Hawaii, LLC	NA / NA / NA	350,869	3.7	$5.74	2,014,399	3.0	Various(4)
Manheim Remarketing, Inc.	Baa2 / BBB / BBB+	337,734	3.5	$7.26	2,450,346	3.7	4/30/2021(5)
Bradley Shopping Center Company	NA / NA / NA	333,887	3.5	$4.54	1,515,847	2.3	4/22/2033
Honolulu Warehouse Co., Ltd.	NA / NA / NA	298,384	3.1	$5.95	1,775,385	2.7	1/31/2044
Warehouse Rentals, Inc.	NA / NA / NA	277,830	2.9	$6.76	1,877,409	2.8	12/31/2049
A.L. Kilgo Company, Inc.	NA / NA / NA	276,283	2.9	$6.93	1,913,320	2.9	12/31/2028
Kaiser Foundation Health Plan, Inc.	NA / AA- / NA	217,264	2.3	$6.41	1,393,324	2.1	Various(6)
Pahounui Partners, LLC	NA / NA / NA	190,836	2.0	$6.65	1,269,059	1.9	6/30/2027
New Age Service Hawaii, Inc.	NA / NA / NA	147,444	1.5	$7.05	1,039,548	1.6	Various(7)
Top Ten Tenants		2,967,833	30.9%	$6.38	$18,920,921	28.4%

Non Top Ten Tenants		6,621,709	69.0%	$7.19	$47,630,799	71.6%

Occupied Collateral Total		9,589,542	100.0%	$6.94	$66,551,720	100.0%

Vacant Space(8)		1,970	0.0%

Collateral Total		9,591,512	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and Base Rent include contractual rent escalations of $3,723,524 ($0.39 PSF) through January 15, 2020.

(4)	Coca-Cola Bottling of Hawaii, LLC leases 34,755 square feet through December 31, 2022 and 316,114 square feet through July 31, 2039.

(5)	Manheim Remarketing, Inc. has one lease extension option through March 31, 2026, with an annual rent during the lease extension of the greater of (i) fair market rent and (ii) $7.40 per square foot annually.

(6)	Kaiser Foundation Health Plan, Inc. leases 30,000 square feet through April 30, 2026 and 187,264 square feet through June 30, 2046. Kaiser Foundation Health Plan, Inc. has two, 10-year renewal options for its 30,000 square feet lease through April 30, 2046 at fixed rent and two, 10-year lease renewal options for its 187,264 square feet lease through June 30, 2066 at fixed rent.

(7)	New Age Service Hawaii, Inc. leases 52,250 square feet through May 31, 2032, 38,294 square feet through April 30, 2033 and 56,900 square feet through June 30, 2035.

(8)	Vacant Space includes 1,070 square feet of structurally non-rentable square feet and 900 square feet of rentable space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring
Vacant(3)	NAP	1,970	0.0%	NAP	NAP	1,970	0.0%	NAP	NAP
2019 & MTM	3	15,075	0.2	$178,748	0.3%	17,045	0.2%	$178,748	0.3%
2020	13	134,341	1.4	1,344,996	2.0	151,386	1.6%	$1,523,744	2.3%
2021	18	423,540	4.4	3,468,102	5.2	574,926	6.0%	$4,991,847	7.5%
2022	66	2,179,785	22.7	14,813,268	22.3	2,754,711	28.7%	$19,805,115	29.8%
2023	9	158,095	1.6	1,286,858	1.9	2,912,806	30.4%	$21,091,973	31.7%
2024	3	116,146	1.2	951,543	1.4	3,028,952	31.6%	$22,043,516	33.1%
2025	5	96,154	1.0	814,396	1.2	3,125,106	32.6%	$22,857,912	34.3%
2026	2	56,000	0.6	533,599	0.8	3,181,106	33.2%	$23,391,510	35.1%
2027	3	338,166	3.5	2,534,423	3.8	3,519,272	36.7%	$25,925,933	39.0%
2028	22	1,002,799	10.5	7,222,059	10.9	4,522,071	47.1%	$33,147,993	49.8%
2029	3	122,819	1.3	918,544	1.4	4,644,890	48.4%	$34,066,537	51.2%
2030 & Beyond	79	4,946,622	51.6	32,485,183	48.8	9,591,512	100.0%	$66,551,720	100.0%
Total	226	9,591,512	100.0%	$66,551,720	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring and Cumulative Base Rent Expiring include contractual rent escalations of $3,723,524 ($0.39 PSF) through January 15, 2020.

(3)	Vacant includes 1,070 square feet of structurally non-rentable square feet and 900 square feet of rentable space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$72,071,712	$7.51	82.9%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent(3)	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$72,071,712	$7.51	82.9%
Total Reimbursements	11,804,235	12,418,670	13,144,715	13,907,140	14,798,912	1.54	17.0
Other Income	194,061	125,710	152,497	58,150	114,598	0.01	0.1
Net Rental Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$86,985,222	$9.07	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0	0.00	0.0
Effective Gross Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$86,985,222	$9.07	100.0%

Total Expenses	$14,121,657	$16,049,950	$17,034,145	$18,588,609	$18,221,433	$1.90	20.9%

Net Operating Income	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,763,789	$7.17	79.1%

Total TI/LC, Capex/RR	0	0	0	0	557,900	0.06	0.6

Net Cash Flow	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,205,889	$7.11	78.4%

Occupancy	100.0%	99.5%	100.0%	99.9%(4)	100.0%
(1)	TTM reflects the trailing 12-month period ending October 2018.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Gross Potential Rent is based on the underwritten rent roll and includes (i) $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(4)	As of December 13, 2018 through January 29, 2019, the ILPT Hawaii Portfolio was 100.0% leased.

The Market. The ILPT Hawaii Portfolio Properties that comprise the ILPT Hawaii Portfolio are primarily located in the heart of Honolulu’s industrial/commercial district. Situated on approximately 220 contiguous acres adjacent to Honolulu International Airport, the ILPT Hawaii Portfolio Properties have direct access to the H-1 Freeway, Moanalua Freeway and Nimitz Highway and are a two-mile drive from Honolulu Harbor. The ILPT Hawaii Portfolio Properties are concentrated in two substantial infill locations and benefit from their proximity to Honolulu International Airport and Honolulu Harbor. Hawaii imports approximately 80.0% of what it consumes and approximately 95.0% of its imports enter through its commercial harbors.

According to the borrower sponsor, the ILPT Hawaii Portfolio’s location is a vital last-mile location for many institutional entities located in Oahu and is critical for many local businesses. The Oahu industrial market exhibited a 1.85% vacancy rate as of the third quarter of 2018 and has remained under 2.0% for the last three years. At the same time, rents have grown with the market achieving a 5.9% average annual rent increase from 2011 to 2017.

Oahu Industrial Market Statistics(1)
Period	Number of Buildings	Building Area (SF)	Available Space (SF)	YTD Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent (Monthly)	Wtd. Avg. Asking Rent (Annually)	Avg. Net Op. Exp. (Monthly)	Avg. Net Op. Exp. (Annually)
2009	1,760	38,197,898	1,834,993	(210,641)	4.80%	$0.99	$11.88	$0.32	$3.84
2010	1,777	38,530,034	1,828,951	6,042	4.75%	$0.99	$11.88	$0.32	$3.84
2011	1,798	38,896,094	1,860,883	(32,267)	4.78%	$0.92	$11.04	$0.31	$3.72
3Q2012(2)	1,809	39,211,146	1,674,614	186,269	4.27%	$0.98	$11.76	$0.34	$4.08
2013	1,854	40,372,428	1,093,009	375,959	2.71%	$0.99	$11.88	$0.37	$4.44
2014	1,843	39,230,336	830,303	262,706	2.12%	$1.10	$13.20	$0.43	$5.16
2015	1,799	39,768,281	657,117	173,186	1.65%	$1.13	$13.56	$0.35	$4.20
2016	1,804	39,950,156	638,535	64,582	1.60%	$1.21	$14.52	$0.35	$4.20
2017	1,781	40,193,894	795,757	(157,222)	1.98%	$1.30	$15.60	$0.37	$4.44
3Q2018	1,788	40,415,322	746,038	49,719	1.85%	$1.23	$14.76	$0.40	$4.80
(1)	Based on the appraisals.

(2)	Year end 2012 figures were unavailable.

170 of the 177 Leased Fee Properties, as well as all nine Fee Simple Properties, are in the Honolulu Industrial node, which consists of the Kalihi, Sand Island, Mapunapuna and Airport submarkets, which are comprised of a range of commercial and industrial uses. Market statistics as of the third quarter of 2018 for this submarket are highlighted in the tables below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

Oahu Industrial Submarket Statistics(1)
Submarket	Number of Buildings	Building Area (SF)	Tenure	Available Space (SF)	3Q 2018 Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. PSF (Monthly)
Kalihi	707	9,612,549	Fee Simple	215,094	(9,129)	2.24%	$1.19	$0.42
Sand Island	74	663,005	Leasehold	1,125	1,240	0.17%	$1.40	$0.33
Mapunapuna	107	4,214,301	Leasehold	20,900	0	0.50%	$1.41	$0.31
Airport	125	4,641,933	Fee Simple	22,000	12,579	0.47%	$1.00	$0.28
(1)	Based on the appraisals.

Kalihi Submarket Area(1)					Sand Island Submarket Area(1)
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,890	1.81%	$1.22	$0.36	1Q2016	(4,500)	2.56%	$0.82	$0.30
2Q2016	19,548	1.60%	$1.12	$0.33	2Q2016	0	2.56%	$0.82	$0.30
3Q2016	(22,471)	1.83%	$1.09	$0.38	3Q2016	(14,443)	0.00%	$0.00	$0.30
4Q2016	(32,539)	2.17%	$1.17	$0.41	4Q2016	(5,500)	0.97%	$1.36	$0.30
1Q2017	8,603	2.08%	$1.11	$0.40	1Q2017	0	0.97%	$1.36	$0.30
2Q2017	(73,547)	2.85%	$1.29	$0.48	2Q2017	(4,080)	1.68%	$1.36	$0.30
3Q2017	28,007	2.55%	$1.27	$0.50	3Q2017	9,580	0.00%	$1.36	$0.30
4Q2017	30,749	2.23%	$1.28	$0.38	4Q2017	(5,097)	0.77%	$1.36	$0.32
1Q2018	(23,764)	2.46%	$1.17	$0.40	1Q2018	3,857	0.19%	$1.40	$0.32
2Q2018	28,970	2.16%	$1.17	$0.40	2Q2018	(1,125)	0.36%	$1.40	$0.32
3Q2018	(9,129)	2.24%	$1.19	$0.42	3Q2018	1,240	0.17%	$1.40	$0.33

(1)	Based on the appraisals.

Mapunapuna Submarket Area(1)					Airport Submarket Area(1)
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,124	0.66%	$1.22	$0.43	1Q2016	29,527	0.11%	$1.20	$0.30
2Q2016	(6,852)	0.83%	$1.21	$0.40	2Q2016	0	0.11%	$1.20	$0.30
3Q2016	8,248	0.63%	$1.35	$0.40	3Q2016	(35,800)	0.88%	$1.20	$0.30
4Q2016	18,250	0.19%	$1.20	$0.35	4Q2016	5,300	0.77%	$1.02	$0.28
1Q2017	(3,020)	0.27%	$1.22	$0.35	1Q2017	13,300	0.48%	$0.85	$0.28
2Q2017	0	0.27%	$1.22	$0.35	2Q2017	0	0.48%	$0.85	$0.28
3Q2017	41,404	1.25%	$1.27	$0.40	3Q2017	22,500	0.00%	$0.85	$0.28
4Q2017	34,072	0.44%	$1.08	$0.33	4Q2017	0	0.00%	$0.85	$0.28
1Q2018	3,086	0.37%	$1.41	$0.26	1Q2018	(29,520)	0.64%	$1.08	$0.28
2Q2018	(5,480)	0.50%	$1.41	$0.31	2Q2018	(5,059)	0.74%	$1.08	$0.28
3Q2018	0	0.50%	$1.41	$0.31	3Q2018	12,579	0.47%	$1.00	$0.28

(1)	Based on the appraisals.

Summaries of the appraisal’s market ground rent conclusions for Mapunapuna and Sand Island are presented in the chart immediately below. The appraisal concluded market ground rent of $8.59 PSF for Mapunapuna and $7.75 PSF for Sand Island. The weighted average underwritten base rent for the 177 Leased Fee Properties is approximately $6.73 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

Summary of Comparable Ground Rents - Mapunapuna(1)
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(2)
1000 Mapunapuna Street	Ground Rent Reset	July 2017	0.960	41,833	$8.23	$8.58
803 Ahua Street	Ground Rent Reset	May 2018	1.676	73,013	$8.88	$8.88
669 Ahua Street	Ground Rent Reset	June 2018	0.803	35,000	$8.25	$8.25
842 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
822 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
692 Mapunapuna Street	Ground Rent Reset	January 2023	0.803	35,000	$9.74	$8.63
819 Ahua Street	Ground Rent Reset	January 2023	2.411	105,013	$9.64	$8.54
(1)	Based on the appraisals.

(2)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

Summary of Comparable Ground Rents – Sand Island(1)
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(2)
158 Sand Island Access Road	Ground Rent Reset	January 2019	2.307	100,500	$7.58	$7.58
2250 Pahounui Drive	Ground Rent Reset	January 2019	1.736	75,627	$7.70	$7.70
2019 Kahai Street	Ground Rent Reset	January 2019	0.619	26,954	$7.73	$7.73
165 Sand Island Access Road	Ground Rent Reset	January 2019	0.359	15,677	$7.73	$7.73
218 Mohonua Place	Ground Rent Reset	January 2019	0.783	34,096	$7.75	$7.75
125 Puuhale Road	Ground Rent Reset	January 2019	0.712	31,006	$7.75	$7.75
2135 Auiki Street	Ground Rent Reset	January 2019	0.765	33,328	$7.75	$7.75
2264 Pahounui Drive	Ground Rent Reset	January 2019	0.760	33,103	$7.75	$7.75
2276 Pahounui Drive	Ground Rent Reset	January 2019	0.754	32,841	$7.75	$7.75
180 Sand Island Access Road	Ground Rent Reset	January 2019	1.534	66,828	$7.89	$7.89
2020 Auiki Street	Ground Rent Reset	January 2019	1.072	46,705	$7.62	$7.62
204 Sand Island Access Road	Ground Rent Reset	January 2019	0.759	33,078	$7.75	$7.75
(1)	Based on the appraisals.

(2)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

The Borrowers. The borrowing entities for the ILPT Hawaii Portfolio Whole Loan are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC, each a Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the ILPT Hawaii Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the ILPT Hawaii Portfolio Whole Loan. The ILPT Hawaii Portfolio Borrowers are indirectly owned by the borrower sponsor, Industrial Logistics Properties Trust (“ILPT”).

The Loan Sponsor. The borrower sponsor is ILPT, a real estate investment trust (“REIT”) formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2018, ILPT owned 269 industrial and logistics properties with approximately 29.2 million rentable square feet, which were approximately 99.3% leased to 245 tenants with a weighted average remaining lease term of approximately 10.9 years. Approximately 58.8% of ILPT’S annualized rental revenues as of September 30, 2018 come from 226 properties (buildings, leasable land parcels and easements) with approximately 16.8 million square feet located on the island of Oahu, Hawaii, most of which are long-term ground leases to tenants that have constructed buildings and operate businesses on land owned by ILPT.

Property Management. The ILPT Hawaii Portfolio Properties are managed by The RMR Group LLC, a Maryland limited liability company and an affiliate of the ILPT Hawaii Portfolio Borrowers.

Escrows and Reserves.

Tax Escrows – Solely during the continuance of a Cash Management Sweep Period (as defined below), the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – Solely during the continuance of a Cash Management Sweep Period, the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the ILPT Hawaii Portfolio Borrowers maintain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 10 – ILPT Hawaii Portfolio

acceptable blanket insurance policies and the insurance premiums payable in connection therewith have been prepaid for not less than one year in advance, or, for the period of coverage under the insurance policies as to which certificates are delivered at loan origination, such period, if less than one year).

Lockbox / Cash Management. The ILPT Hawaii Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The ILPT Hawaii Portfolio Borrowers are required to direct each tenant of the ILPT Hawaii Portfolio to deposit funds directly into the lockbox account, and to deposit any funds received by the ILPT Hawaii Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. If no Cash Management Sweep Period exists, amounts on deposit in the lockbox account are required to be disbursed to the ILPT Hawaii Portfolio Borrowers’ operating account on each business day. Upon the first occurrence of a Cash Management Sweep Period, the lender is required to establish, and the ILPT Hawaii Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Sweep Period exists, the lender has the right to require that funds on deposit in the lockbox account are required to be transferred to the lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the ILPT Hawaii Portfolio Whole Loan, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and extraordinary expenses approved by the lender, and to pay any remainder (i) during any Cash Management Sweep Period not caused by a Partial Debt Yield Event (as defined below) into a cash trap account or (ii) during a Cash Management Sweep Period caused by a Partial Debt Yield Event, 50.0% into the cash trap account, and 50.0% to the ILPT Hawaii Portfolio Borrowers. In each case the amounts deposited in the cash trap account are required to be held as additional collateral for the ILPT Hawaii Portfolio Whole Loan during the continuance of the Cash Management Sweep Period; provided that, so long as no event of default is continuing under the ILPT Hawaii Portfolio Whole Loan, funds in the cash trap account are required to be applied to pay any shortfalls in debt service, to make deposits into the tax and insurance reserves to the extent amounts on deposit in the cash management account are insufficient, and, if requested by the ILPT Hawaii Portfolio Borrowers, to pay tenant improvements costs and allowances and leasing commissions for leases approved or deemed approved by the lender, capital expenditures set forth in the approved annual budget, management fees not to exceed 3.0% of operating income for the ILPT Hawaii Portfolio, and (subject to an annual cap of $100,000) required REIT distributions to owners of the ILPT Hawaii Portfolio Borrowers.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the ILPT Hawaii Portfolio Whole Loan documents, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) upon the occurrence of a Partial Debt Yield Event (as defined below) and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), the termination of such Partial Debt Yield Event.

A “Debt Yield Event” will commence if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 6.75% at the end of two consecutive calendar quarters and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the ILPT Hawaii Portfolio Whole Loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 6.75%.

A “Partial Debt Yield Event” will occur if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 7.25% at the end of two consecutive calendar quarters (and a Debt Yield Event does not exist) and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 7.25% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the ILPT Hawaii Portfolio Whole Loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 7.25%.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Right of First Refusal. A tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street ILPT Hawaii Portfolio Properties has a right of first refusal and/or right of first offer to purchase the related ILPT Hawaii Portfolio Property in the event of a proposed transfer of such ILPT Hawaii Portfolio Property. None of such rights of first refusal or first offer are applicable to a transfer of (i) any of the related ILPT Hawaii Portfolio Properties in connection with a foreclosure or deed-in-lieu of foreclosure or (ii) the related ILPT Hawaii Portfolio Property or ILPT Hawaii Portfolio Properties with one or more other properties.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 11 - TriAtria Office Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$19,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.0%	Net Rentable Area (SF):	236,921
Loan Purpose:	Acquisition	Location:	Farmington Hills, MI
Borrower:	ID TriAtria Owner LLC	Year Built / Renovated:	1986 / 2011
Borrower Sponsor:	Richard D. Wolfe	Occupancy:	91.8%
Interest Rate:	4.01000%	Occupancy Date:	5/1/2019
Note Date:	7/11/2019	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,118,429 (TTM 4/30/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,188,183
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW Expenses:	$1,430,398
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,757,785
Additional Debt(1):	Yes	UW NCF:	$2,556,402
Additional Debt Balance(1):	$2,000,000	Appraised Value / Per SF:	$28,600,000 / $121
Additional Debt Type(1):	Mezzanine	Appraisal Date:	4/18/2019

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$33,318	$33,818	N/A	Maturity Date Loan / SF:	$73
Insurance:	$16,037	$5,346	N/A	Cut-off Date LTV:	66.4%
Replacement Reserves:	$0	$3,949	N/A	Maturity Date LTV:	60.3%
TI/LC:	$0	$12,833	$450,000	UW NCF DSCR:	2.35x
Other:	$7,531	Springing	N/A	UW NOI Debt Yield:	14.5%

Sources and Uses(4)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	68.3%	Purchase Price(4)	$27,084,452	97.3%
Mezzanine Loan	2,000,000	7.2	Closing Costs	686,829	2.5
Sponsor Equity	6,828,668	24.5	Upfront Reserves	57,387	0.2
Total Sources	$27,828,668	100.0%	Total Uses	$27,828,668	100.0%

(1)	The financial information presented in the chart above reflects the Cut-off Date balance of the TriAtria Office Building Mortgage Loan (as defined below). The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield calculated based on the sum of the TriAtria Office Building Mortgage Loan and the TriAtria Office Building interest only mezzanine loan, are 73.4%, 1.99x and 13.1%, respectively.

(2)	Historical financials for 2016, 2017 and 2018 are unavailable as the TriAtria Office Building Property (as defined below) was acquired by the borrower sponsor in July 2019.

(3)	The increase in NOI from TTM 4/30/2019 to UW is primarily attributable to (i) rent abatements related to Zausmer, August & Caldwell PC that recently ended, (ii) free rent associated with Meritus Property Management LLC that ended on September 30, 2018 and (iii) rent steps totaling $2,250.

(4)	The borrower received an acquisition credit of $415,548 at origination of the TriAtria Office Building Mortgage Loan.

The Loan. The TriAtria Office Building mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 236,921 square foot office property located in Farmington Hills, Michigan (the “TriAtria Office Building Property”). The TriAtria Office Building mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $19.0 million (the “TriAtria Office Building Mortgage Loan”). The TriAtria Office Building Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule.

The Property. The TriAtria Office Building Property is comprised of two, two-story, class A/B suburban office buildings located on a 12.89-acre parcel in Farmington Hills, Michigan totaling 236,921 square feet. The TriAtria Office Building Property contains 900 parking spaces, including 835 surface spaces and 65 covered parking spaces, resulting in a ratio of 3.8 parking spaces per 1,000 square feet. The TriAtria Office Building Property was built in 1986 and renovated in 2011. Prior to acquisition, according to the borrower sponsor, the seller completed $4.75 million in capital improvements, which included renovations to the atriums and common area hallways, painting, carpet and vinyl replacement, woodwork and installation of a fountain. Other improvements included HVAC replacement, elevator

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 11 - TriAtria Office Building

improvements and pavement repairs. The two buildings consist of the main office building and an annex building. The main office building consists of two square pods with central atriums that are connected via a large atrium accommodating the main entrance into the TriAtria Office Building Property. The annex building accommodates covered parking on the lower level and storage space on the second story. The second stories of the two buildings are connected via an elevated covered walkway. The annex building additionally contains some unutilized space that formerly housed a small cafeteria. This space is not included in the calculation of net rentable area. As of May 1, 2019, the TriAtria Office Building Property was 91.8% leased to 14 local and regional tenants.

Major Tenants.

Millennium Medical (100,789 square feet; 42.5% of NRA; 46.2% of Base Rent): Millennium Medical (“Millennium”) consists of several physician offices located in Southeastern Michigan and operates diagnostic facilities. Millennium is part of Michigan Healthcare Professionals, P.C. (“MHP”). MHP is a physician led and administered organization. Millennium currently occupies three suites within the TriAtria Office Building Property and has been a tenant since 2014. The lease related to a suite totaling 92,074 square feet (38.9% of NRA, 41.8% of underwritten base rent) was signed in 2013, has a current expiration date of December 31, 2024 and has four, five-year renewal options. Another lease related to a suite totaling 7,481 square feet (3.2% of NRA, 3.7% of underwritten base rent) was signed in 2015, has an expiration date of February 28, 2026 and provides for four, five-year renewal options. The lease related to the 7,481 square foot suite is guaranteed by MHP through February 28, 2020. A third lease related to a suite totaling 1,234 square feet (0.5% of NRA, 0.7% of underwritten base rent) is currently on a month-to-month basis. Millennium does not have any termination options.

Zausmer, August & Caldwell PC (58,500 square feet; 24.7% of NRA; 27.0% of Base Rent): Founded in 1978, Zausmer, Kaufman, August & Caldwell PC (“Zausmer”) is a full-service law firm that offers legal assistance and representation services to large corporations, insurers, closely held companies, family businesses and startups. Zausmer also works across industries in the private and public sectors. The firm’s practice areas include alternative dispute resolution, business and criminal litigation, class action lawsuits, construction law, environmental law, insurance insolvency and liquidation law and products liability, among other areas. Zausmer has been a tenant at the TriAtria Office Building Property since May 1, 2018 under a lease that expires on October 31, 2028, with two, five-year renewal options remaining. Zausmer does not have any termination options.

Meritus Property Management, LLC (20,045 square feet; 8.5% of NRA; 7.8% of Base Rent): Meritus Property Management, LLC (“Meritus”) was founded in 2013 by a group of manufactured housing industry veterans. Meritus builds affordable residential communities for rent and sale located in Michigan, Alabama, Indiana, Kansas, Missouri and Ohio. Meritus has been a tenant at the TriAtria Office Building Property since 2018 with a lease that commenced on April 1, 2018 and expires on September 30, 2025, with one, five-year renewal option remaining. Meritus has the right to terminate its lease effective September 30, 2024 with at least 180 days’ prior written notice to the borrower and payment of all unamortized tenant allowances and leasing commissions.

The Market. The TriAtria Office Building Property is located in Farmington Hills, Michigan, within Southeast Michigan in the Detroit-Warren-Ann Arbor Combined Statistical Area (the “Detroit CSA”). The Detroit CSA’s major industries include manufacturing, health care/social assistance, retail trade and educational services. Southeast Michigan generally tracks the United States in employment by industry. The main difference can be seen in manufacturing jobs, which can be attributed to the presence of the big three automotive manufacturers that are headquartered in Michigan. Primary regional access to the TriAtria Office Building Property is provided by Interstate 696 and Northwestern Highway.

The city of Farmington Hills is situated in south central Oakland County, approximately 23 miles northwest of the Detroit central business district. The TriAtria Office Building Property’s neighborhood consists of a mixture of commercial and residential development and features two golf courses, a community college and several big box retailers. Primary regional access to the TriAtria Office Building Property is provided by Interstate 696 and Northwestern Highway. According to the appraisal, as of year-end 2018, the population within a one-, three- and five-mile radius was 7,026, 63,339 and 167,481, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $105,305, $130,619 and $126,076, respectively.

According to the appraisal, the TriAtria Office Building Property is located within the Detroit metropolitan statistical area (“Detroit MSA”) office market and the Farmington Hills/West Bloomfield office submarket. As of first quarter 2019, the Detroit MSA office market contained 79.7 million square feet of office space with a vacancy rate of 14.6% and an average quoted rental rate of $18.84 per square foot. As of first quarter 2019, the Detroit MSA office market reported positive net absorption of 116,381 square feet. The Farmington Hills/West Bloomfield office submarket contained approximately 6.2 million square feet of office space with a vacancy rate of 12.8% and an average rental rate of $18.28 per square foot as of first quarter 2019. The Farmington Hills/West Bloomfield office submarket reported negative net absorption of 35,823.

The appraisal identified six competitive properties built between 1979 and 2003 ranging in size from approximately 57,318 square feet to 259,340 square feet. The appraisal’s competitive set reported rent from $16.00 per square foot to $24.95 per square foot, with an average rent of $19.51 per square foot. The appraisal concluded a market rent of $22.00 per square foot modified gross for small office space and $19.00 per square foot modified gross for large office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 11 - TriAtria Office Building

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Millennium Medical	NA / NA / NA	100,789	42.5%	$18.39	$1,853,704	46.2%	Various(2)
Zausmer, August & Caldwell PC(3)	NA / NA / NA	58,500	24.7	$18.50	1,082,250	27.0	10/31/2028
Meritus Property Management, LLC(4)	NA / NA / NA	20,045	8.5	$15.56	311,950	7.8	9/30/2025
Ameriprise Holdings, Inc.	NA / NA / NA	8,700	3.7	$19.00	165,300	4.1	1/31/2020
Associated Endocrinologists, PC(5)	NA / NA / NA	7,827	3.3	$21.50	168,281	4.2	2/28/2028
Major Tenants / Wtd. Avg.		195,861	82.7%	$18.29	$3,581,485	89.3%
Non Major Tenants / Wtd. Avg.		21,720	9.2%	$19.68	$427,374	10.7%
Occupied Collateral Total / Wtd. Avg.		217,581	91.8%	$18.42	$4,008,859	100.0%

Vacant Space		19,340	8.2%

Collateral Total		236,921	100.0%

(1)	Based on the underwritten rent roll.

(2)	One suite totaling 92,074 square feet has a current lease expiration date of December 31, 2024, one suite totaling 7,481 square feet has a current lease expiration date of February 28, 2026 and one suite totaling 1,234 square feet is a month-to-month tenant. The two larger suites each have four, five-year renewal options remaining.

(3)	Zausmer, August & Caldwell PC has two, five-year renewal options remaining.

(4)	Meritus Property Management, LLC has one, five-year renewal option remaining. Meritus Property Management, LLC has the right to terminate its lease effective September 30, 2024 upon 180 days’ prior written notice to the landlord and a termination fee equal to the sum of the unamortized tenant allowances and leasing commissions.

(5)	Associated Endocrinologists, PC has one, five-year renewal option and has the right to terminate its lease effective March 1, 2025 upon eight months’ prior notice and a termination fee equal to the sum of the unamortized tenant allowances and leasing commissions.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,340	8.2%	NAP	NAP	19,340	8.2%	NAP	NAP
2019 & MTM	5	11,334	4.8	$229,720	5.7%	30,674	12.9%	$229,720	5.7%
2020	1	8,700	3.7	165,300	4.1	39,374	16.6%	$395,020	9.9%
2021	1	2,490	1.1	44,820	1.1	41,864	17.7%	$439,840	11.0%
2022	2	4,714	2.0	96,669	2.4	46,578	19.7%	$536,509	13.4%
2023	2	4,416	1.9	83,313	2.1	50,994	21.5%	$619,822	15.5%
2024	1	92,074	38.9	1,676,936	41.8	143,068	60.4%	$2,296,758	57.3%
2025	1	20,045	8.5	311,950	7.8	163,113	68.8%	$2,608,708	65.1%
2026	1	7,481	3.2	149,620	3.7	170,594	72.0%	$2,758,328	68.8%
2027	0	0	0.0	0	0.0	170,594	72.0%	$2,758,328	68.8%
2028	2	66,327	28.0	1,250,531	31.2	236,921	100.0%	$4,008,859	100.0%
2029	0	0	0.0	0	0.0	236,921	100.0%	$4,008,859	100.0%
2030 & Beyond	0	0	0.0	0	0.0	236,921	100.0%	$4,008,859	100.0%
Total	16	236,921	100.0%	$4,008,859	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 11 - TriAtria Office Building

Operating History and Underwriting Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$3,222,177	$4,427,086	$18.69	98.2%
Vacant Income	0	0	$0.00	0.0
Gross Potential Rent	$3,222,177	$4,427,086	$18.69	98.2%
Total Reimbursements	75,357	81,833	$0.35	1.8
Net Rental Income	$3,297,534	$4,508,919	$19.03	100.0%
Other Income(5)	95,251	95,251	$0.40	2.1
(Vacancy/Credit Loss)(6)	0	(415,987)	($1.76)	(9.0)
Effective Gross Income	$3,392,785	$4,188,183	$17.68	92.9%
Total Expenses	1,274,355	1,430,398	$6.04	34.2
Net Operating Income(7)	$2,118,429	$2,757,785	$11.64	65.8%
Capital Expenditures	0	47,384	$0.20	1.1
TI/LC	0	153,999	$0.65	3.7
Net Cash Flow	$2,118,429	$2,556,402	$10.79	61.0%
(1)	Historical financials are unavailable because the TriAtria Office Building Property was acquired by the borrower sponsor in July 2019.

(2)	TTM reflects the trailing 12-month period ending April 30, 2019.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place consist of in-place rents as of the May 1, 2019 rent roll, including (i) contractual rent steps through September 2019 totaling $2,250, (ii) month-to-month tenants The Arkin Agency, LLC and Millennium Medical, which are expected to sign long term leases totaling $113,528 and (iii) vacancy gross up totaling $415,976.

(5)	Other Income consists of storage and parking income.

(6)	Underwritten Vacancy represent the economic vacancy of 9.0%

(7)	The increase in Net Operating Income from TTM to Underwritten is primarily attributed to (i) rent abatements related to Zausmer, August & Caldwell PC that recently ended, (ii) free rent associated with Meritus Property Management LLC that ended on September 30, 2018 and (iii) rent steps totaling $2,250.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 12 – Meidinger Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$19,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,000,000	Property Type - Subtype:	Office – CBD
% of IPB:	2.0%	Net Rentable Area (SF):	331,054
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Meidinger Building Owner, LLC	Year Built / Renovated:	1982 / 2006
Borrower Sponsors:	Charles Stein and Dennis Udwin	Occupancy:	88.1%
Interest Rate:	4.52000%	Occupancy Date:	4/30/2019
Note Date:	7/9/2019	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of):	$2,414,599 (Annualized T-8 12/31/2017)
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$3,007,397 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$3,129,662 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	87.7%
Amortization Type:	IO-Balloon	UW Revenues:	$5,873,378
Call Protection(2):	L(25),Def(91),O(4)	UW Expenses:	$3,036,161
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,837,217
Additional Debt(1):	Yes	UW NCF:	$2,611,833
Additional Debt Balance(1):	$9,000,000	Appraised Value / Per SF:	$41,000,000 / $124
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/26/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$85
Taxes:	$350,931	$36,555	N/A	Maturity Date Loan / SF:	$76
Insurance:	$0	Springing(4)	N/A	Cut-off Date LTV:	68.3%
Replacement Reserves:	$0	$5,518	$198,632	Maturity Date LTV:	61.2%
TI/LC:	$0	$20,691	$993,162	UW NCF DSCR:	1.53x
Unfunded Obligations:	$134,676	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$28,000,000	100.0%	Payoff Existing Debt	$23,742,029	84.8%
			Return of Equity	3,237,784	11.6
			Closing Costs	534,580	1.9
			Reserves	485,607	1.7
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)	The Meidinger Tower mortgage loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $28.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Meidinger Tower Whole Loan (as defined below).
(2)	Defeasance is permitted after the date that is two years from the closing date of the securitization that includes the last Meidinger Tower Whole Loan promissory note to be securitized (the “Defeasance Lockout Expiration Date”). Open prepayment is permitted on or after April 6, 2029. In addition, if the Permitted Release Date (as defined below) has occurred, but the Defeasance Lockout Expiration Date has not occurred, the Meidinger Tower Whole Loan can be prepaid in whole, but not in part, with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The “Permitted Release Date” means the earlier of (i) August 6, 2022 or (ii) the Defeasance Lockout Expiration Date.
(3)	The borrower sponsors purchased the Meidinger Tower Property (as defined below) in April 2017. As such, 4th Most Recent NOI is unavailable.
(4)	The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the Meidinger Tower Property is insured under a blanket insurance policy in accordance with the Meidinger Tower Whole Loan documents and (iii) the borrower provides the lender evidence that the terms and conditions set forth in clause (ii) above are satisfied.

The Loan. The Meidinger Tower mortgage loan is part of a whole loan (the “Meidinger Tower Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $28,000,000. The Meidinger Tower Whole Loan is secured by a first lien mortgage on the borrower’s fee interest in a 331,054 square foot office property located in Louisville, Kentucky (the “Meidinger Tower Property”). Promissory Note A-1, with an original principal balance of $19,000,000, will be included in the BBCMS 2019-C4 Trust. The Meidinger Tower Whole Loan will be serviced under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 12 – Meidinger Tower

BBCMS 2019-C4 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Meidinger Tower Whole Loan has a 10-year term and is interest-only for the first 48 months of the term followed by a 30-year amortization schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$19,000,000	BBCMS 2019-C4	Yes
A-2	$9,000,000	UBS AG	No
Total	$28,000,000

The Property. The Meidinger Tower Property is a 26-story class A office building totaling 331,054 square feet located at 462 South 4th Street adjacent to Louisville’s premier retail and entertainment district, 4th Street Live!, in the central business district (“CBD”) of Louisville, Kentucky. Situated on an approximately 0.4 acre site, the Meidinger Tower Property was constructed in 1982 and renovated in 2006. Amenities at the Meidinger Tower Property include a lobby with polished and flamed granite and light birch wood finishes, a fitness center, a conference center, a collaboration room, an on-site café, storage facilities, on-site property management, and 24/7 security. Parking is available in the 4th Street Live! garage with covered access from the Meidinger Tower Property to the parking structure. Since the borrower sponsors’ acquisition of the Meidinger Tower Property in 2017, the borrower sponsors have spent approximately $1.2 million in capital improvements, primarily consisting of HVAC upgrades, fire alarm system upgrades and elevator modernization.

The Meidinger Tower Property was 88.1% leased as of April 30, 2019 to 20 office and telecommunications tenants, with approximately 43.6% of NRA and 44.4% of underwritten base rent leased to investment grade tenants. The top three tenants at the Meidinger Tower Property are Computershare, Inc. (33.9% of NRA), Mountjoy Chilton Medley, LLP (11.3% of NRA) and Cotiviti Healthcare (8.4% of NRA). No other tenant at the Meidinger Tower Property represents more than 6.0% of NRA or 7.6% of underwritten base rent.

Major Tenants.

Computershare, Inc. (112,319 square feet; 33.9% of NRA; 32.1% of Base Rent): Computershare, Inc. (“Computershare”), rated BBB by S&P, provides transfer agency, employee equity plans, mortgage servicing, proxy solicitation, stakeholder communications, and other diversified financial and governance services. Founded in Melbourne, Australia in 1978, Computershare became a publicly traded company (ASX: CPU) in 1994 with an initial market value of $25 million, growing over the years to today’s market value of nearly $6 billion. Computershare currently operates in 21 countries with approximately 12,000 employees and 16,000 clients. Computershare currently occupies 112,319 square feet across eight suites at the Meidinger Tower Property. The leases have a current expiration date of October 31, 2023 and provide for two, five-year renewal options. Underwritten base rents for Computershare’s eight suites range from $8.00 to $10.51 per square foot with a weighted average underwritten base rent of $9.10 per square foot. Computershare does not have any termination options. Computershare disputes the amount of real estate tax recoveries it has paid based on a triple net basis from 2015 lease commencement and contends it should only be responsible for its pro-rata share of taxes above the 2015 base year. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Mountjoy Chilton Medley, LLP (37,345 square feet; 11.3% of NRA; 12.9% of Base Rent): Mountjoy Chilton Medley, LLP (“MCM”) offers expertise in audit and assurance services, domestic and international tax planning, business valuation, litigation support, fraud examination, risk management, business start-up and advisory services for non-profit, public and privately-held organizations. Industries served include manufacturing, distribution, healthcare, real estate, construction, finance, insurance, government, hospitality, and wealth management. A tenant at the Meidinger Tower Property since July 2001, MCM currently occupies three office suites totaling 37,345 square feet. MCM pays a current underwritten base rent of $11.00 per square foot, has a current expiration date of November 30, 2022 and provides for two, five-year renewal options and no termination options.

Cotiviti Healthcare (27,960 square feet; 8.4% of NRA; 15.5% of Base Rent): Cotiviti Healthcare is a solutions and analytics company that leverages clinical and financial datasets to deliver insight into the performance of the healthcare system. In

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 12 – Meidinger Tower

addition, Cotiviti Healthcare supports the retail industry with audit and recovery services in order to increase efficiency and maximize profitability. Cotiviti Healthcare currently occupies three office suites totaling 27,960 square feet at the Meidinger Tower Property with leases that expire on July 31, 2021. Underwritten base rents for the Cotiviti Healthcare’s three suites range from $16.77 to $17.80 per square foot with a weighted average underwritten base rent of $17.61 per square foot. Cotiviti Healthcare’s leases provide for two, five-year renewal options and no termination options. Provided Cotiviti Healthcare has not subleased or assigned all or any portion of its premises, Cotiviti Healthcare has a one-time right to reduce the size of its premises by removing the reduction space further detailed in its lease from its premises with 180 days’ notice along with a termination fee in the amount of the unamortized portion of the allowance and leasing commissions paid by the landlord in connection with its lease with respect to the portion of its premises subject to the reduction right, and assuming the allowance and leasing commissions are amortized equally over the entire premises and term (amortized with an assumed 8.0% interest rate).

The Market. The Meidinger Tower Property is located in the Louisville-Jefferson County, KY-IN metropolitan statistical area (the “Louisville MSA”). The Louisville MSA has a population of approximately 1.3 million. Major industries in the Louisville MSA economy include services, manufacturing, trade, and transportation and utilities. Louisville serves as the main global air hub for United Postal Service and is also home to Fort Knox, a major U.S. Army post and the largest employer in the region. Major employers in the Louisville MSA include Fort Knox, United Postal Service, Ford Motor Co., Humana Inc., Norton Healthcare, Baptist Healthcare Systems Inc., Amazon.com, GE appliances, KentuckyOne Health Inc., University of Louisville, and Kroger Co. The region includes five Fortune 1000 companies: Brown-Forman Corporation, Humana Inc., Kindred Healthcare Inc., PharMerica, and Yum! Brands, Inc.

The Meidinger Tower Property is located in downtown Louisville and the surrounding neighborhood consists primarily of retail and office development. Regional access to the Meidinger Tower Property is provided by Interstate 64 (0.8 miles north), Interstate 65 (0.8 miles east) and Interstate 71 (2.5 miles northeast). Public transportation in the area is provided by Transit Authority of River City. The Meidinger Tower Property is located approximately 5.8 miles northwest of the Louisville International Airport, where over 3.2 million passengers and over 4.7 billion pounds of cargo pass through this airport each year. The Louisville International Airport is the third-busiest in the United States in terms of cargo traffic, and seventh-busiest for such in the world.

Tourism is the third largest industry in Kentucky. Approximately 16.4 million people visit Louisville each year, accounting for an estimated $3.4 billion in economic impact. Hospitality properties near the Meidinger Tower Property include Marriott, Hilton, Hyatt Regency, and Hampton by Hilton. TripAdvisor rated Louisville as one of the “Top 20 Places to Visit in the U.S. in 2019.” The downtown area is home to more than 1,500 businesses. It hosts more than 100 events and festivals throughout a year and has experienced a 200% attendance growth in the last decade. Additionally, it was also voted as the 2nd Best Local Food Scene by readers of USA Today.

According to a third party market research report, the Meidinger Tower Property is located in the Louisville CBD office submarket. The Louisville CBD office submarket contains approximately 16.3 million square feet of office space with a vacancy rate of 6.9% and an average market rental rate of $17.80 per square foot as of June 2019. The Louisville CBD office submarket experienced positive year to date net absorption of 172,056 square feet. According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Meidinger Tower Property was 15,934, 113,742 and 254,449, respectively, and the 2019 estimated average household income within the same one-, three- and five-mile radius was $32,473, $48,821 and $59,206, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 12 – Meidinger Tower

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Computershare	NA / BBB / NA	112,319	33.9%	$9.10	$1,022,029	32.1%	10/31/2023
Mountjoy Chilton Medley, LLP	NA / NA / NA	37,345	11.3	$11.00	410,795	12.9	11/30/2022
Cotiviti Healthcare(3)	NA / NA / NA	27,960	8.4	$17.61	492,326	15.5	7/31/2021
River Road Asset Management, LLC(4)	A3 / A- / NA	19,980	6.0	$12.12	242,222	7.6	8/14/2022
Seiller Waterman, LLC	NA / NA / NA	14,341	4.3	$9.75	139,825	4.4	12/31/2023
Total Quality Logistics, LLC	NA / NA / NA	13,980	4.2	$9.24	129,175	4.1	1/31/2020
MCI Communications Services Inc.	Baa1 / BBB+ / A-	8,684	2.6	$12.42	107,855	3.4	12/31/2021
Hosting.com	NA / NA / NA	8,421	2.5	$9.74	82,021	2.6	12/31/2020
American City Business Journals, Inc.	NA / NA / NA	6,925	2.1	$8.06	55,816	1.8	10/31/2022
Major Tenants		249,955	75.5%	$10.73	$2,682,063	84.3%

Non Major Tenants(5)		41,552	12.6%	$12.06	$501,185	15.7%

Occupied Collateral Total		291,507	88.1%	$10.92	$3,183,248	100.0%

Vacant Space		39,547	11.9%

Collateral Total		331,054	100.0%

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Provided Cotiviti Healthcare has not subleased or assigned all or any portion of its premises, Cotiviti Healthcare has a one-time right to reduce the size of its premises by removing the reduction space further detailed in its lease from its premises with 180 days’ notice along with a termination fee in the amount of the unamortized portion of the allowance and leasing commissions paid by the landlord in connection with its lease with respect to the portion of its premises subject to the reduction right, and assuming the allowance and leasing commissions are amortized equally over the entire premises and term (amortized with an assumed 8.0% interest rate).
(4)	River Road Asset Management, LLC may terminate its lease at any time on or after the expiration of five years after the earlier of (i) February 1, 2015 or (ii) three days following the date the landlord substantially completes tenant improvements and tenders possession of the new premises for River Road Asset Management, LLC’s occupancy, with at least 150 days’ written notice of such cancellation and payment of a termination fee equal to the sum of (a) any unamortized tenant improvement allowances plus interest on such amount at 7.0% annually over the remainder of the lease term and (b) any real estate commissions owed to brokers under commission agreements.
(5)	Includes Conference Room (1,729 square feet), Collaboration Area (1,591 square feet) and Fitness Center (1,584 square feet), each of which have no associated Base Rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	39,547	11.9%	NAP	NAP	39,547	11.9%	NAP	NAP
2019 & MTM(2)	4	6,724	2.0	$14,596	0.5%	46,271	14.0%	$14,596	0.5%
2020	3	28,100	8.5	266,818	8.4	74,371	22.5%	$281,414	8.8%
2021	5	44,569	13.5	717,074	22.5	118,940	35.9%	$998,489	31.4%
2022	5	69,606	21.0	768,335	24.1	188,546	57.0%	$1,766,824	55.5%
2023	10	130,460	39.4	1,224,725	38.5	319,006	96.4%	$2,991,549	94.0%
2024	1	4,383	1.3	80,472	2.5	323,389	97.7%	$3,072,021	96.5%
2025	1	3,930	1.2	42,130	1.3	327,319	98.9%	$3,114,151	97.8%
2026	0	0	0.0	0	0.0	327,319	98.9%	$3,114,151	97.8%
2027	0	0	0.0	0	0.0	327,319	98.9%	$3,114,151	97.8%
2028	0	0	0.0	0	0.0	327,319	98.9%	$3,114,151	97.8%
2029	1	3,735	1.1	69,098	2.2	331,054	100.0%	$3,183,248	100.0%
2030 & Beyond	0	0	0.0	0	0.0	331,054	100.0%	$3,183,248	100.0%
Total	30	331,054	100.0%	$3,183,248	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes Conference Room (1,729 square feet), Collaboration Area (1,591 square feet) and Fitness Center (1,584 square feet), each of which have no associated Base Rent Expiring.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 12 – Meidinger Tower

Operating History and Underwritten Net Cash Flow
	2017(1)	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,951,524	$3,154,566	$3,243,785	$3,185,054	$9.62	51.1%
Vacant Income	0	0	0	404,135	1.22	6.5
Gross Potential Rent	$2,951,524	$3,154,566	$3,243,785	$3,589,190	$10.84	57.6%
Total Reimbursements	1,989,466	2,437,784	2,417,834	2,643,313	7.98	42.4
Net Rental Income	$4,940,989	$5,592,350	$5,661,619	$6,232,503	$18.83	100.0%
(Vacancy/Credit Loss)	0	0	0	(766,829)	(2.32)	(12.3)
Other Income(5)	176,414	415,609	406,604	407,704	1.23	6.5
Effective Gross Income	$5,117,403	$6,007,958	$6,068,223	$5,873,378	$17.74	94.2%

Total Expenses	$2,702,804	$3,000,561	$2,938,561	$3,036,161	$9.17	51.7%

Net Operating Income	$2,414,599	$3,007,397	$3,129,662	$2,837,217	$8.57	48.3%

Total TI/LC, Capex/RR	0	0	0	225,383	0.68	3.8

Net Cash Flow	$2,414,599	$3,007,397	$3,129,662	$2,611,833	$7.89	44.5%
(1)	The borrower sponsors purchased the Meidinger Tower Property in April 2017. As such, 2017 information is based on the annualized eight-month period ending December 31, 2017.
(2)	TTM reflects the trailing 12-month period ending May 31, 2019.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place includes (i) contractual rent steps through August 2020 totaling $88,892 and (ii) straight line rent for investment grade tenants MCI Communication Services Inc. and AT&T Services, Inc., totaling $1,806.
(5)	Other Income includes garage and parking income, storage income, telecom income, miscellaneous income, and $1,100 of annual rent for the FedEx and UPS kiosks.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 13 - Ocala Industrial

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	RREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,950,000	Title:	Fee
Cut-off Date Principal Balance:	$18,927,414	Property Type – Subtype:	Industrial -
% of IPB:	2.0%		Manufacturing/Warehouse
Loan Purpose:	Acquisition	Net Rentable Area (SF):	375,285
Borrower:	Sky Ocala, LLC	Location:	Ocala, FL
Borrower Sponsors:	Sky Management Services LLC	Year Built / Renovated:	2006 / 2017
	and Alexander Dembitzer	Occupancy:	100.0%
Interest Rate:	4.50000%	Occupancy Date:	6/14/2019
Note Date:	6/14/2019	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	94.0%
Amortization Type:	Balloon	UW Revenues:	$2,293,983
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$617,019
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,676,963
Additional Debt:	No	UW NCF:	$1,545,613
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$27,300,000 / $73
Additional Debt Type:	N/A	Appraisal Date:	4/16/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$50
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$41
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	56.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.34x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$18,950,000	70.7%	Purchase Price	$26,450,000	98.6%
Sponsor Equity	7,863,075	29.3	Closing Costs	363,075	1.4
Total Sources	$26,813,075	100.0%	Total Uses	$26,813,075	100.0%

(1)	The Ocala Industrial Mortgage Loan, as defined in “The Loan” below, was originated by BSPRT CMBS Finance, LLC and contributed by Rialto Real Estate Fund III – Debt, LP.
(2)	There is no historical financial information as this is an acquisition and the borrower sponsors were not provided with historical financial information.

The Loan. The Ocala Industrial mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 375,285 square foot build-to-suit, industrial manufacturing and warehouse property located in Ocala, Florida (the “Ocala Industrial Property”). The mortgage loan was originated by BSPRT CMBS Finance, LLC and contributed by Rialto Real Estate Fund III – Debt, LP and has an outstanding principal balance as of the Cut-off Date of approximately $18,927,414 (the “Ocala Industrial Mortgage Loan”). The Ocala Industrial Mortgage Loan has a 10-year term and amortizes by a 30-year amortization schedule.

The Property. The Ocala Industrial Property is a 375,285 square foot build-to-suit, industrial manufacturing and warehouse facility located in Ocala, Florida. Originally constructed in 2006 and expanded by 150,000 square feet in 2017, the Ocala Industrial Property includes 23 dock-high doors and 13 grade doors with 30’ clear heights. Further, the Ocala Industrial Property also includes 23,116 square feet of office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 13 - Ocala Industrial

The Ocala Industrial Property is 100.0% occupied by Custom Window Systems, Inc. (“Custom Window Systems”) under an absolute triple-net lease through December 2033 with 2.0% annual rent escalations, and three, 5-year renewal options remaining. Custom Window Systems has no termination options. The lease commenced in December 2013 after the tenant completed a sale-leaseback with American Realty Capital for $13,000,000. According to the borrower sponsor, the seller completed a 150,000 square foot expansion at a cost of $7,250,000 due to Custom Window Systems’ need for expansion. The Ocala Industrial Property is the only production facility for Custom Window Systems to design and manufacture impact-resistant and non-impact resistant windows, doors and porch enclosures in the southeast in both commercial and residential use. Founded in 1986 and headquartered at the Ocala Industrial Property in Ocala, Florida, Custom Window Systems serves customers in Florida and across the southeastern United States.

Custom Window Systems is wholly owned by Nautic Partners, which is a middle-market private equity firm with over $2.5 billion of equity capital under management.

The Market. The Ocala Industrial Property is located in Ocala, Florida. According to the appraisal, Ocala Metropolitan Statistical Area (MSA) is located in northcentral Florida approximately 90 miles northeast of Tampa Bay and 100 miles southwest of Jacksonville. Orlando is about 75 miles southeast of Ocala. The MSA is comprised of only one county, Marion County, with Ocala being the county seat. Situated along Interstate 75, the location offers accessibility to Florida’s major metro areas.

According to a third-party report, due to its central location in the Florida peninsula along I-75 and about 80 miles northwest of Orlando, Ocala is a prime location for distribution for the entire state of Florida and into a significant portion of adjacent states.

The Ocala industrial market contains 23,191,282 square feet of industrial space. The current vacancy rate in the market is 1.2% and average market rents are $5.20 per square foot. There is currently 617,046 square feet of industrial properties under construction. Over the past 12 months, there was 11,400 square feet of industrial product delivered to the market.

According to a third-party market research report, the population within a one-, three- and five-mile radius was 3,262, 27,975 and 57,067, respectively. Additionally, the median household income within a one-, three- and five-mile radius was $36,044, $38,069 and $34,764, respectively as of 2019.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(2)	% of Total Base Rent	Lease Expiration Date
Custom Window Systems, Inc.	NA / NA / NA	375,285	100.0%	$5.04	$1,892,207	100.0%	12/31/2033(3)
Top Tenant		375,285	100.0%	$5.04	$1,892,207	100.0%

Vacant Space		0	0.0%

Collateral Total		375,285	100.0%

(1)	Based on the underwritten rent roll.

(2)	Custom Window Systems has base rent escalations of 2.0% annually.

(3)	Custom Window Systems has 3, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 13 - Ocala Industrial

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029 & Beyond	1	375,285	100.0	1,892,207	100.0	375,285	100.0%	$1,892,207	100.0%
Total	1	375,285	100.0%	$1,892,207	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,892,207	$5.04	77.5%
Vacant Income	0	0.0	0.0
Gross Potential Rent	$1,892,207	$5.04	77.5%
Total Reimbursements	548,200	1.46	22.5
Net Rental Income	$2,440,407	$6.50	100.0%
(Vacancy/Credit Loss)	(146,424)	(0.39)	(6.0)
Other Income	0	0.0	0.0
Effective Gross Income	$2,293,983	$6.11	94.0%

Total Expenses	$617,019	$1.64	26.9%

Net Operating Income	$1,676,963	$4.47	73.1%

Total TI/LC, Capex/RR	131,350	0.35	5.7

Net Cash Flow	$1,545,613	$4.12	67.4%

(1)	There is no historical financial information as this is an acquisition and the borrower sponsors were not provided with historical financial information.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 14 – Glenmont Abbey Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,200,000	Title:	Fee
Cut-off Date Principal Balance:	$18,200,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	1.9%	Net Rentable Area (Units):	148
Loan Purpose:	Acquisition	Location:	Glenmont, NY
Borrower:	LSC-Glenmont Abbey 55+	Year Built / Renovated:	2016 / N/A
	Multifamily, DST	Occupancy:	96.6%
Borrower Sponsors:	Pietro V. Scola, Joseph L. Fox	Occupancy Date:	6/1/2019
Interest Rate:	4.04000%	4th Most Recent NOI (As of):	NAV
Note Date:	6/14/2019	3rd Most Recent NOI (As of)(1):	$1,056,948 (12/31/2017)
Maturity Date:	7/1/2029	2nd Most Recent NOI (As of)(1):	$1,657,517 (12/31/2018)
Interest-only Period:	60 months	Most Recent NOI (As of)(1):	$1,659,488 (TTM 4/30/2019)
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	UW Revenues:	$2,744,293
Amortization Type:	IO-Balloon	UW Expenses:	$1,125,293
Call Protection:	L(25),Def(91),O(4)	UW NOI:	$1,619,000
Lockbox / Cash Management:	Springing	UW NCF:	$1,619,000
Additional Debt:	No	Appraised Value / Per Unit:	$27,500,000 / $185,811
Additional Debt Balance:	N/A	Appraisal Date:	5/2/2019
Additional Debt Type:	N/A

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$122,973
Taxes:	$483,512	Springing	N/A	Maturity Date Loan / Unit:	$111,680
Insurance:	$64,272	Springing	N/A	Cut-off Date LTV:	66.2%
Replacement Reserves:	$370,000	Springing	$370,000	Maturity Date LTV:	60.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.55x
Other(2):	$125,500	$0	N/A	UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,200,000	59.9%	Purchase Price	$27,500,000	90.5%
Borrower Equity	12,176,079	40.1	Upfront Reserves	1,043,284	3.4
Closing Costs	1,832,795	6.0
Total Sources	$30,376,079	100.0%	Total Uses	$30,376,079	100.0%

(1)	The Glenmont Abbey Village Property (as defined below) was constructed in 2016. NOI has increased from 3rd Most Recent NOI to Most Recent NOI due to an increase in the number of units leased at the Glenmont Abbey Village Property.

(2)	At origination, the borrower deposited (i) $115,500 into a Sidewalk Construction Reserve representing approximately 110.0% of the amount estimated by the lender to be necessary to complete the construction of a sidewalk when and as required pursuant to the site plan approval and (ii) $10,000 into an environmental reserve representing the amount estimated by the lender to be necessary to complete the installation of a radon mitigation system.

The Loan. The Glenmont Abbey Village mortgage loan (the “Glenmont Abbey Village Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,200,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 148-unit age restricted multifamily property located in Glenmont, New York (the “Glenmont Abbey Village Property”). The Glenmont Abbey Village Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule. The borrowing entity for the Glenmont Abbey Village Mortgage Loan is LSC-Glenmont Abbey 55+ Multifamily, DST, a Delaware statutory trust and special purpose entity. LSC-Glenmont Abbey 55+ Multifamily, DST is wholly owned by Livingston Street Capital, LLC, a Delaware limited liability company, which is wholly owned by Pietro V. Scola and Joseph L. Fox, the borrower sponsors and nonrecourse carve-out guarantors. Livingston Street Capital, LLC is a fully integrated boutique real estate-focused investment firm that has completed over $20 billion in real estate transactions including acquisitions, development, leasing, capital raising, leveraged buy-outs and portfolio recapitalizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 14 – Glenmont Abbey Village

The Property. The Glenmont Abbey Village Property is an age-restricted (55+) 148-unit garden style multifamily property located in Glenmont, New York, approximately 4.0 miles southwest of the Albany central business district. Developed in 2016, the Glenmont Abbey Village Property consists of two, four-story residential buildings, a one-story clubhouse and seven detached parking garage buildings situated on approximately 13.11 acres. The unit mix consists of 80 one-bedroom/one-bathroom units (54.1% of units), 30 two-bedroom/one-bathroom units (20.3% of units) and 38 two-bedroom/two-bathroom units (25.7% of units).

The Glenmont Abbey Village Property’s amenities include 24-hour maintenance/management, a community center, an indoor swimming pool, a fitness center, a clubhouse and a movie theatre. Unit amenities include central air conditioning, a dishwasher, an in-unit washer and dryer, mini blinds, free basic cable/internet and private patio/balconies. As of June 1, 2019, the Glenmont Abbey Village Property was 96.6% occupied. The Glenmont Abbey Village Property has 124 surface spaces and 64 detached garage spaces resulting in a parking ratio of approximately 1.27 spaces per unit.

The Market. The Glenmont Abbey Village Property is located in Glenmont, New York. Glenmont is located within the Albany-Schenectady-Troy Metropolitan Statistical Area (“MSA”). Albany’s position on the Hudson River has historically provided the city with a major port for trade. The MSA’s employment distribution is heavily influenced by its nearby universities and position as the capital city of New York. As a result, an outsized share of the region’s residents is employed by the government or in the education/health sector. Furthermore, the region’s employment is concentrated in the science, technology, engineering and math fields. The technical skills of graduates of local universities are expected to help continue to grow the MSA as a global semiconductor production hub due to the presence of colleges, universities and major employer GlobalFoundries. According to the appraisal, the increasing economic growth attributed to the nanotechnology sector and science and engineering are expected to be significant demand generators for the local and general region.

The University at Albany, approximately 11.0 miles northwest of the Glenmont Abbey Village Property, is regarded as a national leader in nanotechnology. Construction of the university’s $184 million technology complex, located at Harriman Campus in western Albany, broke ground in April 2018 and will be completed by 2021. The 225,000-square foot complex, called the Emerging Technology and Entrepreneurship Complex (“E-TEC”), will be positioned next to the University at Albany’s planned College of Emergency Preparedness, Homeland Security and Cybersecurity. Approximately 735 new jobs are expected to be created by the E-TEC complex.

The Glenmont Abbey Village Property’s neighborhood consists primarily of residential uses with dense pockets of commercial establishments. Interstate 87 is situated approximately 1.3 miles northeast of the Glenmont Abbey Village Property. Interstate 87 provides access to Utica, Syracuse, Rochester, Buffalo, and most major metropolitan areas in the northeastern United States. According to a third party market research report, the estimated 2018 population within a 3, 5 and 10-mile radius of the Glenmont Abbey Village Property is 30,998, 131,917 and 291,777, respectively. The 2018 estimated average household income within a 3, 5 and 10-mile radius of the Glenmont Abbey Village Property is $101,596, $80,613 and $85,433, respectively.

According to the appraisal, the Glenmont Abbey Village Property is located within the Albany-Schenectady-Troy apartment market. As of fourth quarter 2018, the Albany-Schenectady-Troy apartment market reported an overall vacancy rate of 6.4%, however, according to the appraisal, rates have since decreased to 6.2%. According to the appraisal, the Glenmont Abbey Village Property is located within the Albany County submarket which has a vacancy rate of approximately 4.0% to 5.0%. Monthly asking rents steadily increased from a low of $1,089 per month as of the first quarter of 2014 to a high of $1,194 per month as of the end of the fourth quarter of 2018. The Albany County submarket reported an average asking rent of $1,215 per unit. The appraisal identified five competitive multifamily properties totaling 509 units. The comparables range in size from 57 units to 144 units. The comparable occupancy levels range from 95.5% to 100%, with an unweighted average of approximately 97.5%. The competitive set exhibits monthly rents ranging from $1,270 to $2,140 per unit. The concluded effective market rents per appraisal represent $1,370 to $1,499 for one-bedroom units and $1,779 to $2,312 for two-bedroom units.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom, 1 Bath	80	54.1%	78	97.5%	697	$1,232	$1.77
2 Bedroom, 1 Bath	30	20.3	30	100.0%	1,074	$1,801	$1.68
2 Bedroom, 2 Bath	38	25.7	35	92.1%	1,076	$1,910	$1.78
Total/Wtd. Avg.	148	100.0%	143	96.6%	871	$1,521	$1.75
(1)	Based on the underwritten rent roll.

(2)	Wtd. Avg. based on number of units of each unit type.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 14 – Glenmont Abbey Village

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,667,788	$2,642,012	$2,653,312	$2,701,958	$18,256	93.5%
Other Income 1(3)	85,965	111,030	118,882	118,882	803	4.1
Other Income 2(3)	58,504	66,447	67,890	67,890	459	2.4
Gross Potential Rent	$2,812,257	$2,819,489	$2,840,084	$2,888,730	$19,518	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$2,812,257	$2,819,489	$2,840,084	$2,888,730	$19,518	100.0%
(Vacancy/Credit Loss)	(821,681)	(180,329)	(128,712)	(144,436)	(976)	(5.0)
Effective Gross Income	$1,990,576	$2,639,160	$2,711,372	$2,744,293	$18,543	95.0%

Total Expenses	$933,629	$981,643	$1,051,884	$1,125,293	$7,603	41.0%

Net Operating Income(4)	$1,056,948	$1,657,517	$1,659,488	$1,619,000	$10,939	59.0%

Total TI/LC, Capex/RR	0	0	0	0	0	0.0

Net Cash Flow	$1,056,948	$1,657,517	$1,659,488	$1,619,000	$10,939	59.0%
(1)	TTM column represents the trailing 12 months ending April 2019.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income 1 is comprised of month-to-month fees, NSF & late charges, damages and cleaning fees, forfeited security deposits, miscellaneous revenue, transfer fees on site, termination fees, key replacement fees, phone/cable income, application fees, and pet fees. Other Income 2 is comprised of parking garage income.

(4)	Net Operating Income has increased from 2017 to TTM due to the Glenmont Abbey Village Property being in lease up. The Glenmont Abbey Village Property was constructed in 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$17,400,000	Title:	Fee
Cut-off Date Principal Balance:	$17,400,000	Property Type - Subtype:	Office / Various
% of IPB:	1.9%	Net Rentable Area (SF):	122,825
Loan Purpose:	Refinance	Location:	Various, LA
Borrower:	MOB Holdings 1, LLC	Year Built / Renovated:	Various / Various
Sponsor:	John P. Hamide	Occupancy:	92.0%
Interest Rate:	4.75000%	Occupancy Date:	7/1/2019
Note Date:	7/19/2019	4th Most Recent NOI (As of):	NAV
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	24 months	2nd Most Recent NOI (As of)(1)(2):	$1,415,365 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	93.4%
Amortization Type:	IO-Balloon	UW Revenues:	$2,697,853
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$866,255
Lockbox / Cash Management:	Springing	UW NOI(2):	$1,831,598
Additional Debt:	No	UW NCF:	$1,651,045
Additional Debt Balance:	N/A	Appraised Value(3) / Per SF:	$24,660,000 / $201
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$142
Taxes:	$125,091	$13,899	N/A	Maturity Date Loan / SF:	$122
Insurance:	$65,811	$6,575	N/A	Cut-off Date LTV(3):	70.6%
Replacement Reserves:	$0	$2,252	N/A	Maturity Date LTV(3):	60.7%
TI/LC:	$400,000	$12,794	$770,000	UW NCF DSCR:	1.52x
Immediate Repairs:	$19,733	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,400,000		100.0%	Payoff Existing Debt	$13,854,720	79.6%
				Equity for Esplanade Purchase(4)	2,489,180	14.3
				Upfront Reserves	610,634	3.5
				Closing Costs	445,465	2.6
Total Sources	$17,400,000		100.0%	Total Uses	$17,400,000	100.0%

(1)	The New Orleans MOB Portfolio properties were acquired between May 2018 and July 2019 and the sellers provided limited operating history. As such, the 2018 NOI shown for the New Orleans MOB Portfolio properties is based on the appraiser’s adjustments to the operating statements and represents a roll-up of full year 2018 results for the 1200 Pinnacle Parkway, 3901 Houma Boulevard and 3000 West Esplanade Avenue properties and an annualized figure for the period between May 2018 and December 2018 for the 3712 MacArthur Boulevard property.

(2)	The increase in NOI from 2018 to UW is primarily attributable to (i) a $320,830 increase in base rent due to seven new leases; (ii) a $199,338 increase in recoveries due to (a) new triple-net leases signed and (b) new ownership’s collection of recoveries over a base year for modified gross tenants at the 3901 Houma Boulevard and 3000 West Esplanade Avenue properties; and (iii) $64,280 in scheduled rent steps across 13 tenants.

(3)	The July 16, 2019 “Prospective As Complete/As Stabilized” Appraised Value for the 3901 Houma Boulevard property of $8,060,000 assumes that three borrower sponsor-affiliated tenants, Evolve Chiropractic & Physical Therapy, LLC, Diagnostic Imaging Services and US Inspection & NDT, LLC, which have commenced paying rent and are currently completing their build-out, are open for business. The New Orleans MOB Portfolio Mortgage Loan (as defined below) will become full recourse to the borrower sponsor in the event that the above tenants have not opened for business as of October 18, 2019.

(4)	At origination, the borrower acquired the 3000 West Esplanade Avenue property for $3,600,000.

The Loan. The New Orleans MOB Portfolio loan (the “New Orleans MOB Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $17,400,000 and is secured by a first lien mortgage encumbering the borrower’s fee interest in four medical/suburban office properties totaling 122,825 square feet located in Metairie, Covington and New Orleans, Louisiana. The New Orleans MOB Portfolio Mortgage Loan has a 10-year term of which the first two years are interest-only followed by amortization based on a 30-year amortization schedule thereafter. Proceeds from the New Orleans MOB Portfolio Mortgage Loan were used to refinance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

existing debt, fund upfront reserves, pay closing costs and return equity for the purchase of the 3000 West Esplanade Avenue property. The New Orleans MOB Portfolio loan documents do not permit the partial release of any individual properties.

The nonrecourse carve-out guarantor and borrower sponsor of the New Orleans MOB Portfolio Mortgage Loan is John P. Hamide (“Dr. Hamide”). Dr. Hamide graduated from Louisiana State University School of Medicine in New Orleans and specializes in cardiology and radiology. In addition to owning and managing his own practices, Dr. Hamide is a real estate investor and currently owns a portfolio of 33 commercial real estate assets primarily in Louisiana and comprised of over 367,000 square feet of office/medical office, retail, raw land and industrial, as well as 16 apartment units.

The Properties. The New Orleans MOB Portfolio properties consist of three medical office properties and one suburban office property totaling 122,825 square feet located in the New Orleans-Metairie, LA metropolitan statistical area (“New Orleans MSA”). Two of the properties are located in Metairie, one property is located in Covington, and one property is located in New Orleans. The borrower sponsor acquired the New Orleans MOB Portfolio properties between May 2018 and July 2019 and has a total cost basis of approximately $23.1 million. As of July 1, 2019, the New Orleans MOB Portfolio was 92.0% leased to 43 tenants. No tenant accounts for more than 6.7% of the NRA or 8.7% of the underwritten base rent.

The 1200 Pinnacle Parkway property is a 24,426 square feet, two-story, multi-tenant medical office building constructed in 2015 and situated on a 2.55-acre site located in Covington, Louisiana, approximately 50 miles northwest of downtown New Orleans. The 1200 Pinnacle Parkway property is located within a large medical community with multiple medical facilities located within a three-mile radius. Less than one mile away is Ochsner Health Center - Covington, a multi-specialty facility that spans approximately 98,500 square feet and contains both a laboratory and outpatient surgery center. Ochsner is the largest private health care system in the State of Louisiana. Less than three miles away is St. Tammany Parish Hospital, a full-service primary, urgent and emergency care hospital with 232 beds that is partnered with Ochsner. As of July 1, 2019, the 1200 Pinnacle Parkway property was 100.0% occupied.

The 3901 Houma Boulevard property is comprised of two three-story medical office buildings totaling 51,928 square feet, constructed in 1971 and 1985 and situated on a 1.53-acre site located in Metairie, Louisiana, approximately 10 miles northwest of downtown New Orleans. The 3901 Houma Boulevard property is located less than 0.5 miles from East Jefferson General Hospital, a hospital with over 420 beds and a staff of over 3,000 including 650 physicians. As of July 1, 2019, the 3901 Houma Boulevard property was 83.5% occupied. The borrower sponsor purchased the 3901 Houma Boulevard property as a value-add investment, with the plan to fill some then vacant units with some of his new and existing businesses as well as renovate the common spaces, improve the parking area and perform other capital improvements. According to the borrower sponsor, he has completed or is in the process of completing several capital projects including a roof replacement and common area upgrades since purchasing the 3901 Houma Boulevard property in December 2018. The borrower sponsor is currently building out the suites for three of his businesses (Evolve Chiropractic & Physical Therapy, LLC, Diagnostic Imaging Services and US Inspection & NDT, LLC). If those tenants do not open by October 18, 2019, the New Orleans MOB Portfolio Mortgaged Loan will become full recourse to the guarantor.

The 3712 MacArthur Boulevard property is a 27,684 square feet, two-story, multi-tenant medical office building constructed in 1982 and situated on a 2.38-acre site located in the Algiers neighborhood of New Orleans, Louisiana. There are several hospitals a short drive away from the 3712 MacArthur Boulevard property, including the 767-bed Ochsner Medical Center (7.5 miles away) which is currently expanding with the addition of the West Tower to allow Ochsner to serve and treat more patients receiving treatment in cardiology, neurosciences, transplant and surgery. In addition, Louisiana Childrens Medical Center-affiliated West Jefferson Medical Center, a 419 bed hospital that specializes in acute, preventative and rehabilitative healthcare services, is 6.4 miles away. As of July 1, 2019, the 3712 MacArthur Boulevard property was 95.5% occupied.

The 3000 West Esplanade Avenue property is a 18,787 square feet, three-story, multi-tenant suburban office building constructed in 1984 and situated on a 0.76-acre site located in Metairie, Louisiana. The 3000 West Esplanade Avenue property is located on Esplanade Avenue, one of the primary east-west thoroughfares of the neighborhood area and located east of the I-10/Clearview Parkway interchange. The 3000 West Esplanade Avenue property is located less than three miles from the East Jefferson Hospital. At loan origination, the borrower sponsor acquired the 3000 West Esplanade Avenue property for $3,600,000 from the largest tenant, Dwyer, Cambre & Suffern, APLC. Uses throughout the 3000 West Esplanade Avenue property are traditional office, with two administrative offices of the home/palliative care divisions of Ochsner Health System on the third floor, law offices on the second floor, and an Edward Jones financial advisory office on the first floor. As of July 1, 2019, the 3000 West Esplanade Avenue property was 100.0% occupied.

Major Tenants. The top three tenants at the New Orleans MOB Portfolio property are Dwyer, Cambre & Suffern, APLC, Pinnacle Orthopedics and Louisiana HomeCare of Kenner.

Dwyer, Cambre & Suffern, APLC (“Dwyer”) (8,173 square feet, 6.7% of NRA and 8.7% of underwritten base rent) is a Louisiana real estate and commercial law firm which provides legal services to the business community and real estate industry. Their focus is in real estate, structured financings, construction, public bid, construction litigation and governmental representation. Dwyer has been a tenant at the 3000 West Esplanade Avenue property since 2017. In June 2019, Dwyer extended its lease expiration from May 31, 2022 to May

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

31, 2029. Pursuant to the terms of its lease, Dwyer may terminate its lease effective May 31, 2024, so long as they provide six months prior notice.

Pinnacle Orthopedics (5,655 square feet, 4.6% of NRA, 6.3% of underwritten base rent) is part of the Pinnacle Medical Network which focuses is on all aspects of athletic and musculoskeletal care. Pinnacle Orthopedics has been a tenant at the 1200 Pinnacle Parkway property since 2015. In January 2019, Pinnacle Orthopedics extended its lease expiration from June 15, 2022 to June 15, 2027. There are two, five-year renewal options remaining and no termination options. In addition to Pinnacle Orthopedics, the Pinnacle Medical Network also leases two other spaces at the 1200 Pinnacle Parkway property: Pinnacle Orthopedic Physical Therapy (5,221 square feet, 4.3% of NRA, 5.8% of underwritten base rent) and Pinnacle Orthopedic Urgent Care (2,265 square feet, 1.8% of NRA, 2.5% of underwritten base rent).

Louisiana HomeCare of Kenner (“Louisiana HomeCare”) (5,354 square feet, 4.4% of NRA, 4.8% of underwritten base rent) operates under its trade name of Oshsner Home Health of Kenner and offers its patients at home care under the direct supervision of referring physicians. Louisiana HomeCare has been a tenant at the 3000 West Esplanade Avenue property since 2018. They have a current lease expiration of February 29, 2024 with two, three-year renewal options. Louisiana HomeCare has the right to terminate its lease from February 28, 2021 through March 31, 2021 by providing 180 days’ notice and paying a termination fee equal to unamortized TI/LCs. In addition, Louisiana HomeCare may terminate its lease by providing 180 days’ notice and paying a termination fee equal to unamortized TI/LC’s in the event that federal or state statutes or regulations are changed so as to effect a materially adverse change in reimbursement to the tenant for services provided to governmental health care program beneficiaries which changes result in a greater than 40% decrease in revenue applicable to the branch located at the leased premises. Louisiana HomeCare is affiliated with another tenant at the 3000 West Esplanade Avenue property, Louisiana Hospice & Palliative Care of New Orleans (2,650 square feet, 2.2% of NRA, 2.4% of underwritten base rent).

In addition, five borrower sponsor-affiliated tenants lease space at the New Orleans MOB Portfolio properties: Evolve Chiropractic & Physical Therapy, LLC (4,188 square feet, 3.4% of NRA, 3.8% of underwritten base rent), Diagnostic Imaging Services (2,620 square feet, 2.1% of NRA, 2.4% of underwritten base rent), US Inspection & NDT, LLC (2,380 square feet, 1.9% of NRA, 2.2% of underwritten base rent) and CREMA, LLC (691 square feet, 0.6% of NRA, 0.6% of underwritten base rent) located at the 3901 Houma Boulevard property and Diagnostic Imaging Services (3,305 square feet, 2.7% of NRA, 3.5% of underwritten base rent) located at the 1200 Pinnacle Parkway property.

The Market. The New Orleans MOB Portfolio properties are located in the New Orleans MSA. According to the appraisal, the New Orleans MSA had a 2018 population of approximately 1,290,000, included a total of 613,770 employees and had a 4.9% unemployment rate. The top three industries in the New Orleans MSA are health care/social assistance, retail trade and accommodation/food services.

According to the appraisal, the 2018 population and median household income within three and five miles of the (i) 1200 Pinnacle Parkway property were 24,672 individuals and $82,154 and 68,500 individuals and $73,138, respectively, (ii) 3901 Houma Boulevard property were 119,237 individuals and $54,901 and 247,514 individuals and $53,008, respectively, (iii) 3712 MacArthur Boulevard property were 108,312 individuals and $39,577 and 268,784 individuals and $38,287, respectively, and (iv) 3000 West Esplanade Avenue property were 108,440 individuals and $58,071 and 241,759 individuals and $54,140, respectively.

According to the appraisals, the New Orleans MOB Portfolio properties are located in the New Orleans office market which, as of the first quarter of 2019, had an inventory of approximately 51.6 million square feet with a vacancy rate of 6.7% and asking rents of $18.97 PSF gross. The 1200 Pinnacle Parkway property is located in the Mandeville/Covington office submarket which, as of the first quarter of 2019, had an inventory of approximately 4.6 million square feet with a vacancy rate of 7.6% and average asking rents of $20.71 PSF gross. The 3901 Houma Boulevard property and the 3000 West Esplanade Avenue property are located in the Metairie office submarket which, as of the first quarter of 2019, had an inventory of approximately 9.9 million square feet with a vacancy rate of 8.0% and average asking rents of $19.96 PSF gross. The 3712 MacArthur Boulevard property is located in the Westbank office submarket which, as of the first quarter of 2019, had an inventory of approximately 3.9 million square feet with a vacancy rate of 3.4% and average asking rents of $17.76 PSF gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Dwyer, Cambre & Suffern, APLC(2)	NA / NA / NA	8,173	6.7%	$24.96	$204,000	8.7%	5/31/2029
Pinnacle Orthopedics	NA / NA / NA	5,655	4.6	$25.94	146,688	6.3	6/15/2027
Louisiana HomeCare of Kenner(3)	NA / NA / NA	5,354	4.4	$21.00	112,434	4.8	2/29/2024
Crescent City Physicians	NA / NA / NA	5,232	4.3	$16.00	83,712	3.6	1/31/2020
Pinnacle Orthopedic Physical Therapy	NA / NA / NA	5,221	4.3	$25.94	135,438	5.8	6/15/2027
Leader, Balkan, & Hendricks, APMC	NA / NA / NA	4,593	3.7	$18.50	84,971	3.6	9/30/2021
Diabetes and Metabolism Associates, APMC	NA / NA / NA	4,420	3.6	$19.43	85,859	3.7	1/31/2021
Limitless Performances Training LLC	NA / NA / NA	4,400	3.6	$27.27	120,000	5.1	12/31/2021
NO Physician Services LLC(4)	NA / NA / NA	4,339	3.5	$18.00	78,102	3.3	9/30/2023
Evolve Chiropractic & Physical Therapy, LLC	NA / NA / NA	4,188	3.4	$21.42	89,707	3.8	6/30/2034
Top Ten Tenants		51,575	42.0%	$22.12	$1,140,911	48.9%

Non Top Ten Tenants		61,452	50.0%	$19.41	$1,192,793	51.1%

Occupied Collateral Total		113,027	92.0%	$20.65	$2,333,704	100.0%

Vacant Space		9,798	8.0%

Collateral Total		122,825	100.0%

(1)	Based on the underwritten rent roll.

(2)	Dwyer, Cambre & Suffern, APLC has a right to terminate its lease effective May 31, 2024, so long as it provides six months prior notice.

(3)	Louisiana HomeCare of Kenner, has the right to terminate its lease from February 28, 2021 through March 31, 2021 by providing 180 days’ notice and paying a termination penalty equal to unamortized TI/LCs. In addition, Louisiana HomeCare may terminate its lease by providing 180 days’ notice and paying a termination fee equal to unamortized TI/LC’s in the event that federal or state statutes or regulations are changed so as to effect a materially adverse change in reimbursement to the tenant for services provided to governmental health care program beneficiaries which changes result in a greater than 40% decrease in revenue applicable to the branch located at the 3000 West Esplanade Avenue property.

(4)	NO Physician Services LLC, has the right to terminate its lease effective October 2021 or October 2022 upon six months’ notice prior to such termination.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	9,798	8.0%	NAP	NAP	9,798	8.0%	NAP	NAP
2019 & MTM(2)	2	2,548	2.1	$35,980	1.5%	12,346	10.1%	$35,980	1.5%
2020	8	19,554	15.9	325,605	14.0	31,900	26.0%	$361,585	15.5%
2021	10	24,158	19.7	485,002	20.8	56,058	45.6%	$846,587	36.3%
2022	5	7,737	6.3	152,188	6.5	63,795	51.9%	$998,775	42.8%
2023	2	5,439	4.4	97,302	4.2	69,234	56.4%	$1,096,077	47.0%
2024	6	15,993	13.0	321,004	13.8	85,227	69.4%	$1,417,081	60.7%
2025	1	3,100	2.5	80,410	3.4	88,327	71.9%	$1,497,491	64.2%
2026	0	0	0.0	0	0.0	88,327	71.9%	$1,497,491	64.2%
2027	3	13,141	10.7	339,446	14.5	101,468	82.6%	$1,836,937	78.7%
2028	0	0	0.0	0	0.0	101,468	82.6%	$1,836,937	78.7%
2029	1	8,173	6.7	204,000	8.7	109,641	89.3%	$2,040,937	87.5%
2030 & Beyond	5	13,184	10.7	292,767	12.5	122,825	100.0%	$2,333,704	100.0%
Total	43	122,825	100.0%	$2,333,704	100.0%
(1)	Based on the underwritten rent roll.

(2)	Alfredo Botero’s has been in occupancy since 1993 and has been month to month since 2013. Lawrence T. Norton has been in occupancy since 1993 and his lease expires November 30, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

Operating History and Underwritten Net Cash Flow
	2018(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,073,500	$2,333,704	$19.00	81.0%
Vacant Income	0	189,558	1.54	6.6
Gross Potential Rent	$2,073,500	$2,523,262	$20.54	87.6%
Total Reimbursements	157,003	356,341	2.90	12.4
Gross Potential Income	$2,230,503	$2,879,603	$23.44	100.0%
(Vacancy/Credit Loss)(4)	0	(189,731)	(1.54)	(6.6)
Other Income	3,129	7,981	0.06	0.3
Effective Gross Income	$2,233,632	$2,697,853	$21.97	93.7%

Total Expenses	$818,267	$866,255	$7.05	32.1%

Net Operating Income(5)	$1,415,365	$1,831,598	$14.91	67.9%

Total TI/LC, Capex/RR	0	180,553	1.47	6.7

Net Cash Flow	$1,415,365	$1,651,045	$13.44	61.2%

Occupancy	92.3%	93.4%
(1)	The New Orleans MOB Portfolio properties were acquired between May 2018 and July 2019 and the sellers provided limited operating history. As such, the 2018 NOI shown for the New Orleans MOB Portfolio properties is based on the appraiser’s adjustments to the operating statements and represents a roll-up of full year 2018 results for the 1200 Pinnacle Parkway, 3901 Houma Boulevard and 3000 West Esplanade Avenue properties and an annualized figure for the period between May 2018 and December 2018 for the 3712 MacArthur Boulevard property.

(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on the underwritten rent roll and includes rent steps through July 2020.

(4)	Underwritten (Vacancy/Credit Loss) is based on the actual economic vacancy of 6.6% as of the July 1, 2019 underwritten rent roll. The appraiser concluded a blended vacancy rate of 7.0% for the New Orleans MOB Portfolio properties.

(5)	The increase in NOI from 2018 to UW is primarily attributable to (i) a $320,830 increase in base rent due to seven new leases; (ii) a $199,338 increase in recoveries due to (a) new triple-net leases signed and (b) new ownership’s collection of recoveries over a base year for modified gross tenants at the 3901 Houma Boulevard and 3000 West Esplanade Avenue properties; and (iii) $64,280 in scheduled rent steps across 13 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2019-C4

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Philip Marx	philip.marx@barclays.com	(212) 526-5248
Assistant Vice President

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Assistant Vice President

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Adam Ansaldi	adam.ansaldi@sgcib.com	(212) 278-6126
Managing Director

Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Vice President

Natixis CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Andrew Taylor	andrew.taylor@natixis.com	(212) 891-5702
Managing Director

Sophia Ouyang	sophia.ouyang@natixis.com	(212) 891-5772
Vice President

Donald MacMaster	donald.macmaster@natixis.com	(212) 891-5730
Vice President

UBS CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
David Schell	david.schell@ubs.com	(212) 713-3375
Managing Director

Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Executive Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.